PRELIMINARY COPY DATED MAY 23, 2023 - SUBJECT TO COMPLETION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 2)
Filed by the Registrant  ☒                                                 Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MASIMO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING
OF STOCKHOLDERS & PROXY STATEMENT

Masimo

PRELIMINARY COPY DATED MAY 23, 2023 - SUBJECT TO COMPLETION

FY2022 Masimo at a Glance*

$2.0 billion in revenues for FY2022	150+ countries where we sell our products	200 million+ patients monitored each year using Masimo SET® technology(1)

2.5 million non-invasive technology boards and monitors have shipped over the past 10 years	3.6 million HEOS® connected devices	800+ engineers worldwide

1,000+ sales and clinical specialists	450+ consumer sales & marketing employees worldwide	20,000 points of global consumer retail distribution

____________________________
*    Unless otherwise noted, the information on this page is a summary as of December 31, 2022.
(1)     In leading hospitals and other healthcare settings around the world.

Letter to Masimo Corporation Stockholders From Our Chairman and Chief Executive Officer
Joe Kiani Chairman and Chief Executive Officer May 24, 2023
Dear Fellow Stockholders:
As a global technology company, we have done something people didn’t think was possible – save and improve lives with monitoring solutions. That is because our pulse oximeters work accurately and reliably during motion, during low perfusion, on all skin tones, and even under intense light and electromagnetic interference. When I founded Masimo 34 years ago, I witnessed other companies take poorly performing pulse oximeters, ones that suffered from too many false alarms and missed true alarms, and simply focus on making them prettier, or smaller, or reducing their power consumption, without attempting to make the technology really work. We did. We invented SET® pulse oximetry. By doing so, Masimo made a pulse oximeter that has been proven to make a clinical difference. We have helped substantially reduce the incidences of blindness in the Neonatal Intensive Care Unit due to retinopathy of prematurity and helped detect critical congenital heart disease in newborns, saving parents from the trauma of a newborn dying at home from an undiagnosed heart defect. We have helped save the lives of patients at risk of opioid-induced respiratory depression after surgery. In recent years, we have also helped save lives by monitoring COVID-19 patients reliably at home, helping clinicians intervene sooner and reducing hospital admissions.
Over the next ten years, we intend to continuously work to improve even more lives with a series of revolutionary new products and services, such as the Masimo W1™ advanced health tracking watch, the Freedom™ premium consumer smartwatch with complementary sleep and fitness band, Denon® earbuds with adaptive acoustic technology (AAT™), and Stork™, a hospital-quality baby monitor. With these breakthrough solutions and others, we are confident that we will not just survive, but thrive, and simultaneously generate more value for our stockholders and broader base of stakeholders, including the customers who depend on our products and the communities in which we operate.
Masimo has also solved numerous other problems for hospitals that had long been perceived as unsolvable, by devising continuous, noninvasive ways of monitoring parameters and biomarkers such as hemoglobin (SpHb®), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), pleth variability index (PVi®), oxygen reserve index (ORi™) and hydration index (Hi™). Some of these technologies have already been shown to improve patient outcomes: the integration of SpHb® and PVi® into a vascular filling algorithm, for example, was shown to reduce patients’ mortality by 33% thirty days after surgery and 29% ninety days after surgery.
Even with all of these achievements, we refuse to rest and remain focused on finding ways to further improve our technology. Our foundational SET® pulse oximetry, which broke new ground when it was originally launched in 1996 for its reliability and accuracy, is today wireless and wearable too. Powered by SET®, our tetherless Radius PPG® sensors and next-generation RD sensors are now helping improve the lives of new generations of patients and the clinicians who care for them.

As our work with our overburdened clinical collaborators increasingly brings us face to face with the communication challenges that are endemic in healthcare facilities, we have developed hospital automation solutions to further facilitate connectivity across the continuum of care, such as the Root® patient monitoring hub, Iris® and iSirona™ connectivity solutions, UniView™ and UniView :60™ intelligent displays, Halo ION® and Sepsis Index (Si) early warning solutions, Centroid™ patient position sensor, and Replica® remote monitoring mobile application. With Masimo Opioid Halo™, which was granted a “De Novo” clearance by the FDA earlier this year, we hope to provide a critical new resource to assist communities in addressing the opioid epidemic that is killing more than 80,000 people a year in the U.S. alone. We are also assisting our institutional customers in caring for their patients at home after discharge from the hospital with a suite of telehealth solutions that grew out of Masimo SafetyNet®, the first in a revolutionary new continuous telemonitoring product category. Masimo SafetyNet® was first deployed en masse during the pandemic, and is now the platform driving hospital-to-home innovations like Masimo W1™.
We have also become increasingly aware of opportunities to solve another seemingly insurmountable problem – the lack of care cohesion and its impact on patient safety. With our new Masimo Consumer Health solutions, we are working to overcome this challenge by allowing the monitoring of patients by hospitals while they are at home and automating access to health data when hospital care is needed, facilitating baseline comparisons and enabling clinicians to make more informed care decisions. Patients can be sent home sooner, using Masimo technologies to receive improved step down care from the comfort of their home, avoiding longer stays in a hospital and the accompanying increased risk of exposure to harmful viruses and bacteria, not to mention the sinking and demoralizing psychological impact of prolonged confinement in an institutional setting.
In 2022, I spent time in the hospital and saw firsthand the value our technologies bring to patient care. While we will double down on our hospital efforts, we will also expand our focus on technologies in the home. Home care was a necessary step in my recovery, and thanks to products like Masimo W1™ and Radius Tº™, I was able to have my step down care at home. This should be the case for everyone. I also witnessed how my clinicians worried about not knowing my baseline physiological data. In the future, Masimo W1™ will empower them with this data seamlessly and automatically.
We know our responsibility here. What Masimo does next, we will do not only because we can, but because we must. If we don’t do it, it may never happen.
To accomplish this, we brought in the consumer expertise and skills of the teams at Bowers & Wilkins®, Denon®, Marantz®, and Polk Audio® – their sales, marketing, and custom installation teams, their engineers, their technologies, and their distribution channels. While we believe that the one-third of the world suffering from chronic disease is particularly in need of our health and healthcare-related solutions, we are dedicated to making products for everyone, such as Freedom™ and our sleep and fitness band. For these advanced wearables, hearables – solutions whose capabilities are derived from sound waves and breakthrough audio engineering — are not only complementary but key to the other’s success. We believe that wearables and hearables represent meaningful opportunities for Masimo to significantly enhance its earnings power over time. With its technologies and talents, Masimo is well-positioned to seize these opportunities, and we have established Masimo Consumer Health as an internal “start up” to spearhead the development of wearable and hearable technology. Our immensely skilled team will give Masimo Consumer Health the best chance of success without exposing it to concerns about expense not accounted for by revenue.
In 2023, we are planning to not only launch Freedom™, our Freedom™ sleep and fitness band, and Stork™, but also to augment HEOS® home audio hubs in three million homes with Masimo secure health hub capabilities, helping people better manage their overall health and wellness.
Masimo Consumer Health is not our first start up. Our first start up – Masimo itself – I created on my own, thirty-four years ago, with nothing more than a vision and a $40,000 loan on my condominium. Since our founding, we have successfully overcome the odds to accomplish everything we set out to do, and so much more. I have no doubt that we will overcome the obstacles and achieve our dream of improving the health of every individual through revolutionary solutions for the home and in hospitals.

In 1996, after seven years of research and development, we launched Masimo SET® and we faced a competitor in hospitals who controlled the major patient monitoring companies’ pulse oximeters and held exclusive contracts with Group Purchasing Organizations, representing over 90% of U.S. hospitals. They tried to stop us, but we persevered. Today, we are the world leader in hospital pulse oximetry, monitoring over 200 million patients a year. As we move further into the consumer health space, we face another formidable competitor in the form of Apple, who seemingly believes that “efficient infringement” of others’ intellectual property is a legitimate business strategy, that locking up distribution channels is its right, and that poaching Masimo’s engineers is just part of the game – a tough game, with no rules. But, Masimo W1’s™ performance advantage over the Apple watch is greater than the performance advantage that distinguished our pulse oximeters from conventional hospital pulse oximeters back in 1996. We have also shown our willingness to fight for our rights and have already prevailed in proving in a court of law that Apple infringed on one of our pulse oximeter patents by importing and selling watches with light-based pulse oximetry functionality and components. The International Trade Commission is currently considering whether to implement an import ban on these Apple watches. We are confident that, through our vigorous efforts to defend our intellectual property rights, we will demonstrate that not only is it unethical and illegal to use other companies’ intellectual property, but that companies that do so also expose themselves to the risk of costly litigation and penalties that will destroy value for their stockholders.
Look at our revenues and earnings since the commercial release of our first product in 1996. While we generally have been able to maintain steady growth since our founding, our stock price has not increased linearly. Nevertheless, even with all the ups and downs, our stock price has increased by almost 1000% since our IPO. We are optimistic about the future, because we have the best people I have ever worked with, we have a hard-earned, excellent reputation for innovation and quality, and we have a commercial reach in healthcare and consumer care that we could have only dreamed about back in 1996, let alone 1989. With revolutionary products and parameters like Masimo W1™, Stork™, Freedom™, Hi™, Si™, SpHb®, ORi®, Opioid Halo™, and so many more, we are well-positioned to not only fulfill the vision and mission we set out with thirty-four years ago, but to usher in twenty-second century healthcare by completing the circle: hospital to home to hospital – a holistic care ecosystem that will be timely, precise, efficient, effective, safer and easier. Welcome to the twenty-second century!
Thank you for your continued support of Masimo and I hope you will be able to join us for our Annual Meeting.

Joe Kiani
Chairman and Chief Executive Officer

Letter to Masimo Corporation Stockholders From the Independent Directors
Dear Fellow Stockholders,
On behalf of the Board, we would like to thank you for your continued investment in Masimo and for the confidence you have placed in this Board to oversee your interests in our company. The Board is committed to providing critical stewardship and nurturing a culture that prioritizes innovation, long-term stockholder value creation, and Masimo’s mission of improving lives.
2022 was a year of significant transformation for Masimo. In addition to continuing to profitably grow our professional healthcare franchise and steadfastly defending our intellectual property, the Company completed the acquisition and successful integration of Sound United. This has provided crucial infrastructure, enabling the creation of the Masimo Consumer Health platform and progressing our vision of making clinical-grade health monitoring seamlessly available wherever and whenever needed. The Board is confident that these strategic initiatives open massive long-term growth opportunities that, alongside our existing businesses, best position the Company to maximize the value of its unique assets for both our stockholders and broader base of stakeholders.
As your representatives, we are actively engaged in determining and overseeing the Company’s strategy, setting the Company’s rules and standards, and listening and responding to your ideas and concerns. This includes making significant enhancements to the Company’s governance framework. We would like to share some more detailed perspectives about the efforts the Board undertook on your behalf during the past year.
Engaging with Stockholders and Responding to Your Feedback
The Board regularly reviews and considers enhancements to its governance practices, and consistent engagement with stockholders is a critical part of the Board’s commitment to sound governance, allowing us to better understand our stockholders’ priorities and perspectives and incorporate them into our decision-making process. Since the 2022 Annual Meeting of Stockholders, various members of the Board, including the Chairman and CEO, proactively reached out to stockholders representing more than 58% of Masimo’s outstanding shares and met with stockholders representing more than 50% of Masimo’s outstanding shares. Members of the Board joined a number of these meetings along with members of management, and the input from these conversations has informed our recent decisions and actions with respect to governance practices, executive compensation, and both short and long-term strategy, including the actions described below.
Appointing a Lead Independent Director
In March 2023, the Board created a new position of Lead Independent Director and unanimously selected H Michael Cohen to fill that role. In this capacity, Mr. Cohen works closely with us and the CEO, presides at meetings of the Board at which the Chairman is not present and provides input on Board agendas and materials in advance of Board meetings. In connection with this decision, our CEO irrevocably and permanently waived his right under his employment agreement to trigger a change-in-control event upon the appointment of a Lead Independent Director.
Declassifying the Board and Enhancing Governance
The Board has put forward, and recommends a vote in favor of, a proposal to amend the Company’s certificate of incorporation to declassify the Board, which will result in one-year terms for all directors. This amendment requires the approval of at least 75% of our outstanding shares. If approved, the phased-in declassification of the Board would begin with the directors up for election at the 2024 Annual Meeting of Stockholders, with the Board becoming fully declassified at the 2026 Annual Meeting of Stockholders.

Termination of Rights Plan and Oversight of Sustainability Initiatives
The Board also terminated the Company’s rights agreement, committed in our Corporate Governance Guidelines to seek stockholder approval of any new rights plan within 12 months of adoption, and amended the Nominating, Compliance and Corporate Governance Committee charter to specifically empower the committee to exercise oversight over the Company’s sustainability initiatives.
Laying the Foundation to Expand and Refresh the Board
The Board is proposing to expand its size from five to seven members and has put forward, and recommends a vote for, a proposal to approve, on an advisory basis, the increase in the total number of authorized members of the Board from five to seven. With the support of an external advisory firm, the Nominating, Compliance and Corporate Governance Committee has initiated a search process for two new, highly qualified and complementary independent directors. This process reflects the Board’s commitment to regular refreshment with highly qualified, experienced directors. In connection with this process, the Board will continue to solicit feedback from the Company’s stockholders regarding specific individuals as well as qualities and experience that would be beneficial for the Board.
Further Aligning Our Executive Compensation Program with Performance
The Board made certain changes to the Company’s executive compensation program to further align compensation with stockholder returns in response to the say-on-pay vote at the 2022 Annual Meeting of Stockholders and subsequent stockholder feedback. Specifically, we have conducted a comprehensive review of our compensation program and, where appropriate, amended disclosures, plans and practices, as described in more detail throughout this Proxy Statement.
Masimo has further aligned compensation with long-term stockholder value by moving to multi-year performance goals for its equity-based incentive awards by incorporating three-year cumulative performance metrics rather than annual metrics at the end of a three-year performance period. In addition, the Company has added market-based performance conditions, including a relative Total Shareholder Return (“TSR”) metric that targets the Company’s TSR performance at the 55th percentile ranking relative to the constituents of the Nasdaq Composite Index. These changes continue our longstanding track record of responsiveness to stockholder input about our compensation practices, as evidenced by our strong say-on-pay approval scores from stockholders over the five years preceding 2022. You can read more about our changes on the executive compensation front in the letter from our co-director Craig Reynolds, who serves as our Compensation Committee Chairperson, including in the section captioned “Executive Compensation” of this Proxy Statement.
Overseeing Strategy and Execution
We continue to work closely with our visionary founder and CEO and the management team to develop and execute Masimo’s strategy. Our focus during the past year has been on ensuring the Company is taking the right steps to deliver continued strong financial performance for stockholders while investing in the long-term growth and sustainability of the Company. Our rigorous approach gives us confidence that the current strategy best positions Masimo to maximize value for all stockholders.
Your vote is especially important at this year’s Annual Meeting. As you may have seen, Politan Capital Management LP, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP, Politan Capital Partners LP, Politan Capital Offshore Partners LP, Quentin Koffey, Matthew Hall and Aaron Kapito (collectively, the “Politan Group”) have nominated Michelle Brennan and Quentin Koffey for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board and to bring a proposal to amend our Bylaws before the Annual Meeting (the “Politan Group Proposal”).

Your Board does not endorse the Politan Group nominees or the Politan Group Proposal and unanimously recommends that you vote “FOR” the election of the nominees on the enclosed WHITE PROXY card proposed by your Board (Julie A. Shimer, Ph.D. and H Michael Cohen, each of whom is highly qualified), “FOR” the other proposals recommended by your Board and “AGAINST” the Politan Group Proposal. You may receive solicitation materials from the Politan Group, including proxy statements and blue proxy cards. Masimo is not responsible for the accuracy or completeness of any information provided by or relating to the Politan Group, its nominees or the Politan Group Proposal contained in solicitation materials filed or disseminated by or on behalf of the Politan Group or any other statements the Politan Group may make.
Your Board strongly urges you to discard and NOT to vote using any blue proxy card sent to you by the Politan Group. If you have already submitted a blue proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card, WHITE voting instruction form or notice. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER NEW REQUIREMENTS CALLED A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST THE POLITAN GROUP NOMINEES IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD AND “AGAINST” THE POLITAN GROUP PROPOSAL.
Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the meeting, please vote and submit your proxy over the Internet, by telephone or by mail. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. If you have any questions or require any assistance with voting your shares, please call Masimo’s proxy solicitor:
INNISFREE M&A INCORPORATED
Stockholders may call 1(877) 456-3463 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call 1 (212) 750-5833
We will continue to work diligently in 2023 to help ensure that Masimo delivers for our stockholders, our customers and other stakeholders. On behalf of our fellow directors, thank you for your support and feedback, which directly contribute to making Masimo a stronger company. We look forward to hearing your perspectives at the Annual Meeting and throughout the year ahead.
Sincerely,
Masimo Independent Directors

/s/ H Michael Cohen	/s/ Adam Mikkelson	/s/ Craig Reynolds	/s/ Julie A. Shimer, Ph.D.

Notice of 2023 Annual Meeting of Stockholders

Items of Business:

The 2023 Annual Meeting of Stockholders of Masimo Corporation will be held on Monday, June 26, 2023 at 2:00 p.m., Pacific Daylight Time at the Masimo Corporation Headquarters located at 52 Discovery, Irvine, California 92618. The items of business are as follows:
		Date:	Monday, June 26, 2023
		Time:	2:00 p.m., Pacific Daylight Time

COMPANY PROPOSALS		Location:	Masimo Corporation Headquarters at 52 Discovery, Irvine, CA 92618
1.	Election of two Class I directors as named in our Proxy Statement;

2.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023;

3.	Advisory vote to approve the compensation of our named executive officers;

4.	Advisory vote on the frequency of future advisory votes to approve named executive officer compensation;

5.	Amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our board of directors;		Your vote is important.

6.	Advisory vote to approve the increase to the total number of authorized members of our board of directors from five to seven; and	Please vote by following the instructions on your proxy card or voting instruction form.

STOCKHOLDER PROPOSAL
7.	Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the 2023 Annual Meeting of Stockholders.

These items are more fully described in the following pages, which are part of this Notice.
The record date for the 2023 Annual Meeting of Stockholders is May 11, 2023. Only stockholders of record at the close of business on that date are entitled to attend and to vote at the Annual Meeting. Stockholders of record can vote their shares by using the internet, telephone or mail. Instructions for using these convenient services are set forth on the proxy card. If you received your materials by mail, you may also vote your shares by marking the enclosed WHITE proxy card, signing and dating it, and mailing it in the enclosed envelope. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

| 2023 Proxy Statement

Please note that Politan Capital Management LP, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP, Politan Capital Partners LP, Politan Capital Offshore Partners LP, Quentin Koffey, Matthew Hall and Aaron Kapito (collectively, the “Politan Group”) have provided notice of their intent to nominate Michelle Brennan and Quentin Koffey for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board of Directors (the “Board”) and to bring a proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the 2023 Annual Meeting of Stockholders (the “Politan Group Proposal”). With regard to the Politan Group Proposal, the Board has not adopted, and does not currently expect to adopt, any amendments to the Bylaws between April 20, 2023 and the Annual Meeting of Stockholders on June 26, 2023.
You may receive solicitation materials from the Politan Group, including proxy statements and blue proxy cards. Masimo is not responsible for the accuracy or completeness of any information provided by or relating to the Politan Group, its nominees or the Politan Group Proposal contained in solicitation materials filed or disseminated by or on behalf of the Politan Group or any other statements the Politan Group may make.
Your Board does not endorse the Politan Group nominees or the Politan Group Proposal and unanimously recommends that you vote “FOR” only the nominees proposed by your Board, “FOR” the other proposals recommended by your Board and “AGAINST” the Politan Group Proposal on the WHITE proxy card. Your Board strongly urges you to discard and NOT to vote using any blue proxy card sent to you by the Politan Group. If you have already submitted a blue proxy card, you can revoke that proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

By order of the Board of Directors,
/s/ JOE KIANI
Chairman & Chief Executive Officer
Irvine, California
May 24, 2023

This Notice of Annual Meeting and Proxy Statement are first being mailed to stockholders on or about May 26, 2023.

| 2023 Proxy Statement

| 2023 Proxy Statement

2	AUDIT RELATED MATTERS	Audit Committee’s Pre-Approval Policies and Procedures..............................................................................	67
		Principal Accountant Fees and Services..............................	67
		Audit Committee Report.......................................................	68
3	EXECUTIVE COMPENSATION	Compensation Discussion and Analysis...............................	70
		Compensation Committee Interlocks and Insider Participation...........................................................................	91
		Compensation Committee Report........................................	92
		Summary Compensation Table............................................	93
		Grants of Plan-Based Awards During Fiscal Year 2022....	95
		Outstanding Equity Awards at December 31, 2022...........	97
		Options Exercised and Stock Vested During Fiscal Year 2022.........................................................................................	99
		Pay Versus Performance Table............................................	100
		Employment Arrangements with Named Executive Officers....................................................................................	107
		Pay Ratio Disclosure..............................................................	116
4	OWNERSHIP OF OUR STOCK	Security Ownership of Certain Beneficial Owners and Management...........................................................................	117
		Securities Authorized for Issuance Under Equity Compensation Plans..............................................................	119
		Stock Ownership Policy........................................................	119
		Non-Employee Director Stock Ownership Policy...............	120
5	PROPOSALS	COMPANY PROPOSALS:
		PROPOSAL 1: To Elect Two Class I Directors as Named in our Proxy Statement.........................................................	121
		PROPOSAL 2: To Ratify the Selection of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 30, 2023...................................................................................	124
		PROPOSAL 3: To Provide an Advisory Vote to Approve the Compensation of Our Named Executive Officers........	125
		PROPOSAL 4: To Provide an Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation..........................................	126
		PROPOSAL 5: To Approve an Amendment to the Amended and Restated Certificate of Incorporation to Provide For the Phased-in Declassification of Our Board of Directors.............................................................................	127

| 2023 Proxy Statement

		PROPOSAL 6: To Provide an Advisory Vote to Approve the Increase to the Total Number of Authorized Members of Our Board of Directors From Five to Seven..	129
		STOCKHOLDER PROPOSAL:
		PROPOSAL 7: Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting......................................................................	131
6	ADDITIONAL INFORMATION	Transactions with Related Persons, Promoters and Certain Control Persons........................................................	133
		Delinquent Section 16(a) Reports.........................................	135
		Householding..........................................................................	136
		Annual Report on Form 10-K..............................................	136
		Questions and Answers You May Have About These Proxy Materials and Voting..................................................	136
		Other Matters.........................................................................	147
Appendix A...........................................................................................................................................................			A-1
Appendix B...........................................................................................................................................................			B-1
Appendix C...........................................................................................................................................................			C-1
Appendix D...........................................................................................................................................................			D-1
Appendix E...........................................................................................................................................................			E-1

| 2023 Proxy Statement

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed WHITE proxy card or submit your WHITE proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Annual Meeting. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. If you choose to submit your WHITE proxy by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person at the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank or other agent and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
This Proxy Statement, the proxy card, which contains instructions on how to vote your shares, together with our annual report, is first being mailed on or about May 26, 2023 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This Proxy Statement contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or are proven to be incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. These statements are often identified by the use of words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “opportunity”, “plan”, “potential”, “predicts”, “seek”, “should”, “will” or “would”, and similar expressions and variations or negatives of these words. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which is subject to change. Such forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause our actual results and the timing of certain events to differ materially and adversely from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under Item 1A-“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, as amended by the Form 10-K/A, filed with the SEC on May 1, 2023 (the “2022 Annual Report on Form 10-K”) and subsequent Quarterly Reports on Form 10-Q, as updated by our future filings. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We make no representation as to the accuracy or completeness of the forward-looking statements and undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of this Proxy Statement for any reason, except as required by law.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

Date and Time	Location	Record Date
Monday, June 26, 2023, 2:00 p.m. PDT	The 2023 Annual Meeting of Masimo Stockholders will be held at the Masimo Corporation Headquarters at 52 Discovery, Irvine, California 92618.	May 11, 2023
Company Overview
We are a global technology company dedicated to improving lives. In connection with the acquisition of Viper Holdings Corporation d/b/a Sound United, LLC (Sound United), we announced an organizational structure change designed to accelerate our growth strategies and strengthen our focus on patient care, thereby creating two reportable segments: healthcare and non-healthcare. We commenced reporting under this new structure effective for the quarter ended July 2, 2022.
Healthcare
Our healthcare business develops, manufactures and markets a variety of noninvasive patient monitoring technologies, hospital automation and connectivity solutions, remote monitoring devices and consumer health products. Our patient monitoring solutions generally incorporate a monitor or circuit board, proprietary single-patient use or reusable sensors, software, cables and other services. We primarily sell our healthcare products to hospitals, emergency medical service (EMS) providers, home care providers, physician offices, veterinarians, long-term care facilities and consumers through our direct sales force, distributors and original equipment manufacturer (OEM) partners, such as GE Healthcare, Hillrom, Mindray, Philips, Physio-Control and Zoll, just to name a few.
Our core measurement technologies are our breakthrough Measure-through Motion and Low Perfusion™ pulse oximetry, known as Masimo Signal Extraction Technology® (SET®) pulse oximetry, and advanced rainbow® Pulse CO-Oximetry parameters such as noninvasive hemoglobin (SpHb®), alongside many other modalities, including brain function monitoring, hemodynamic monitoring, O3® regional oximetry, acoustic respiration rate monitoring, capnography and gas monitoring, nasal high-flow respiratory support therapy, patient position and activity tracking and neuromodulation technology solutions.
Our measurement technologies are available on many types of devices, from bedside hospital monitors like the Root® Patient Monitoring and Connectivity Hub, to various handheld and portable devices, and to the tetherless Radius-PPG®, Radius-VSM® and Masimo SafetyNet™ remote patient surveillance solution. The Masimo Hospital Automation™ Platform facilitates data integration, connectivity and interoperability through solutions like Patient SafetyNet™(1), Iris™, iSirona™, Replica® and UniView™ to facilitate more efficient clinical workflows and to help clinicians provide the best possible care, both in-person and remotely. Leveraging our expertise in hospital-grade technologies, we are also expanding our suite of products intended for use both inside and outside the hospital and products for personal home wellness, including Masimo Sleep™, a sleep quality solution, the Radius Tº™, a wireless wearable continuous thermometer, the Radius C® wireless tetherless capnograph and the Masimo W1™, a wrist-worn continuous biosensing health watch.
_____________
(1)     The use of the trademark Patient SafetyNet™ is under license from the University HealthSystem Consortium.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
Non-healthcare
Our non-healthcare consumer audio business develops, manufactures, markets, sells and licenses premium and luxury audio sound products and related integration technologies. Our consumer audio products are sold direct-to-consumers or through authorized retailers and wholesalers. We also license certain audio technologies to select luxury automotive manufacturers such as BMW®, Maserati®, McLaren®, Polestar® and Volvo®. In addition, we maintain partnerships with certain airlines for bespoke headphones, allowing for the best in-flight audio experience. Our premium and luxury audio business includes iconic brands like Bowers & Wilkins®, Denon®, Marantz®, Polk®, Definitive Technology®, Classe®, Boston Acoustics® and HEOS® to meet differentiated consumers’ wants and needs.
Our Strategy
We are an organization engineered to improve life. We exist for people who care, those that: care about others, care about quality, care about precision and care about excellence. Our healthcare and non-healthcare segments are joined by the common goal of improving lives by providing patient-centered solutions to healthcare providers, expanding outside of the hospital and into the home and delivering innovative, high-quality information and experiences to consumers. We believe that people and infrastructures are ready for actionable patient care outside of the hospital.
We deliver value to our customers and stockholders through:
•our differentiated and clinically superior technologies;
•our proven track record of innovation;
•our customer-driven approach to product development;
•our robust product portfolio and pipeline that addresses unmet needs of healthcare professionals, patients, and consumers; and
•our scaled and integrated platforms to continuously monitor and deliver health information and other data, applications and experiences.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY

Fiscal 2022 Corporate Performance Highlights

Financial Performance Summary(1)
					% Change
(in millions, except per share data and percentages)	2022	2021	2019	2017	1-Year (’22 vs ’21)	3-Year (’22 vs ’19)	5-Year (’22 vs ’17)
GAAP Revenue	$2,035.8	$1,239.2	$937.8	$790.2	64%	117%	158%
Non-GAAP Revenue	2,035.8	1,239.2	936.4	738.2	64	117	176
GAAP Operating Profit	210.0	275.8	221.2	183.8	(24)	(5)	14
Non-GAAP Operating Profit	362.2	294.8	224.7	137.0	23	61	164
GAAP Earnings Per Share	2.60	3.98	3.44	2.23	(35)	(24)	17
Non-GAAP Earnings Per Share	4.59	3.99	3.22	1.73	15	43	165
______________________
(1)    Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

Strategic Achievements
•We had a record year for U.S. healthcare business and the second highest year for our worldwide healthcare business in terms of new customer wins over to Masimo technologies;
•We achieved 7% growth in our installed base of technology boards and instruments, which now stands at approximately 2.5 million devices;
•We drove further adoption of our hospital automation platform solutions across the various care areas of the hospitals we serve. The number of beds connected via Patient SafetyNet™(2) and Iris Gateway® increased by 19% and our Root™ connectivity platform installations grew by more than 30% in 2022;

•We unlocked massive new market opportunities for our pipeline of consumer health products through the acquisition of Sound United, which provides immediate critical mass in the consumer channel;
•We launched the Masimo W1™, the first health watch to offer accurate, continuous measurements; and
•We unveiled a broad portfolio of consumer health products that are scheduled to launch in 2023, such as Freedom™ premium consumer smartwatch, our sleep and fitness band, Denon® earbuds with adaptive acoustic technology (AAT™), and the Stork™ hospital-quality home baby monitor with Safety-Net Alert.

______________________
(1)    Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.
(2)     The use of the trademark Patient SafetyNet is under license from the University HealthSystem Consortium.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
Total Shareholder Return (as of May 1, 2023)

TSR as of 5/1/2023	Ticker	1 Year	5 Year	10 Year
Masimo	MASI	59%	106%	852%
S&P 500	^SP500TR	2%	71%	219%
NASDAQ Composite	^XCMP	(2)%	79%	311%
Medical Devices Index	^DJSMDQT	4%	85%	396%
Our TSR has continued to outperform those of the S&P 500, the Nasdaq Composite Index and the Medical Devices Index over the prior ten-year period.
Stockholder Engagement
We believe that engaging with stockholders is fundamental to the Company’s success and our commitment to good governance. We seek to proactively listen to, understand and consider the opinions of our stockholders to stay aligned with stockholder priorities.
Over the past several years, we have significantly expanded our stockholder engagement program to better understand the issues that are important to our stockholders and incorporate feedback from our stockholders into our Board of Directors’ (the “Board”) decision-making process. Members of our management team, including our CEO, CFO, COO, General Counsel and our Vice President of Investor Relations, and independent directors regularly meet with stockholders to gather their perspectives on key topics including our long-term strategy, financial and operational performance, risk management, corporate responsibility, executive compensation and governance practices. We are committed to regular and transparent communication and engagement with our current and future stockholders. We offer regular opportunities for our stockholders to engage with our management team and the independent board members throughout the year to discuss topics that are relevant to our stockholders, including

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
long-term strategy, financial and operational performance, risk management, executive compensation and governance practices.
Stockholder Advisory Vote (the “Say-on-Pay” Vote)
We have received greater than 80% support for the Say-on-Pay Vote every year since 2018, with the exception of our Say-on-Pay Vote in 2022. Our Board and the Compensation Committee took seriously the Say-on-Pay result from our 2022 Annual Meeting of Stockholders, at which 53% of our stockholders voted against the Say-on-Pay vote. In response to this disappointing level of stockholder support, our independent directors led an even more extensive outreach effort following our 2022 Annual Meeting of Stockholders to understand our stockholders’ concerns and viewpoints with respect to both our executive compensation and broader corporate governance practices. We appreciate and value the time our investors spent with us during these conversations and have carefully considered the feedback received as we made changes to meaningfully strengthen our corporate governance practices and executive compensation program, as summarized below:
How We Engaged With Our Stockholders Over The Last Twelve Months

The following independent directors engaged with our stockholders:	Met with stockholders representing more than:	Matters discussed during these meetings included:
•H Michael Cohen		•Board Declassification •Board Expansion •Lead Independent Director •Stockholders’ Rights Agreement •Executive Compensation
Lead Independent Director and Chairperson of the Audit Committee	50%

•Julie A. Shimer, Ph.D.
Chairperson of the Nominating, Compliance and Corporate Governance Committee	of our outstanding shares.

•Craig Reynolds
Chairperson of the Compensation Committee
How We Have Responded to the Feedback We Received

Investor Feedback - Executive Compensation	Our Response

Consider adding a relative Total Shareholder Return (“TSR”) metric to the long-term incentive award.	For 2023, the Company has added a relative TSR metric to the performance share units granted to our executive officers that requires Company TSR out-performance at the 55th percentile relative to the constituents of the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period. If the Company’s absolute TSR is negative, the funding percentage is capped at 100%.

For long-term incentive compensation plans, consider moving to three-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.	For 2023, we have incorporated three-year cumulative Adjusted Product Revenue and Operating Margin performance metrics in the design of the performance share units.
For long-term incentive compensation plans, consider moving to 3-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.	For long-term incentive compensation plans, consider moving to 3-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.
Continue to enhance disclosure on our executive compensation program.
We have endeavored to increase the transparency of and details regarding our executive compensation program and governance practices throughout this Proxy Statement, including key details regarding 2023 enhancements to our incentive structures as outlined on page 70 of this Proxy Statement.

Stockholders expressed a preference that future executive employment agreements include only double trigger cash severance provisions in connection with a change-in-control.	Going forward, the Compensation Committee has committed that any new employment agreements will include only double trigger change-in-control provisions.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY

Investor Feedback - Corporate Governance	Our Response

Board Declassification: A number of stockholders expressed a strong preference for annual director elections.	The Board has approved, and recommends that stockholders vote in favor of, a proposal to stockholders for a vote at the Annual Meeting to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, which would result in one-year terms for all directors and requires the approval of 75% of the outstanding shares. If approved, the declassification of the Board would begin with the directors up for election at the 2024 Annual Meeting of Stockholders, with the Board becoming fully declassified at the 2026 Annual Meeting of Stockholders.

Board Expansion: Consider expanding the size of the Board, following contraction over the last few years due to director retirements and/or resignations.	The Board has decided to expand the size of the Board from five to seven members and has approved, and recommends a vote for, a proposal to approve, on an advisory basis, the increase in the total number of authorized members of our Board from five to seven. With the support of an external advisory firm, the Board’s Nominating, Compliance and Corporate Governance Committee has initiated a search process for two new, highly qualified and complementary independent directors. In connection with this process, the Board will continue to solicit feedback from the Company’s stockholders regarding specific individuals as well as qualities and experience that would be beneficial for the Board.

Lead Independent Director: Consider adding a lead independent director.	On March 22, 2023, the independent directors of the Board unanimously selected H Michael Cohen as the Board’s Lead Independent Director, responsible for presiding at meetings of the Board at which the Chairman is not present and providing input on Board agendas and materials in advance of Board meetings.

Investor Feedback - Corporate Governance - (Continued)	Our Response - (Continued)

Board Composition: A number of stockholders noted a heightened focus on diversity, including in particular a strong preference for increased female representation on the Board.	During 2022, our Board amended our Corporate Governance Guidelines to implement a policy addressing board diversity when identifying potential director nominees. The policy provides that our Nominating, Compliance and Corporate Governance Committee will ensure that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates. In addition, any third-party consultant retained by our Nominating, Compliance and Corporate Governance Committee to furnish an initial list of director candidates will be requested to include qualified women and minority candidates.

Stockholders’ Rights Agreement: A number of stockholders did not support the presence of “poison pill” arrangement.	On March 22, 2023, the Board terminated the Rights Agreement. The Board does not currently intend to adopt another rights plan. If a new rights plan were to be adopted as a result of new circumstances arising in the future, the Board has agreed to seek stockholder approval of the rights plan within 12 months of its adoption unless the rights plan is terminated prior to such time.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
Key Corporate Governance Practices

Board Independence and Structure
●	Lead independent director*
●	All of our non-employee directors are independent
●	Independent Audit, Compensation and Nominating, Compliance and Corporate Governance Committees
●	Committees have authority to select, retain and terminate independent advisors at their sole discretion
●	Company is seeking to de-classify its Board to provide for annual elections through a management-sponsored proposal*
●	Formal diversity policy for director nominees*
●	Directors may contact any employees of our Company directly for transparent engagement

Board Effectiveness
●	Annual evaluation of Board and committee performance
●	All directors attended more than 75% of the meetings of the Board and its committees in 2022
●	Commitment to Board refreshment with two new independent directors having been appointed since 2018 and announced plans to add two new independent directors within the next 12 months*
●	Diverse mix of viewpoints, experience, skills, tenure and age represented on the Board
●	Director nominee selection process aligned with our long-term strategic plans

Policies and Practices
●	Robust stock ownership policy for executive and Board members
●	Annual compensation-related risk assessment and compensation review
●	Compensation recovery (“Clawback”) policy
●	No hedging; pledging requires pre-approval

Stockholder Rights
●	Annual stockholder advisory vote on named executive officer compensation
●	Stockholder engagement that includes our Compensation Committee Chairperson, Nominating, Compliance and Corporate Governance Chairperson and Lead Independent Director*
●	Stockholders have proxy access with market standard conditions for director nominations
●	The Company recently rescinded its prior rights plan and the Board will seek stockholder approval for any subsequent rights plan within 12 months of adoption unless the plan is terminated prior to such time*
●	Single class of outstanding shares of common stock with equal voting rights
______________
*    Newly adopted or enhanced during 2022 or 2023.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
Executive Compensation Highlights
Masimo’s executive compensation program is designed to align the interests of our executive officers with those of our stockholders, attract and retain highly talented individuals and support our long-term growth and profitability goals. Our compensation program provides a balanced mix of fixed versus variable elements and short-term versus long-term incentives that are closely aligned with the Company’s performance and are sensitive to our stock performance. Highlights of the structure of our 2022 executive compensation program are presented below. After taking into consideration stockholders’ feedback, we made several enhancements to our long-term incentive (“LTI”) award structure for 2023. See “Stockholder Engagement” and “Compensation Discussion and Analysis – Executive Summary” for details regarding our 2023 LTI award design.

Type	Component	Objectives
Fixed Compensation	Base salary	●	Fixed annual cash compensation to compensate executives for performing core job responsibilities

		●	Attract and retain talent

Performance-based Compensation	Annual incentives	●	Variable, cash awards paid annually, if earned
		●	Drive the achievement of key business results on an annual basis
		●	Based on actual performance as measured against multiple pre-established performance objectives
		●	Rigorous performance goals that require performance above both the internal management plan and the prior year targets and results to achieve target payout

	Long-term incentives	●	Variable, equity award that is wholly performance based:
● 25% in the form of stock options that vest annually over a five-year period; and
● 75% in the form of PSUs that vest after three years based on our actual performance in the third year of the performance period as measured against multiple pre-established performance objectives
		●	Rigorous performance goals that require performance above both the internal management plan and the prior year targets and results to achieve target payout
		●	Reinforce the need for long-term sustained performance, business growth and value creation
		●	Focus executives on annual objectives that support the long-term business strategy and creation of stockholder value
		●	Align the long-term interests of executives with those of our stockholders
		●	Encourage retention

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
Total Target Compensation
Our compensation philosophy and structure has continued to evolve, based on changing market conditions, input from our Compensation Committee’s independent compensation advisor and direct feedback from our stockholders. The Compensation Committee believes that the current LTI equity award structure is strongly performance-oriented, with the vast majority of pay delivered in the form of long-term equity to focus our Named Executive Officers (“NEOs”) on driving increased stockholder value over a multi-year period and enables us to achieve our retention objectives, while maintaining a conservative approach to overall share usage and avoiding unnecessary risk-taking.
Masimo’s “at-risk” compensation (which includes the annual cash bonus and LTI compensation) comprised 92.0% of our Chief Executive Officer’s (“CEO”) FY2022 total compensation and an average of 79.9% of our other NEOs FY2022 total compensation, as shown below:

CEO

Average of Other NEOs

______________
*    The percentages shown in the charts above do not include Kevin Duffy, whose employment was terminated effective August 5, 2022.

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
Director Nominee Snapshot
Our directors possess broad expertise, skills, experience and perspectives that facilitate the oversight and strategic direction required to govern our business and strengthen and support the executive management team. As shown in the following charts, our Board is comprised of individuals with expertise in fields that align with Masimo’s business and long-term strategy, and reflects a blend of tenure that allows for both new perspectives and continuity. Our Nominating, Compliance and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. The Nominating, Compliance and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board and committees, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating, Compliance and Corporate Governance Committee may consider the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of our Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability. In 2022, to deepen our commitment to identifying diverse candidates for our Board, our Board amended our Corporate Governance Guidelines to implement a policy addressing board diversity when identifying potential director nominees. The policy provides that our Nominating, Compliance and Corporate Governance Committee will ensure that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates. In addition, any third-party consultant retained by our Nominating, Compliance and Corporate Governance Committee to furnish an initial list of director candidates will be requested to include qualified women and minority candidates. With the support of an external advisory firm, our Nominating, Compliance and Corporate Governance Committee has initiated a search process for two new, highly qualified and complementary independent directors. This process reflects our Board’s commitment to regular refreshment with highly qualified, experienced directors and responsiveness to input from stockholders. In connection with this process, our Board will continue to solicit feedback from our stockholders regarding specific individuals as well as qualities and experience that would be beneficial for our Board.

TENURE			AGE
5.25 years average tenure for all directors other than our CEO.			60.6 years average age of all our directors.
Our Board term limit is 15 years.			Our Board does not have an age limitation.
None	2	3	3	1	1
< 1 year	2 to 5 years	> 6 years	< 60 years	60-70 years	> 70 years

DIVERSITY			INDEPENDENCE
2 of 5 Board leadership positions are held by directors who are women or racial/ethnic minorities. Our policy is to build a diverse board representing a wide range of backgrounds.			All independent except for CEO.

1 Female		1 Ethnically diverse	4 Independent		1 Not independent

| 2023 Proxy Statement

Table of Contents	PROXY STATEMENT SUMMARY
Primary Qualifications Snapshot*

	Julie A. Shimer, Ph.D.	H Michael Cohen	Joe Kiani	Adam Mikkelson	Craig Reynolds
Senior Leadership	◆	◆	◆		◆
Financial Expertise	◆	◆	◆	◆	◆
Technology and Innovation	◆		◆		◆
Healthcare Industry and Operations	◆	◆	◆	◆	◆
Consumer	◆
Mergers and Acquisitions	◆	◆	◆	◆	◆
Environmental, Social and Governance (ESG)	◆	◆	◆	◆	◆
_______________
*    See page 32 for additional details on composition of primary board qualifications.

BACKGROUND TO THE SOLICITATION
The summary below details the significant contacts between the Company and the Politan Group beginning in August 2022 through the date of this Proxy Statement. This summary does not purport to catalogue every conversation of or among members of the Board, the Company’s management, the Company’s advisors and representatives of the Politan Group and their advisors relating to the Politan Group’s solicitation.
On August 15, 2022, without any prior communication with or outreach to the Company or any of its directors or officers, Quentin Koffey, the managing partner and chief investment officer of Politan, called the Company’s front desk, called Eli Kammerman, the Company’s Director of Investor Relations, and emailed Joe Kiani, the Company’s founder and Chief Executive Officer, requesting a meeting with Mr. Kiani. Mr. Koffey indicated that Politan had recently acquired a significant stake in the Company, but did not provide any further explanation of Politan’s rationale for its acquisition or intentions with respect to the Company.
On August 16, 2022, Politan and certain of its affiliates filed a Schedule 13D with the SEC reporting beneficial ownership by Politan of approximately 4.4 million (or 8.4% of the then outstanding) shares of the Company’s common stock, of which 4.1 million shares were in the form of physically settled swap transactions that would be executed on an unspecified future date. In its Schedule 13D filing, Politan noted that it “intend[s] to engage in conversations, meetings and other communications with certain members of [Masimo’s] board of directors and management team, stockholders, industry analysts, and other interested parties, in each case to discuss [Masimo’s] business, operations, financial condition, strategic plans, governance, the composition of the executive suite and board and possibilities for changes thereto, as well as other matters related to [Masimo].” Over the course of the following week, the trading price of the Company’s common stock fell by more than six percent, from

| 2023 Proxy Statement

Table of Contents	BACKGROUND TO THE SOLICITATION
approximately $160 per share at the close of market on August 15, 2022, the trading day prior to Politan’s Schedule 13D filing, to approximately $150 per share at the close of market on August 23, 2022, one week after Politan’s Schedule 13D filing. Also on August 16, 2022, an article was published in 13D Monitor that contained information regarding Politan’s internal business strategies that the Company concluded could have only come from Politan. The article stated that Politan would “work quietly and behind the scenes with the Company to try to get one or two seats on the Board,” and “[i]f the Company does not settle, Politan … will … go multiple years and multiple proxy fights if that is what is necessary.”
On or about August 23, 2022, Politan filed a Notification and Report Form with the Federal Trade Commission and Department of Justice with respect to its intention to acquire shares of the Company’s common stock for an aggregate total amount of up to approximately $1.01 billion (which would result in an aggregate ownership of approximately 13% of the outstanding shares of the Company’s common stock).
On September 2, 2022, Mr. Koffey and other principals of Politan met with Mr. Kiani and several other members of the Company’s management team in the Discovery Lab, where the Company showcases its advanced technologies. At the meeting, Mr. Koffey praised Mr. Kiani’s vision and leadership and told the Company representatives he saw value in its recent strategies. Mr. Koffey proposed that he and an unnamed additional nominee of Politan’s choosing be installed as members of the Board, claimed that he would be Mr. Kiani’s “biggest cheerleader” if the Company added the Politan nominees, and threatened that, if the Company refused, Politan would win the board seats anyway. In the view of the Company representatives, Mr. Koffey seemed uninformed regarding the Company’s technology and showed no interest in the Discovery Lab. While Company management offered to provide Mr. Koffey non-public information about the Company and management’s business strategies, subject to executing a customary non-disclosure agreement, Mr. Koffey failed to express interest in acquiring any additional information about the Company, and during the course of the discussions, he did not raise any questions about the Company’s business or plans, could not identify any business strategy that he would want the Company to pursue and declined the proffered access to additional information the Company was prepared to provide. Mr. Koffey also failed to identify any relevant experience in the Company’s field or industry, or his qualifications for board service, other than the Politan Group’s standing as a large stockholder.
Following the meeting, the Board held multiple discussions and meetings, together with members of management and the Company’s legal and financial advisors, to consider and evaluate potential next steps. The Board discussed Mr. Koffey’s lack of board experience and expertise in the Company’s field and the failure of the Politan representatives to provide any actionable recommendations or guidance with respect to the Company’s business. The Board determined that it would not be in the best interests of the Company and its stockholders to invite Mr. Koffey to join the Board, but that it would be willing to arrange for a meeting between Politan and certain members of the Board and management as part of the Company’s outreach efforts to its large stockholders later in the year. The Board also adopted a stockholder rights plan to prevent Politan from acquiring control of the Company by amassing an outsized share of the common stock of the Company without paying a control premium and amended and restated the Company’s bylaws to increase transparency. On September 9, 2022, the Company filed a Form 8-K with the SEC announcing the adoption of the stockholder rights plan and amended and restated bylaws.
On September 8, 2022, Mr. Kiani emailed Mr. Koffey to convey the Board’s willingness to arrange for a meeting between Politan and members of the Board and management as part of the Company’s outreach efforts to its large stockholders later in the year, emphasizing that the Company would welcome meeting Politan as part of that process and that Mr. Kammerman would reach out to Mr. Koffey to coordinate arranging a meeting. Mr. Koffey ignored the Company’s offer to arrange for a meeting and did not engage with Mr. Kammerman with respect to scheduling such a meeting. On September 16, 2022, Mr. Koffey sent Mr. Kiani an email demanding the rescission of the amendments made to the bylaws. Subsequently, legal counsel to the Politan Group reached out to the Company’s legal counsel to restate Mr. Koffey’s demand and request a copy of the Company’s form questionnaire for director nominations. The Company’s legal counsel responded on September 28, 2022, by providing the Politan Group with a copy of the form questionnaire and inviting the Politan Group to specify any particular areas of concern. The Company’s legal counsel indicated that the Company welcomed further discussion of any legitimate concerns of the Politan Group.

| 2023 Proxy Statement

Table of Contents	BACKGROUND TO THE SOLICITATION
On September 27, 2022, Politan filed an amendment to its Schedule 13D with the SEC announcing that it had exercised all of its stock swaps and reporting beneficial ownership by the Politan Group of approximately 8.8% of the Company’s common stock.
On October 9, 2022, the Politan Group’s legal counsel again contacted the Company’s legal counsel to reiterate its demand for the rescission of the bylaw amendments. The Politan Group’s legal counsel also provided a form of nomination notice, including a completed but unsigned questionnaire and related materials (the “Politan Form of Notice”) that presented Mr. Koffey as a nominee for election to the Board at the 2023 Annual Meeting.
On October 17, 2022, legal counsel to the Politan Group reached out to demand that the Board disable certain change-in-control provisions (the “Director Change of Control Provisions” or “DCCP”) contained in the Company’s Amended and Restated Employment Agreement with Mr. Kiani (as amended and in effect from time to time, the “Employment Agreement”), despite the fact that (1) the agreement was entered into in 2015 and Politan was aware of it when it purchased the Company’s stock seven years later, (2) the agreement was the product of extensive arms-length negotiations between the Board’s independent directors and Mr. Kiani and (3) the Company’s independent directors had no legal authority to unilaterally disable such provisions without the consent of Mr. Kiani. Neither the Politan Group nor any representative of the Politan Group had previously made any such demands of the Company or communicated to the Company any criticism of the DCCP or any other terms of the Employment Agreement.
On October 19, 2022, the Company’s legal counsel responded with a summary of the deficiencies in the Politan Form of Notice and noted the Board’s inability as a legal matter to unilaterally disable the DCCP without the consent of Mr. Kiani.
Neither the Politan Group nor any of its representatives substantively responded to the October 19, 2022 letter.
Without any prior notice, on October 21, 2022, Politan filed a complaint against the Company and each of its directors (the “Director Defendants”) in the Delaware Court of Chancery (the “Court”) in which Politan called for the invalidation of the bylaw amendments and requested a declaration that the Director Defendants breached their fiduciary duties by adopting the amended and restated bylaws and failing to disable the DCCP.
On December 1, 2022, the Board further amended the bylaws to extend the deadline for stockholders to give notice of their intention to nominate directors to stand for election and to submit stockholder proposals for consideration at the 2023 Annual Meeting from February 27, 2023 to April 24, 2023. The Board also effected a number of clarifications and modifications to the Company’s advance notice bylaw provisions. The Company filed a Form 8-K disclosing these bylaw amendments.
On January 17, 2023, the Court entered a status quo order, which confirmed the parties’ agreements that: (i) the 2023 Annual Meeting would be held on June 26, 2023, and (ii) the window for stockholders to give notice of intention to nominate directors and/or submit other proposals would open March 24, 2023, and close at 6:00 p.m. EST on April 24, 2023.
On January 23, 2023, the Director Defendants moved to dismiss Politan’s claim in its complaint for breach of fiduciary duty in connection with the DCCP. The Director Defendants again argued that directors could not be liable for failing to breach a contract and that such claim had no support in prevailing Delaware law. On February 3, 2023, after hearing arguments, the Court denied in part and deferred in part the motion to dismiss.
On February 5, 2023, the Board convened a meeting with members of management and representatives of the Company’s legal advisors and decided to amend and restate the bylaws to revert to the Company’s bylaws as they were in effect immediately prior to the September 2022 amendments, except that the window for stockholder director nominations and proposals remained March 24, 2023 to April 24, 2023. The Company filed a Form 8-K disclosing these bylaw amendments on the following day.
The Board’s decision to rescind the amended bylaws mooted most of Politan’s claims and negated the need for an expedited trial before the 2023 Annual Meeting. Mr. Kiani also agreed to waive the DCCP solely for purposes of

| 2023 Proxy Statement

Table of Contents	BACKGROUND TO THE SOLICITATION
the 2023 Annual Meeting. Consequently, whatever the results of the upcoming election, they will not trigger a change-in-control event under the terms of the Employment Agreement.
On February 8, 2023, the Court, recognizing the significant developments which altered the scope of the trial as initially conceived, granted the Company’s request to adjourn trial until September 2023. The Court acknowledged the effect of Mr. Kiani’s waiver on both the litigation and the 2023 Annual Meeting. In so doing, the Court rejected Politan’s claim that the waiver was “illusory.” Moreover, the Court expressed its concerns that Politan’s continued push for a trial before the 2023 Annual Meeting may reflect “a desire to use the forum of a public trial to achieve non-litigation ends, [which is] neither the purpose of trial, nor an appropriate use of scarce judicial resources.”
On February 15, 2023, Mr. Koffey reached out to Mr. Kiani and offered to meet him for dinner. To facilitate frank discussion, they agreed to keep the content, but not the fact, of their meeting confidential. Messrs. Kiani and Koffey met for dinner in California on March 1, 2023.
On March 3, 2023, Politan filed a motion for leave to file a proposed amended complaint, which the Court granted on March 15, 2023, overhauling its challenge to the Employment Agreement, including by adding a new plaintiff, the California State Teachers’ Retirement System (“CalSTRS”), new defendants (including directors who departed the Board years ago) (the “Former Directors”), and much broader claims than before. Among other things, Politan is now seeking to invalidate the entirety of the Employment Agreement, challenge actions taken by the Former Directors back in 2015 and 2017 that were not only disclosed to stockholders at the time but also never challenged until Politan made clear its intent to seek Board seats, and challenge Mr. Kiani’s waiver to the DCCP (the same waiver that Politan previously demanded the Board effectuate back in October 2022). Politan issued a press release attacking the Employment Agreement and provided information to Reuters in advance of filing the amended complaint, which resulted in negative news coverage on the eve of trial of the Company’s three-year trade secrets litigation with Apple Inc.
Between December 2022 and March 2023, members of management, accompanied by members of the Board, conducted meetings with the Company’s stockholders at which they solicited feedback from stockholders on corporate governance and recent business and strategic initiatives. The Company’s outreach effort included meetings with many of the Company’s top 20 institutional investors representing, in the aggregate, approximately 50% of the Company’s then outstanding shares (based on prior investor filings). Feedback from stockholders included the view that the Board should conduct director elections on an annual – rather than staggered – basis, increase its size and prioritize diversity of backgrounds and experiences in its consideration of new directors, appoint a lead independent director and terminate its stockholder rights plan. On January 4, 2023, as part of the Company’s outreach to its large investors, Mr. Kammerman emailed Mr. Koffey and invited him to participate in an investor call with the Company’s now lead independent director, H Michael Cohen, the Company’s Chief Financial Officer, Micah Young, and the Company’s General Counsel, Tom McClenahan. Mr. Koffey did not reply.
On March 23, 2023, Mr. Kiani reached out to Mr. Koffey to inform him of governance changes the Company had made based on stockholder feedback, including (i) the initiation of a search process for two new, highly qualified and complementary independent directors to add to the Board; (ii) the appointment of a lead independent director to the Board; (iii) the termination of the Company’s stockholder rights plan; and (iv) the declassification of the Board whereby (if approved by the Company’s stockholders) all members of the Board elected after the 2023 Annual Meeting would be elected for annual terms. In addition, in connection with this decision, Mr. Kiani irrevocably and permanently waived his right under the Employment Agreement to trigger a change-in-control event upon the appointment of a lead independent director.
Messrs. Kiani and Koffey discussed potential avenues for resolving the differences between the Company and Politan, other than the disputes over the Employment Agreement. Mr. Kiani explained to Mr. Koffey that, because Politan had challenged the validity of the Employment Agreement, Mr. Kiani needed to know whether the agreement remained valid and that was something the Court would have to decide. Mr. Kiani explained that the Company would like to add two new directors, welcomed Politan’s input in the selection of the new directors, and was prepared to work with Politan in advance of the 2023 Annual Meeting to agree on new Board members who

| 2023 Proxy Statement

Table of Contents	BACKGROUND TO THE SOLICITATION
would be independent of both the Company and Politan. Mr. Kiani also requested the names of the candidates with whom Politan had been speaking and expressed his hope that two of those candidates would be acceptable to the Board and could be added to the Board immediately, before the 2023 Annual Meeting. Mr. Koffey again insisted that one of the candidates be him. Mr. Kiani responded that the Board had already considered Mr. Koffey’s request to join the Board and determined at the time that it would not be in the best interests of the Company and its stockholders to invite Mr. Koffey to join the Board. He also noted that Politan’s recent press release and coordination with Reuters on the eve of the Company’s trial with Apple Inc. could adversely affect the outcome of the trial and was another sign that Mr. Koffey did not have the best interests of Masimo in mind, to which Mr. Koffey had no response.
Neither Mr. Koffey nor any other Politan representative engaged with Mr. Kiani with respect to his request to work with Politan to identify Board candidates. Instead, on March 27, 2023, Politan’s legal counsel sent a letter to the Company’s legal counsel accusing the Company of attempting to “dilute[e] the influence of Politan’s nominees.” Politan demanded that the Company either (i) expand the Board by adding one of the two new seats to Class I (to be up for election at the 2023 Annual Meeting) or (ii) commit to not implement any expansion until after the 2023 Annual Meeting and grant the directors elected at the 2023 Annual Meeting veto power over the selection of the new directors.
The Board and its advisors discussed the challenges associated with Politan’s demands. In particular, they considered the difficulty of finding highly qualified candidates to stand as nominees for the 2023 Annual Meeting amidst Politan’s threats to run a proxy contest and the corporate governance challenges that would arise from giving a veto power to a small group of directors on the appointment of new directors, which would detract from the rights of the other stockholders and directors and conflict with the powers granted to them by stockholders who had duly elected them. Accordingly, it was determined that if Politan were to challenge the Company’s proposal to expand the Board, in the interest of avoiding the cost and distraction of further litigation, the Board would postpone the Board expansion until after the 2023 Annual Meeting and instead include at the 2023 Annual Meeting a proposal for stockholders to vote on the proposed expansion of the Board.
On March 30, 2023, the Director Defendants filed a motion to dismiss Politan’s complaint. The Former Directors also filed a motion to dismiss on April 28, 2023.
On March 31, 2023, legal counsel to the Company communicated to Politan’s legal counsel that, given Politan’s challenge to the Company’s plan to expand the Board and the Company’s desire to avoid the cost and distraction of litigation, as well as the importance of identifying and seating highly qualified director nominees, the Company would postpone the Board expansion until after the 2023 Annual Meeting. The Company instead would include a proposal for stockholders to vote on the Board expansion at the 2023 Annual Meeting. The communication restated the Company’s willingness to work cooperatively with Politan to identify potential candidates for the Board rather than subject the Company to further litigation and a proxy contest.
Politan’s legal counsel again ignored the Company’s offer to work with Politan to identify candidates and instead, on April 5, 2023, reiterated Politan’s objections to the proposed Board expansion and insisted that the Board consider in its proposal requirements that the Company would (i) use a nationally recognized search firm, (ii) not consider any candidates who had pre-existing relationships of any kind with the Company’s board, management, or their respective advisors, (iii) put any new director added as part of a Board expansion to a stockholder vote at the 2024 annual meeting of stockholders, and (iv) wait until the conclusion of the 2023 Annual Meeting before selecting a search firm and identifying and interviewing candidates for the Board expansion so that directors elected at the 2023 Annual Meeting would have the ability to participate in the selection process.
In mid-April 2023, Politan’s legal counsel contacted the Company’s legal counsel, acknowledged the Company’s concern about the effect of Politan’s previous press release on the outcome of the Apple trial, and offered to delay its nominations until after the Apple trial. Accordingly, on April 20, 2023, the Board amended the bylaws to extend the deadline for stockholders to give notice of their intention to nominate directors to stand for election and to

| 2023 Proxy Statement

Table of Contents	BACKGROUND TO THE SOLICITATION
submit stockholder proposals for consideration at the 2023 Annual Meeting from April 24, 2023 to May 1, 2023. The Company filed a Form 8-K disclosing these bylaw amendments.
On April 29, 2023, Politan, through its counsel, submitted to the Company via email, and into escrow the Notice of Stockholder Proposal and Nomination of Candidates for Election to the Board to be Presented at the 2023 Annual Meeting (the “Nomination and Proposal Notice”), nominating Michelle Brennan and Quentin Koffey for election as Class I directors at the 2023 Annual Meeting. The Nomination and Proposal Notice also included a proposal to approve the repeal of any amendment to the Company’s Bylaws that the Board adopts without the approval of stockholders subsequent to April 20, 2023 and up to and including the date of the 2023 Annual Meeting.
On May 1, 2023, the Nomination Proposal and Notice was released from escrow.
On May 9, 2023, counsel for the Company submitted to Politan, on behalf of the Company, its notice pursuant to 17 CFR 240.14a-19 that the Company intended to nominate Julie A. Shimer and H Michael Cohen for election as Class I directors at the 2023 Annual Meeting. The Company’s notice was late and did not comply with the deadline set forth in 17 CFR 240.14a-19(d).
On May 1, 2023, counsel for the Company reached out to counsel for Politan to arrange interviews with Politan’s director nominees. More than two weeks later, on May 16, 2023, legal counsel to Politan sent a letter to the Company’s legal counsel, stating that Politan would only be willing to make its nominees available to be interviewed by the Company’s Nominating, Compliance and Corporate Governance Committee under a confidentiality agreement.
On May 17, 2023, counsel to the Company sent a response to Politan’s counsel noting the highly unusual nature of Politan’s request and that such an agreement would restrict the ability of the Company to make disclosures to shareholders that the committee believes would be appropriate and even required by law. Nevertheless, the Company’s legal counsel stated that the committee would be willing to accede to Politan’s request with respect to Ms. Brennan, who is not a principal of Politan and whose interview would not likely raise the same disclosure issues. The May 17 letter rejected Politan’s request with respect to Mr. Koffey’s interview and reiterated its request to schedule an interview with Ms. Brennan.
On May 19, 2023, legal counsel to Politan provided a letter to the Company’s legal counsel, ignoring the Company’s request to interview Ms. Brennan and reiterating Politan’s position that an interview with Mr. Koffey must be conducted subject to a confidentiality agreement.
The Company’s legal counsel responded to Politan’s May 19 letter on May 20, 2023, reiterating the Company’s willingness to interview Ms. Brennan immediately subject to the terms of the parties’ existing confidentiality agreement and asking Politan to provide dates and times when Ms. Brennan could be available to be interviewed.
As of the date of this proxy statement, Politan has not cooperated with the Company’s repeated attempts to arrange interviews for Ms. Brennan and Mr. Koffey with the Nominating, Compliance and Corporate Governance Committee.

| 2023 Proxy Statement

Table of Contents	OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS
Our executive officers are appointed by and serve at the discretion of our Board. Our executive officers, their respective age, position(s) and biographies are listed below. There are no family relationships among any of our directors or executive officers.

Name	Age(1)	Position(s)
Joe Kiani	58	Chief Executive Officer and Chairman of the Board
Micah Young	44	Executive Vice President, Chief Financial Officer
Bilal Muhsin	42	Chief Operating Officer
Tao Levy	49	Executive Vice President, Business Development
Tom McClenahan	50	Executive Vice President, General Counsel and Corporate Secretary
Blair Tripodi	50	Chief Operating Officer, Consumer Division
____________
(1)    As of May 1, 2023.

Joe Kiani	About:
Chairman and CEO
Joe Kiani is the founder of Masimo and has served as our CEO and Chairman of the Board since our inception in 1989. He is an inventor on more than 100 patents related to signal processing, sensors and patient monitoring, including patents for the invention of Measure-through motion and low-perfusion pulse oximetry. Mr. Kiani holds a B.S.E.E. and an M.S.E.E. from San Diego State University. In addition to Mr. Kiani’s role at Masimo, he is also the Chairman of the Masimo Foundation for Ethics, Innovation and Competition in Healthcare (the “Masimo Foundation”), and the Chairman and CEO of Cercacor Laboratories, Inc. Mr. Kiani also serves on a number of other Boards of Directors, including CHOC Children’s Orange/CHOC Children’s at Mission Hospital, the Medical Device Manufacturers Association, Like Minded Media Ventures, CalTech and The Carter Center Board of Councilors founded by President Jimmy Carter. In 2021, Mr. Kiani was appointed by President Joe Biden to the President’s Council of Advisors on Science and Technology (PCAST). Mr. Kiani served on the Board of Directors of Stereotaxis, Inc. from September 2016 to May 2021. As Masimo’s founder, CEO and Chairman of the Board since our formation in 1989, Mr. Kiani has the deepest understanding of Masimo, our history, our culture and our technology. He has broad experience in a wide range of functional areas, including strategic planning, strategic investments, engineering and development, and legal and governmental affairs. Our Nominating, Compliance and Corporate Governance Committee believes Mr. Kiani is critical to our continued development and growth.

| 2023 Proxy Statement

Table of Contents	OUR EXECUTIVE OFFICERS

Micah Young	About:
Executive Vice President, Chief Financial Officer
Micah Young has served as our Executive Vice President, Chief Financial Officer (“CFO”) since October 2017. From July 2012 to September 2017, Mr. Young served as Vice President, Finance, at NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. Prior to that time, he served as NuVasive, Inc.’s Senior Director, Finance, Global Operations, from December 2009 to July 2012. From 2002 to 2009, Mr. Young held various accounting and finance positions with Zimmer Holdings, Inc., a company focused on the design, development, manufacture and marketing of orthopedic reconstructive, spinal and trauma devices, dental implants and related surgical products. Prior to his time at Zimmer Holdings, Inc., Mr. Young was an accountant at Deloitte & Touche LLP from 2000 to 2002. He holds a Bachelor of Science, Accounting and Criminal Justice from Indiana Wesleyan University and is a Certified Public Accountant (inactive).

Employed Since: 2017

Bilal Muhsin	About:
Chief Operating Officer
Bilal Muhsin has served as our Chief Operating Officer since May 2019. Prior to this, Mr. Muhsin served as Executive Vice President, Engineering, Marketing and Regulatory Affairs from March 2018 to May 2019. Prior to March 2018, Mr. Muhsin held various other roles, including Executive Vice President, Engineering; Vice President, Engineering, Instruments and Systems; Director and Manager level positions, within Masimo since June 2000. Mr. Muhsin’s technical, product and overall leadership skills have helped Masimo bring revolutionary new products to the marketplace, including Masimo SafetyNet®, Radical-7®, Root™ and various significant software products. Mr. Muhsin holds a B.S. in Computer Science from San Diego State University.

Employed Since: 2000

| 2023 Proxy Statement

Table of Contents	OUR EXECUTIVE OFFICERS

Tao Levy	About:
Executive Vice President, Business Development	Tao Levy has served as our Executive Vice President, Business Development since January 2018. From March 2013 to December 2017, Mr. Levy served as Managing Director, Medical Devices Equity Research, at Wedbush Securities. Prior to that time, he served as Senior Analyst, Medical Devices Equity Research at Loewen Ondaatje McCutcheon, from August 2012 to March 2013. From September 2010 to February 2012, Mr. Levy was Managing Director, Medical Devices Equity Research at Collins Stewart. Prior to his time at Collins Stewart, Mr. Levy was Director, Medical Devices Equity Research at Deutsche Bank where he served from 2002 to 2010. He holds a B.A. in Biology from the University of Pennsylvania.
Employee Since: 2018

Tom McClenahan	About:
Executive Vice President, General Counsel and Corporate Secretary
Tom McClenahan has served as our Executive Vice President & General Counsel since April 2013 and as our Corporate Secretary since August 2014. From April 2011 to April 2013, Mr. McClenahan was our Vice President and Assistant General Counsel. From November 2002 to April 2011, he was an associate and then principal with the law firm of Fish & Richardson. From September 1999 to November 2002, he was an associate with the law firm of Knobbe, Martens, Olson & Bear. Mr. McClenahan holds a B.S. in Mechanical Engineering from Iowa State University and a J.D. from the University of Minnesota Law School.

Employed Since: 2011

| 2023 Proxy Statement

Table of Contents	OUR EXECUTIVE OFFICERS

Blair Tripodi	About:
Chief Operating Officer, Consumer Division
Blair Tripodi has served as our Chief Operating Officer, Consumer Division since September 2022. Prior to September 2022, Mr. Tripodi was the Chief Commercial Officer of DEI Holdings, Inc. (“DEI”), a wholly owned subsidiary of Viper Holding Corporation, the parent company of Sound United, since September 2015. Mr. Tripodi joined DEI in January 2013 and served as Chief Marketing Officer and Senior Vice President, International for Sound United. Prior to joining DEI, Mr. Tripodi worked as Managing Director of Under Armour’s European, Middle Eastern and African business, being one of the first executives on the ground to help launch the global sports company. Mr. Tripodi’s previous experience includes serving as Director, Brand and Business Development for the U.S. Olympic Committee, as well as serving in various roles with Nike, Inc.

Mr. Tripodi holds a Bachelors of Arts in Psychology from the University of Western Ontario.

Employed Since: 2022

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS
Our Board presently has five members and is divided into three classes, designated as Class I, Class II and Class III. Classes I and III currently consist of two directors and Class II has one director. All three classes have three-year terms. Class I, Class II and Class III directors currently have a remaining term of office until the 2023, 2024 and 2025 Annual Meeting of Stockholders, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by our Board to fill a vacancy in a Class, including a vacancy created by an increase in the number of directors, will serve for the earlier of the remainder of the full term of that Class, until the director’s successor is elected and qualified or, if sooner, until the director’s death, resignation or removal.
Our Board has approved, and recommends that stockholders vote in favor of, a proposal to stockholders for a vote at the Annual Meeting to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, which would result in one-year terms for all directors. If approved, the phased-in declassification of the Board would begin with the directors up for election at the 2024 Annual Meeting of Stockholders, with the Board becoming fully declassified at the 2026 Annual Meeting of Stockholders. Further, our Board has approved, and recommends that stockholders vote on an advisory basis in favor of a proposal providing for, the increase to the total number of authorized members of our Board from five to seven.
The names of our current directors, their respective age, director class and position(s) are listed below.

Name	Age(1)	Director Class	Term Expires	Position(s)
Julie A. Shimer, Ph.D.	70	Class I	2023	Independent Director
H Michael Cohen	57	Class I	2023	Lead Independent Director
Joe Kiani(2)	58	Class II	2024	Chief Executive Officer and Chairman of the Board
Adam Mikkelson	44	Class III	2025	Independent Director
Craig Reynolds	74	Class III	2025	Independent Director
______________
(1)    As of May 1, 2023.
(2)    Please see “Our Executive Officers” on page 31 of this Proxy Statement for Mr. Kiani’s biography.

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

DIRECTOR DIVERSITY MATRIX

Board Diversity Matrix (As of May 1, 2023)*
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
* The Company’s Board Diversity Matrix is unchanged from April 4, 2022.

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

DIRECTOR QUALIFICATIONS
We believe that our directors should understand the diverse populations we serve and possess the highest personal and professional ethics, integrity, and values and be committed to representing the interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board that represents a range of experiences in areas that are relevant to our business activities.
In the chart below, we identify and describe the key experience, qualifications and skills criteria we believe are important for our Board, as a whole, to possess. These are the criteria our Nominating, Compliance and Corporate Governance Committee considers when evaluating director nominees.

Senior Leadership
Directors with significant leadership experience (Chief Executive Officer, Chief Financial Officer or other senior executive positions) possess an understanding of organizations, processes, strategic planning and risk management to assess, develop and implement our business strategy and operation plan.

Financial Expertise
Directors with financial expertise possess an understanding of complex financial information and business processes to oversee our financial statements, capital structure and internal controls.

Technology and Innovation
Directors with technology and innovation experience possess an understanding of our business in the rapidly evolving healthcare and medical device industry and can help guide our Company in innovating new technologies, providing timely and high integrity data to healthcare professionals, and managing cybersecurity and information security risks.

Healthcare Industry and Operations
Directors with healthcare industry experience possess an understanding of manufacturing, operations, supply chain, insurance, technology, and regulatory frameworks to help the Company navigate the complex and rapidly evolving healthcare environment and stay abreast of industry best practices and innovations.

Consumer
Directors with consumer experience possess an understanding of developing strategies to grow sales and market share, building brand awareness and overall preference among customers and enhancing Masimo Consumer Health’s reputation is relevant to the growth of our non-healthcare consumer business.

Mergers and Acquisitions
Directors with experience in mergers and acquisitions possess an understanding of mergers and acquisitions strategy, identifying target companies, building business cases, conducting due diligence, structuring deals, executing transactions and conducting business integration.

Environmental, Social and Governance (ESG)
Directors with experience in environmental, social and governance possess an understanding of sustainable operations and have expertise in building strong environmental, labor, health & safety and ethical practices.

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

BACKGROUND AND EXPERIENCE
In the chart below, we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important considering the Company’s business and structure.

	Julie A. Shimer, Ph.D.	H Michael Cohen	Joe Kiani	Adam Mikkelson	Craig Reynolds
Senior Leadership	◆	◆	◆		◆
Financial Expertise	◆	◆	◆	◆	◆
Technology and Innovation	◆		◆		◆
Healthcare Industry and Operations	◆	◆	◆	◆	◆
Consumer	◆
Mergers and Acquisitions	◆	◆	◆	◆	◆
Environmental, Social and Governance (ESG)	◆	◆	◆	◆	◆

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

SKILLS AND QUALIFICATIONS OF OUR BOARD
The table below illustrates some of the skills, qualifications, background and experience of each member of our Board. This high level summary is not intended to be an exhaustive list of each of the Board members’ skills or contributions to the Board.

Julie A. Shimer, Ph.D.	About:	Specific Qualifications, Attributes, Skills, and Experience

Dr. Shimer has served as a member of our Board since April 2019. Dr. Shimer is currently a private investor and has over 30 years of product development experience. Dr. Shimer was President and Chief Executive Officer of Welch Allyn, from March 2007 to April 2012. Prior to Welch Allyn, Dr. Shimer served as President and Chief Executive Officer of Vocera Communications, Inc., from September 2001 through February 2007, also serving on the Board of Directors. Dr. Shimer previously held executive positions at 3Com Corporation from January 2000 through August 2001, most recently serving as Vice President and General Manager of its networking products. Before joining 3Com, she held executive positions at Motorola, Inc., from 1993 through 1999, where she was Vice President and General Manager for the paging division, and prior to that post, Vice President of its semiconductor products section. Dr. Shimer worked for AT&T Bell Laboratories and Bethlehem Steel Company before joining Motorola.

Dr. Shimer is a member of the Society of Women Engineers and the Institute of Electrical and Electronics Engineers. Dr. Shimer holds a B.S. in Physics from Rensselaer Polytechnic Institute and M.S. and Ph.D. degrees in Electrical Engineering from Lehigh University. Our Nominating, Compliance and Corporate Governance Committee believes Dr. Shimer’s extensive executive leadership and financial background allow her to provide significant insight to the Board on business decisions as well as make valuable contributions to the Nominating, Compliance and Corporate Governance Committee and the Audit Committee.
•Over 30 years of product development experience related to medical devices, connectivity devices and semiconductors

•Board of Directors and CEO experience in the medical device and manufacturing industries

•Extensive technical understanding of physics and electrical engineering

Years of Service: 4

Committees:
•Nominating, Compliance and Corporate Governance, Chairperson •Audit		Current Public Company Boards:

•Avanos Medical, Inc. (since 2014)

Prior Public Company Board Experience:

•Apollo Endosurgery, Inc. (2018 - 2023) •Windstream Holdings (2017 - 2020) •Netgear, Inc. (2007 - 2019) •Earthlink Holdings Corp. (2013 - 2017)

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

H Michael Cohen	About:	Specific Qualifications, Attributes, Skills, and Experience:

Lead Independent Director	Mr. Cohen has served as a member of our Board since August 2018 and our Lead Independent Director since March 2023. Over the past 20 years, he has held various roles at Deutsche Bank, including Global Head, Healthcare Investment Banking, where he led the global practice, and most recently Vice Chairman, Healthcare Investment Banking. Prior to joining Deutsche Bank, Mr. Cohen worked at SG Cowen, Union Bank of Switzerland, and Booz Allen Hamilton. Mr. Cohen began his career in healthcare at Hambrecht & Quist, where he was a member of the equity research team covering biotechnology, medical device and diagnostic companies. He received his B.A. in Economics from the University of Vermont and his M.B.A. from Columbia University.

	Our Nominating, Compliance and Corporate Governance Committee believes Mr. Cohen’s financial background and investment experience advising boards of directors of hundreds of companies in strategic and financial matters allow him to provide additional insight to the Board on strategy and business decisions as well as make valuable contributions to the Audit Committee and the Compensation Committee.	•30 years of experience in the healthcare industry •Significant expertise in healthcare investment banking •Strong banking experience and a deep understanding of economic indicators

Year of Service: 4

Committees:
•Audit, Chairperson •Compensation

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

Adam Mikkelson	About:	Specific Qualifications, Attributes, Skills, and Experience

Mr. Mikkelson has served as a member of our Board since October 2016. Mr. Mikkelson is a Partner at Camber Capital Management, LLC, a healthcare-focused investment fund. Mr. Mikkelson has been with Camber Capital since 2007 and has nearly 15 years of experience in the healthcare investment arena, where he focused on identifying and actively monitoring investment opportunities in both the therapeutic and medical device sectors. Prior to joining Camber Capital, Mr. Mikkelson held various roles at Datamonitor plc and Leerink Partners. He received his B.S. in Business Administration from Boston University.

	Our Nominating, Compliance and Corporate Governance Committee believes Mr. Mikkelson’s investment experience allows him to provide additional insight to the Board on strategy and business decisions as well as make valuable contributions to the Audit, Compensation and Nominating, Compliance and Corporate Governance Committees.	•Over 15 years of healthcare investment experience •Robust financial experience and understanding of business administration •Significant expertise in therapeutic and medical device sectors

Years of Service: 6

Committees:
•Audit •Compensation •Nominating, Compliance and Corporate Governance

| 2023 Proxy Statement

Table of Contents	OUR BOARD OF DIRECTORS

Craig Reynolds	About:	Specific Qualifications, Attributes, Skills, and Experience

Mr. Reynolds has served as a member of our Board since April 2014. Mr. Reynolds previously held the role of Chief Executive Officer and a Director of Cereve, Inc., a medical company engaged in resolving insomnia issues. Prior to joining Cereve, Mr. Reynolds served as Chief Operating Officer of Philips-Respironics Home Health Solutions, a subsidiary of Philips, from 2008 to 2010. Prior to Philips-Respironics, Mr. Reynolds was the Chief Operating Officer and a member of the Board of Directors of Respironics, Inc., from 1998 to 2008. From 1993 to 1998, Mr. Reynolds was with Healthdyne Technologies, Inc., a medical device company, serving for five years as Chief Executive Officer and a director. From 1981 through 1992, Mr. Reynolds was with Healthdyne, Inc. in the positions of Executive V.P. (1981 to 1983), President of Healthdyne Cardiovascular Division (1984 to 1985) and President of Healthdyne Homecare Division (1986 to 1992). From 2008 through 2014, Mr. Reynolds served as a Director of Symmetry Medical, Inc., most recently as Chairman of the Board. He also served as Chairman of the Board of Symmetry Surgical, Inc. from 2014 through 2016. Mr. Reynolds was a member of the Board of Directors of Vapotherm, Inc. from 2010 through late 2020, and Welch Allyn, Inc. from 2010 through 2014.

Mr. Reynolds earned his B.S. in Industrial Management from the Georgia Institute of Technology and his M.B.A. from Georgia State University. Our Nominating, Compliance and Corporate Governance Committee believes Mr. Reynolds’ experience allow him to provide additional insight to the Board on strategy decisions as well as make valuable contributions to the Compensation Committee and Nominating, Compliance and Corporate Governance Committee.
•Board of Directors and Executive Officer experience in the healthcare and medical device industry including Chairman, CEO and COO roles

•Deep understanding of industrial management and strategy

•Wealth of experience in medical device products at a wide variety of medical device companies

Years of Service: 8

Committees:
•Compensation, Chairperson •Nominating, Compliance and Corporate Governance		Prior Public Company Boards:

•Healthdyne Technologies, Inc. (1993-1998) •Respironics, Inc. (1998-2008) •Vapotherm, Inc. (2018-2020) •Symmetry Medical, Inc. (2008-2014) •Symmetry Surgical, Inc. (2014-2016)

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS
This section describes key Corporate Governance Guidelines and practices that we have adopted. Complete copies of the charters of the committees of our Board and our Code of Business Conduct and Ethics described below may be viewed on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.” Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only. Alternatively, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

CORPORATE GOVERNANCE PRACTICES
Our Board has adopted Corporate Governance Guidelines to ensure that our Board has the necessary authority and practices in place to exercise its duties and responsibilities, to review and evaluate our business operations as needed, to make decisions that are independent of our management and to serve the best interests of Masimo and our stockholders. These Corporate Governance Guidelines may be viewed on our website at https://investor.masimo.com/governance/governance-documents/default/aspx under “Governance Documents”, which provide a framework for the conduct of the Board’s business and provide that:
•except in unusual circumstances, the positions of Chairman of our Board and CEO will be held by the same person;
•the duties of our Lead Independent Director include (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) providing input on Board agendas and materials in advance of Board meetings; (iii) if requested by stockholders, ensuring that he or she is available for consultation and direct communication, and (iv) performing such other functions as the Board may delegate;
•ordinarily, directors should not serve on more than four boards of publicly-held companies, including our Board, and all of our directors currently satisfy this requirement;
•outside directors must own a minimum number of shares of our common stock (see “Ownership of our Stock—Non-Employee Director Stock Ownership Policy” on page 122 of this Proxy Statement for additional information);
•a non-employee director will not be nominated for re-election at the next annual meeting of stockholders for which his or her class of directors is up for election following his or her 15th anniversary of service on our Board, unless our Board waives this term limit with respect to such non-employee director as a result of its determination that such nomination is in the best interests of Masimo and our stockholders;
•director candidates to be nominated to serve on our Board should be selected from a list of qualified candidates who represent a mix of diverse backgrounds and experiences, including with respect to diversity of gender, sexual orientation, disability, age, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography;
•the Nominating, Compliance and Corporate Governance Committee will oversee an annual self-evaluation process of the performance of the Board and its committees;
•the Nominating, Compliance and Corporate Governance Committee will oversee our strategy, practices and initiatives related to corporate responsibility and sustainability, including environmental, social and governance (ESG) matters;
•specifies certain qualifications and criteria that the Board will take into account when considering nominees for service on the Board (as discussed below under “–Consideration of Director Nominees—Director Qualifications”); and

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
•the Board will seek stockholder approval within 12 months of the adoption of any stockholder rights plan unless the plan is terminated prior to such time.
Our governance structure is designed to ensure effective decision-making and commitment to business success through maintenance of the highest standards of integrity, responsibility and ethics, and is also designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making, engender public trust and demonstrate our commitment to transparency, accountability, independence and diversity. Accordingly, some of our key corporate governance highlights include:
•all of our director nominees are independent, except for Mr. Kiani;
•strong Lead Independent Director with clearly delineated duties;
•our independent directors meet regularly in executive sessions at scheduled Board meetings, and may hold other special meetings throughout the year, which are designed to promote candor and discussion of matters in a setting that is independent of our Chairman and CEO;
•we have a single class of outstanding shares of common stock with equal voting rights;
•proxy access rights for up to 20 stockholders owning at least 3% of shares continuously for three years, who may nominate up to the greater of two individuals or 25% of our Board;
•prohibition on hedging and pledging transactions requiring pre-approval; and
•ESG matters receive strategic guidance and oversight at the highest levels of our Company, including by our Chairman and CEO, executive leadership and our Board.

CHARACTERISTICS OF OUR BOARD

2 New independent directors joined the Board since 2018	5 year Board refreshment rate: 33%	40% Diverse

80% Independent	Average age of our Board: 61	Average tenure of our non-employee Board members: 5.25 Years

CONSIDERATION OF DIRECTOR NOMINEES
Director Qualifications
The Board does not prescribe any minimum qualifications for director candidates other than the director candidates should be able to read and understand basic financial statements, understand the industry of the Company and having high standards of integrity, values and ethics. The Nominating, Compliance and Corporate Governance Committee may consider a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following criteria:

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
•a background that demonstrates experience and achievement in business, finance, technology, healthcare or other activities relevant to our business and activities;
•a willingness to carry out and accept accountability for decisions of our Board and, as applicable, its committees;
•an ability to provide reasoned, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders and to exercise sound business judgment;
•an ability to work effectively and collegially with other individuals;
•loyalty and commitment to driving our success and increasing long-term value for our stockholders;
•an understanding of the fiduciary responsibilities required of a director and sufficient time to devote to our Board and, as applicable, committee membership and matters; and
•meeting the independence requirements imposed by the SEC and Nasdaq.
Our Nominating, Compliance and Corporate Governance Committee and our Board seek the talents with backgrounds that would be most helpful to Masimo and our stockholders when selecting director nominees. In particular, our Nominating, Compliance and Corporate Governance Committee, when recommending director candidates to our full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. Diversity of background, including diversity of gender, sexual orientation, disability, age, race, ethnic or national origin, global perspective, experience (including in business, finance, government, technology, healthcare or other activities relevant to our business), functional expertise, stakeholder expectations, culture and geography is also a relevant factor, as a diverse Board is more likely to reflect varying perspectives and a breadth of experience that will positively contribute to robust discussion at Board meetings. Further, during 2022, we amended our Corporate Governance Guidelines to include a policy addressing board diversity when identifying potential director nominees. The policy provides that our Nominating, Compliance and Corporate Governance Committee will ensure that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates. In addition, any third-party consultant retained by our Nominating, Compliance and Corporate Governance Committee to furnish an initial list of director candidates will be requested to include qualified women and minority candidates, as is the case with the search currently being conducted with the support of an external advisory firm to identify two new, highly qualified and complementary independent directors to the Board.
The Nominating, Compliance and Corporate Governance Committee retains the right to modify these criteria from time to time, and may add any specific additional criteria with respect to specific searches.
Stockholder Nominations and Proxy Access
The Nominating, Compliance and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating, Compliance and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether a candidate was recommended by a stockholder or not. Stockholders may nominate directors for election if such stockholders satisfy the advance notice provisions set forth in our Fifth Amended and Restated Bylaws (our “Bylaws”). To be timely for our 2024 Annual Meeting of Stockholders, stockholders who wish to recommend individuals for consideration by the Nominating, Compliance and Corporate Governance Committee to become nominees for election to the Board at the 2024 Annual Meeting of Stockholders, must do so by delivering a written recommendation to the Nominating, Compliance and Corporate Governance Committee, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Corporate Secretary, no later than the close of business on March 12, 2024, and no earlier than April 11, 2024, unless the meeting date is more than 30 days before or after June 26, 2024, in which case the written recommendation must be received by our Corporate Secretary no later than the close of business on the later of (i) the 90th day before the 2024 Annual Meeting of Stockholders, or (ii) the 10th day following the day on which we first publicly announce the date of the 2024 Annual Meeting of Stockholders.
Each written recommendation must contain the following minimum information:

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
•the name and address of the stockholder and any beneficial owner on whose behalf the nomination is being made;
•the class, series and number of shares of capital stock of Masimo, and any convertible securities of Masimo, that are beneficially owned by the stockholder and any beneficial owner on whose behalf the nomination is being made;
•any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder and any beneficial owner on whose behalf the nomination is being made has the right to vote any of our voting securities;
•any “short” interest in our securities held by the stockholder and any beneficial owner on whose behalf the nomination is being made;
•the proposed director candidate’s full legal name, age, business address and residential address;
•complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;
•a description of the proposed candidate’s qualifications as a director;
•the class and number of shares of capital stock of Masimo that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and
•any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Director candidate recommendations from stockholders must include the written consent of each proposed nominee to serve as director if so elected. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating, Compliance and Corporate Governance Committee.
Our Bylaws also permit eligible stockholders to nominate candidates for election to the Board in accordance with procedures providing for proxy access (the “Proxy Access Bylaw”). The Proxy Access Bylaw may be used by an eligible stockholder, or a group of up to 20 eligible stockholders, who has continuously owned at least 3% of the outstanding shares of our common stock for at least the prior three years, and including the day of the submission of the proxy access notice, who continues to hold the qualifying minimum number of shares through the date of the applicable annual meeting of stockholders, so long as the eligible stockholder(s) and the director nominee(s) satisfy the requirements specified in the Proxy Access Bylaw. The Proxy Access Bylaw further provides that an eligible stockholder, or a group of eligible stockholders, may nominate up to the greater of (i) 25% of the total number of directors who are members of the Board as of the last day on which a proxy access notice may be submitted, or (ii) two directors, subject to reduction in the event a director has been elected to the Board through proxy access at one of the two immediately preceding annual meetings of our stockholders.
Stockholders who wish to recommend director nominees for inclusion in our proxy materials at the 2024 Annual Meeting of Stockholders in compliance with the Proxy Access Bylaw must do so by delivering a proxy access notice to be received by our Corporate Secretary no earlier than December 28, 2023, and no later than January 27, 2024.
In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or after June 26, 2024, such proxy access notice must be received by the later of (i) 180 days prior to the 2024 Annual Meeting of Stockholders, or (ii) the 10th day following the date that the 2024 Annual Meeting of Stockholders is first publicly announced or disclosed.
In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than April 27, 2024, and each nomination must comply with the SEC regulations

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or after June 26, 2024, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2024 Annual Meeting of Stockholders. A nomination that does not comply with the requirements set forth in the Amended and Restated Certificate of Incorporation and Bylaws will not be considered for presentation at the 2024 Annual Meeting of Stockholders. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting of Stockholders.

Evaluating Nominees for Director
Our Nominating, Compliance and Corporate Governance Committee will consider director candidates that are recommended by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above.
The Nominating, Compliance and Corporate Governance Committee may also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating, Compliance and Corporate Governance Committee. For example, it has retained an external advisory firm in connection with its efforts to identify two new, highly qualified and complementary independent directors to the Board. The Nominating, Compliance and Corporate Governance Committee will evaluate all candidates for director using the same approach regardless of who recommended them.
The Nominating, Compliance and Corporate Governance Committee will review candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating, Compliance and Corporate Governance Committee may consider the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating, Compliance and Corporate Governance Committee may review such directors’ overall service to the Board, the committees and Masimo during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating, Compliance and Corporate Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. When considering diversity in evaluating director nominees, the Nominating, Compliance and Corporate Governance Committee will focus on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board and considers diversity to include gender, sexual orientation, age, disability, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography.
In 2022, our Board amended our Corporate Governance Guidelines to implement a policy addressing board diversity when identifying potential director nominees. The policy provides that our Nominating, Compliance and Corporate Governance Committee will ensure that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates. In addition, any third-party consultant retained by our Nominating, Compliance and Corporate Governance Committee to furnish an initial list of director candidates will be requested to include qualified women and minority candidates, as is the case with the search currently being conducted with the support of an external advisory firm to identify two new, highly qualified and complementary independent directors to the Board.
The Nominating, Compliance and Corporate Governance Committee will evaluate each of the director candidates that have been recommended to it in compliance with the applicable requirements and make a recommendation to

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
the Board as to whether or not the Board should nominate the proposed director candidate for election by our stockholders.

BOARD LEADERSHIP STRUCTURE
Our Board believes that our CEO is best situated to serve as Chairman because he is the director who is most familiar with our business and industry and possesses detailed and in-depth knowledge of the issues, opportunities and challenges faced by us and is therefore best positioned to ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the Company, while the CEO brings Company-specific experience and expertise. Our Nominating, Corporate Governance and Compliance Committee regularly reviews our leadership structure. The committee’s review generally considers a variety of factors, including our governance practices and stockholder feedback on our Board and its leadership structure. In addition, the committee considers feedback on the Chairman of the Board received in connection with such Board evaluation. As a result of this ongoing review, the Board believes that the combined role of Chairman and CEO, working together with the Lead Independent Director, facilitates information flow between management and the Board, which is essential to effective governance. The Board believes that having one person serve as Chairman and CEO can provide synergies and efficiencies that enhance the functioning of the Board and, importantly, allow it to most effectively execute its role in overseeing business strategy. To balance the authority and influence inherent in the combined role of Chairman and CEO, our Board has been thoughtful in structuring the Lead Independent Director’s role with robust and clearly defined responsibilities. Importantly, the Board has considered feedback from stockholder engagement efforts and best practices in corporate governance.
Lead Independent Director
On March 22, 2023, in response to specific and broad-based stockholder feedback, our Board created a new position of Lead Independent Director and unanimously selected H Michael Cohen as our Lead Independent Director with responsibilities that are substantially similar to many of the functions typically fulfilled by a board chairman, as described below, and believes that such responsibilities provide an opportunity for the independent directors to discuss management performance and other issues.
As set forth in our Corporate Governance Guidelines, the responsibilities of the Lead Independent Director include:
•presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•providing input on Board agendas and materials in advance of Board meetings;
•if requested by stockholders, ensuring that he or she is available for consultation and direct communication; and
•performing such other functions as the Board may delegate.
Having the flexibility to select the appropriate structure based on the specific needs of our business is critical. Accordingly, consistent with the Board’s commitment to good corporate governance practices, our Board periodically reviews its leadership structure and will continue to evaluate and implement the leadership structure that it concludes most effectively supports our Board in fulfilling its responsibilities.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

BOARD’S ROLE IN RISK OVERSIGHT
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board exercises this oversight responsibility directly and through its committees. Each committee is responsible for evaluating certain risks and overseeing the management of such risks and reporting to the entire Board as necessary. The oversight responsibility of the Board and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across our business, and from our internal audit department, as well as input from external advisors, as appropriate. These reports are designed to provide timely visibility to the Board and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.
The full Board has primary responsibility for evaluating strategic and operational risk management. Our Board has responsibility for overseeing certain of our major risk exposures, including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility, and cybersecurity, as well as risks in other areas as our Board deems necessary or appropriate from time to time. Our Board also oversees the steps we have taken to monitor or mitigate these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our Board may exercise direct oversight with respect to these areas or delegate such oversight to committees in its discretion. In addition, our audit committee oversees our internal audit function.
While our Board oversees risk management, our Company’s management is charged with managing risk and bringing to our Board’s attention emerging risks as well as discussing the status of the long-term risks facing our Company. Our strategic planning processes are designed to facilitate the identification and management of such risks and ensure regular communication with our Board and its committees. Our Board, with independent leadership from the Lead Independent Director and working through its committees, proactively participates in the oversight of management’s actions. Periodically, at regularly scheduled Board meetings, our Company’s management provides the full Board with an analysis and assessment of the key risks facing our Company. Our Lead Independent Director and the Chairpersons of our committees review and approve the agendas for, and information provided in, such meetings, and, after consulting with the Chairman of our Board, may call for additional meetings or executive sessions of our Board or its committees to discuss risk-related topics as they may, individually or collectively, determine necessary or appropriate. Our Board also regularly engages with outside advisors and experts as it deems appropriate from time to time to evaluate and anticipate current key risk areas and consider strategies to respond. These advisors and experts provide valuable information, including outside perspectives and best practices, landscape overview, industry trends and peer data in areas such as the global regulatory environment, governance, compensation, global operations and sustainability, to facilitate our Board’s fulsome review and discussion of these risk areas with the management team, which then informs action and strategy.
Management assesses and prioritizes risks over the long term using quantitative and qualitative input on multiple key dimensions of enterprise risk, including, among other things, (i) patient safety, (ii) business and financial metrics, (iii) operational risks (disruptive events), (iv) reputation and brand, (v) legal and regulatory, and (vi) talent and employee well-being. We consider the immediacy and severity of enterprise risks as part of our assessment process.
Our Board committees each play a significant role in carrying out our Board’s risk oversight function. Our Audit Committee oversees risks related to our Company’s financial statements integrity and the financial reporting process, including our internal control over financial reporting, disclosure controls and procedures and accounting matters. Our Audit Committee may engage such other advisors as it deems appropriate to assess our Company’s management of risk. It also regularly reviews our risk management processes and regulatory compliance, including but not limited to mechanisms and channels for compliance concerns to be reported. Our Audit Committee also regularly reviews financial risks (insurance, credit, debt, currency risk and hedging programs), and other risks as the committee deems necessary or appropriate from time to time, including competition, pricing, regulation, intellectual property, technology and facilities obsolescence, natural and man-made disasters and industrial espionage, and reviews our procedures for detecting fraud. In addition, our Audit Committee considers and approves amendments

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
to the Code of Business Conduct and Ethics, and review the results of management’s efforts to monitor compliance with the same. In its oversight of our controls and procedures, our Audit Committee discusses with management and the independent auditors the design, implementation, adequacy and effectiveness of our accounting and financial reporting processes and systems of internal control, and establishes and oversees the processes and procedures for the receipt and treatment of complaints about accounting, internal accounting controls or audit matters.
Our Nominating, Compliance and Corporate Governance Committee considers risks related to succession planning, our environmental, social and governance practices and other governance-related risk exposures. Our Nominating, Compliance and Corporate Governance Committee oversees and reviews our cybersecurity, data privacy and other information technology risks, controls and procedures. In addition, our Nominating, Compliance and Corporate Governance Committee regularly reviews the corporate compliance program to assess its effectiveness and reviews our major legal compliance risk exposures.
Our Compensation Committee reviews risks relating to the compensation program and arrangements as well as human capital management, which is designed to attract, retain and motivate top quality talent. As part of its normal review of these risks, our Compensation Committee considers our Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on our Company. Our Compensation Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. Our Compensation Committee has determined that the implementation and structure of the compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on our Company. Our Compensation Committee further determines whether our Company’s compensation program and practices appropriately further the Company’s long-term strategic plan and avoid undue emphasis on short-term market value, without encouraging unreasonable or unrestricted risks. In making these determinations, our Compensation Committee considers the views of our Company’s compensation staff, legal counsel and internal audit team, results of stockholder advisory votes, as well as its outside advisors. In addition, our Compensation Committee oversees our Company’s compliance with regulatory requirements associated with the compensation of our directors, executive officers and other employees. Our Compensation Committee also oversees risk management relating to human capital management, including diversity, equity and inclusion, pay equity, workplace culture, employee engagement and the attraction and retention of talent.
The activities of each committee are reported regularly to the full Board. Our Board believes its choice of leadership structure as described under “Board Leadership Structure” above, facilitates effective risk oversight by our Board by ensuring independent director review, led by our Lead Independent Director and working through our independent Board committees, of key risk areas and management’s risk management actions and priorities. We further believe that Mr. Cohen, in his role as Lead Independent Director of the Board, will be instrumental in guiding our independent directors’ understanding of the most critical risks facing our Company and in helping them collaborate with members of management to reinforce the effectiveness of the Company’s enterprise risk management.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

INVESTOR FEEDBACK AND ENGAGEMENT
We believe that engaging with stockholders is fundamental to the Company’s success and our commitment to good governance. We seek to proactively listen to, understand and consider the opinions of our stockholders to stay aligned with stockholder priorities. See the discussion under “Stockholder Engagement” for additional details regarding our stockholder engagement.
Over the past several years, we have significantly expanded our stockholder engagement program to better understand the issues that are important to our stockholders and incorporate feedback into the Board’s decision-making process. Members of our management team, including our CEO, CFO, Chief Operating Officer, General Counsel and our Vice President of Investor Relations, and independent directors regularly meet with stockholders to gather their perspectives on key topics including our long-term strategy, financial and operational performance, risk management, corporate responsibility, executive compensation and governance practices.
Beyond our governance-focused engagement, our investor relations team and members of our senior management team regularly communicate with investors in connection with quarterly earnings calls, investor and industry conferences, analyst meetings and individual discussions with our stockholders. We believe that these practices helped the Company to successfully obtain high levels of stockholder approval on our Say-on-Pay Vote for five straight years preceding 2022 and will continue to incorporate the feedback provided by stockholders in the upcoming years.
As described in the diagram below, we report stockholder feedback regularly to our Board, which in turn uses this feedback to evaluate any changes to the Company’s practices year-round.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
In response to the results of our Say-on-Pay Vote at the 2022 Annual Meeting of Stockholders, our independent directors led an extensive outreach effort to understand our stockholders’ concerns and make responsive changes to our executive compensation program which are summarized below.

How Our Independent Directors Engaged With Stockholders Over The Last Twelve Months

The following independent directors engaged with our stockholders:	Met with stockholders representing more than:	Matters discussed during these meetings included:
•H Michael Cohen		•Board Declassification •Board Expansion •Lead Independent Director •Stockholders’ Rights Agreement •Executive Compensation
Lead Independent Director and Chairperson of the Audit Committee	50%

•Julie A. Shimer, Ph.D.
Chairperson of the Nominating, Compliance and Corporate Governance Committee	of our outstanding shares.

•Craig Reynolds
Chairperson of the Compensation Committee

How We Have Responded to the Feedback We Received

Investor Feedback - Corporate Governance	Our Response
Board Declassification: A number of stockholders expressed a strong preference for annual director elections.	The Board has approved, and recommends that stockholders vote in favor of, a proposal to stockholders for a vote at the Annual Meeting to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, which would result in one-year terms for all directors and requires the approval of 75% of the outstanding shares. If approved, the declassification of the Board would begin with the directors up for election at the 2024 Annual Meeting of Stockholders, with the Board becoming fully declassified at the 2026 Annual Meeting of Stockholders.
Board Expansion: Consider expanding the size of the Board, following contraction over the last few years due to director retirements and/or resignations.	The Board has decided to expand the size of the Board from five to seven members and has approved, and recommends a vote for, a proposal to approve, on an advisory basis, the increase in the total number of authorized members of our Board from five to seven. With the support of an external advisory firm, the Board’s Nominating, Compliance and Corporate Governance Committee has initiated a search process for two new, highly qualified and complementary independent directors. In connection with this process, the Board will continue to solicit feedback from the Company’s stockholders regarding specific individuals as well as qualities and experience that would be beneficial for the Board.
Lead Independent Director: Consider adding a lead independent director.	On March 22, 2023, the independent directors of our Board unanimously selected H Michael Cohen as the Board’s Lead Independent Director, responsible for presiding at meetings of the Board at which the Chairman is not present and providing input on Board agendas and materials in advance of Board meetings.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Investor Feedback - Corporate Governance - (Continued)	Our Response - (Continued)
Board Composition: A number of stockholders noted a heightened focus on diversity, including in particular a strong preference for increased female representation on the Board.	During 2022, our Board amended our Corporate Governance Guidelines to implement a policy addressing board diversity when identifying potential director nominees. The policy provides that our Nominating, Compliance and Corporate Governance Committee will ensure that the initial list of director candidates from which new Board nominees are chosen includes qualified women and minority candidates. In addition, any third-party consultant retained by our Nominating, Compliance and Corporate Governance Committee to furnish an initial list of director candidates will be requested to include qualified women and minority candidates.
Stockholders’ Rights Agreement: A number of stockholders did not support the presence of “poison pill” arrangement.	On March 22, 2023, the Board terminated the Rights Agreement. The Board does not currently intend to adopt another rights plan. If a new rights plan were to be adopted as a result of new circumstances arising in the future, the Board has agreed to seek stockholder approval of the rights plan within 12 months of its adoption unless the rights plan is terminated prior to such time.
Executive Compensation: Consider adding a relative TSR metric to the long-term incentive award.	For 2023, the Company has added a relative TSR metric to the performance share units granted to our executive officers that requires Company TSR out-performance at the 55th percentile relative to the constituents of the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period. If the Company’s absolute TSR is negative, the funding percentage is capped at 100%.
Executive Compensation: For long-term incentive compensation plans, consider moving to three-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.	For 2023, we have incorporated three-year cumulative Adjusted Product Revenue and Operating Margin performance metrics in the design of the performance share units.
Executive Compensation: Continue to enhance disclosure on our executive compensation program.
We have endeavored to increase the transparency of and details regarding our executive compensation program and governance practices throughout this Proxy Statement, including key details regarding 2023 enhancements to our incentive structures as outlined on page 70 of this Proxy Statement.

Executive Compensation: Stockholders expressed a preference that future executive employment agreements include only double trigger cash severance provisions in connection with a change-in-control.	Going forward, the Compensation Committee has committed that any new employment agreements will include only double trigger change-in-control provisions.
Voluntary CEO Waiver
In connection with the Board’s unanimous selection of H Michael Cohen as Lead Independent Director, Mr. Kiani has voluntarily irrevocably and permanently waived his right to treat the appointment of any lead independent director as “Good Reason” under his employment agreement with the Company, to terminate employment, and to receive contractual separation payments on this basis. For more information, please see the section entitled “Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” starting on page 105 of this Proxy Statement.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE RESPONSIBILITY & SUSTAINABILITY
Under the guidance and supervision of the Board, we pursue high standards of corporate responsibility and sustainability, including how we support, protect and empower our employees, how we work with our customers, how we govern the Company and how we connect with our communities. Our Nominating, Compliance and Corporate Governance Committee is tasked with the responsibilities to implement policies and practices that foster the Company’s environmental, social and governance initiatives, policies, practices and programs.

Environment
	●	We are committed to operating in an environmentally responsible manner and supports the internationally recognized environmental principles set forth in the United Nations Global Compact.
	●	We strive to identify new opportunities to improve the sustainability of our business and encourage our employees to join in our efforts.
Minimizing our environmental impact	●
As a global manufacturer of patient monitoring technology, our mission is to improve patient outcomes and reduce the cost of care. We also understand that the materials we use and the products we manufacture, which include single-patient-use sensors, have an impact on the environment.

	●	We are always considering ways to reduce the Company’s overall environmental footprint. We have implemented and will continue to implement measures to promote greater environmental responsibility, conserve resources and reduce waste in an effort to help combat climate change.
	●	We actively seek to decrease our energy consumption through the use of energy efficient fixtures and machinery, occupancy sensors, motion sensors and automated lighting controls.
	●	We have installed solar photovoltaic panels on key facilities to supply our energy needs for lighting, HVAC, manufacturing needs and electric vehicle charging.
	●	The lightweight design of our latest generation of RD patient sensors reduces material waste compared to our traditional cable-based sensors. Based on our shipments of the RD sensors between 2016 and 2022, the new RD sensors have resulted in approximately 2,688 metric tons of material eliminated, of which 1,588 metric tons was eliminated in 2022 alone.
	●	In 2023, we continue to focus on additional sensor material reduction savings, including material commodities.
	●	To reduce landfill waste, we recycle returned Masimo products to harness re-useable natural elements and materials to minimize raw material usage.

Supply Chain
	●	Our suppliers are critical partners in our chain. We are committed to efforts in preventing forced labor, modern slavery and human trafficking and child labor in our supply chain.
●
Ethical sourcing is an important facet of our ethical conduct strategy. We prohibit any form of forced labor, including slavery and human trafficking in our supply chain. We evaluate suppliers through questionnaires, supplier audits and risk-based assessments.

Responsibility in supply chain	●	We are committed to further improving our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard Responsible Mineral Initiative-Conflict Mineral Reporting Template and continuing our outreach efforts in order to further develop transparency in our supply chain and mitigate the risk that our use of conflict minerals benefits or finances armed groups.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Workforce/Workplace
	●	We understand the need for great ideas, innovation and leadership to stay current and relevant.
	●	We seek to retain our employees through fair and competitive compensation, benefits and challenging work experiences with increasing levels of responsibility.
	●	We are committed to maintaining a safe workplace environment free from discrimination and harassment.
Building an innovative, collaborative and diverse workforce	●
We do not tolerate employment discrimination based on race, religion, gender, age, marital status, ethnicity, national origin, sexual orientation, citizenship status, disability or other protected characteristics.

CYBERSECURITY RISK PRACTICES
Cybersecurity is a critical component of our risk management. We rely on information technology and any failure, inadequacy, interruption or security lapse of such technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.
Our cybersecurity program is focused on the following:
●    Cybersecurity Awareness: We identify and assess cyber risks through the dissemination of information from industry groups and third-party experts.
●    Training: We provide annual cybersecurity training for company personnel with network access and conduct periodic phishing exercises.
●    Technical Safeguards: We deploy measures to protect our network perimeter and internal information technology platforms, such as internal and external firewalls, network intrusion detection and prevention, penetration testing, vulnerability assessments, threat intelligence, anti-malware and access controls.
●    Vendor Management: For our vendors that receive personal information, we maintain data protection agreements that contain contractual provisions requiring safeguards for the protection of personal information.
●    Incident Response Plans: We maintain and update incident response plans that address the life cycle of a cyber incident (i.e., detection, response and recovery), as well as data breach response plans, and test those plans annually with tabletop exercises.
●    Mobile Security: We deploy controls to prevent loss of data through mobile devices.
●    Security Standards: We hold accreditations for information and security standards for HIPAA, HITRUST, NIST CSF, ISO 27001 and PCI DSS.
●    Insurance: We maintain a cybersecurity insurance program with established and respected insurance companies.

HUMAN CAPITAL MANAGEMENT
At the core of our long-term strategy for human capital management is attracting, developing and retaining the best talent globally with the right skills to drive our future success. We seek to attract and retain highly talented, highly motivated, experienced and well-educated individuals to support our long-term growth and profitability goals.
Our success and future growth is largely dependent on our continued ability to attract, recruit, retain and develop a diverse workforce at all levels of the organization. To succeed, we have developed key recruitment and retention strategies that we focus on as part of our overall management of our business. These include:

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
•Compensation. Our compensation program is designed to align the compensation of our employees with their performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. The structure of our compensation program balances incentive earnings for both short-term and long-term performance.
▪Our executive compensation program is designed so that a significant portion of compensation is “at-risk” based on performance, to align the interests of our executive officers with those of our stockholders.
▪We utilize a nationally recognized compensation consultant to evaluate our executive compensation program.
▪We provide employee compensation packages that are competitive and consistent with employee positions, experience, skills, knowledge and geography.
▪Annual increases and cash incentives are based on merit, and not guaranteed.
▪We offer a wide variety of benefits, including health insurance, paid time-off and a retirement plan, as well as voluntary benefits such as financial and personal wellness benefits.
•Developing Leaders of Tomorrow/Succession Planning. We are committed to identifying and developing the talents of our next generation of leaders. Our executive management team conducts organization and leadership reviews of all business leaders, focusing on our high-performing and high potential talent, diversity, and succession planning for critical roles. Our Board regularly oversees CEO and senior management succession planning, which is reviewed at least annually. Our CEO provides our Board with recommendations and evaluations of potential CEO successors, and reviews their development progress. Our Board regularly reviews potential internal senior management candidates with our CEO, including the qualifications, experience, and development priorities of these individuals. In addition, our Board engages with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience, as well as our strategies for enhancing representation of diverse teammates at senior levels of our Company and professional development for managers and senior leaders. Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected position vacancies, including those resulting from a major catastrophe, by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s business and operations.
•Employee Feedback and Retention. In 2020 and 2021, we were certified as a Great Place to Work®. In addition, for 2021 and 2022, we were recognized on Fortune Best Workplaces in Manufacturing & Production™. To assess and improve employee retention and engagement, we survey employees and take actions to address areas of employee concerns. The average tenure of our employees is approximately 5.4 years and more than 18% of our employees have been employed by us for more than ten years.
•Inclusion and Diversity. In fiscal 2022, our full-time employees increased from approximately 2,000 as of January 1, 2022 to 4,000 as of December 31, 2022 and our dedicated contract personnel worldwide increased from approximately 4,200 as of January 1, 2022 to approximately 5,900 as of December 31, 2022, primarily as a result of the Sound United acquisition. Of our full-time employees, approximately 69% were male and approximately 31% were female, and women represented approximately 23% of our management/leadership roles. Minorities represented approximately 47% of our U.S. workforce, and approximately 40% of our management/leadership roles.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

CHARITABLE OUTREACH
We undertake philanthropic activities both directly and indirectly through the non-profit organizations we support throughout the globe. We believe in being an active corporate citizen and, among other things, support programs, initiatives and research designed to improve patient safety and outcomes, promote efficient and cost-effective healthcare delivery, and provide advanced healthcare to people worldwide who may not otherwise have access to lifesaving technologies. The following summarizes our key contributions to charitable organizations during fiscal year 2022.

$1.0 Million in contributions to the Masimo Foundation	$4.9 Million in cash contributions to nonprofit organizations (other than the Masimo Foundation)	$0.4 Million in contributions of Masimo products to charitable organizations

MEETINGS AND EXECUTIVE SESSIONS
Our Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. Our Board also holds special meetings, as required from time to time, when important matters arise requiring Board action between scheduled meetings. During fiscal 2022, our Board met twenty-eight times. None of our directors attended fewer than 75% of the total number of meetings held by the Board and the committees (on which and for the period during which the director served) during fiscal 2022.
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive sessions at which only they are present.

LEAD INDEPENDENT DIRECTOR
On March 22, 2023, in response to specific and broad-based stockholder feedback, our Board created a new position of Lead Independent Director and unanimously selected H Michael Cohen as our Lead Independent Director with responsibilities that are substantially similar to many of the functions typically fulfilled by a board chairman, as described below, and believes that such responsibilities provide an opportunity for the independent directors to discuss management performance and other issues.
As set forth in the Company’s Corporate Governance Guidelines, the responsibilities of the Lead Independent Director include:
•presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•providing input on Board agendas and materials in advance of Board meetings;
•if requested by stockholders, ensuring that he or she is available for consultation and direct communication; and
•performing such other functions as the Board may delegate.
Having the flexibility to select the appropriate structure based on the specific needs of our business is critical. Accordingly, consistent with the Board’s commitment to good corporate governance practices, our Board periodically reviews its leadership structure and will continue to evaluate and implement the leadership structure that it concludes most effectively supports our Board in fulfilling its responsibilities.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

POLICY REGARDING BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS
It is the policy of our Board to invite directors and nominees for director to attend annual meetings of our stockholders. We expect any of them in attendance to be available to answer appropriate questions from our stockholders. We held one Annual Meeting of Stockholders in fiscal 2022, which was attended by the Chairman of our Board, Mr. Kiani.

INDEPENDENCE OF THE BOARD OF DIRECTORS
Our Board has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the rules and listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), a majority of the members of our Board must qualify as “independent” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” including those set forth in applicable Nasdaq Rules. Consistent with these considerations, after review of all relevant transactions or relationships between each director, and the director’s family members and Masimo, our senior management, and our independent registered public accounting firm, our Board has determined that all of our directors other than Mr. Kiani are independent, as that term is defined in Nasdaq Listing Rule 5605(a)(2), and that all members of the Audit Committee and the Compensation Committee meet the heightened independence standards applicable to such committees.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents” and/or in our public filings with the SEC.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders of Masimo wishing to communicate with our Board or an individual director may send a written communication to the Board or such director, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Compliance Officer. Each communication must set forth:
•the name and address of all the Masimo stockholders on whose behalf the communication is sent; and
•the number of shares of our common stock that are beneficially owned by the stockholders as of the date of the communication.
Each communication will be reviewed by our Compliance Officer to determine whether it is appropriate for presentation to the Board or the individual director. Examples of inappropriate communications include junk mail, spam, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. These screening procedures have been approved by a majority of the independent members of our Board. Communications determined by our Compliance Officer to be appropriate for presentation to the Board or such director will be submitted to the Board or the individual director on a periodic basis.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
In accordance with our Open Door Policy for Reporting Accounting, Audit, and Other Compliance Concerns (the “Open Door Policy”), all communications directed to the Board, a committee of the Board or an individual director relating to accounting topics, internal accounting controls, or auditing matters involving the Company are forwarded to our Compliance Officer regardless of the method of communication, and then promptly and directly forwarded by the Compliance Officer to the Audit Committee or the Board, as appropriate. All communications directed to the Board, a committee, or an individual director that relate to non-financial matters (including, without limitation, purported or suspected violations of any law or regulation, our Code of Business Conduct and Ethics or other policies) will be forwarded to our Compliance Officer, and, if the Compliance Officer deems the matter to be a potentially significant violation of law, the Code of Business Conduct and Ethics or company policy, the Compliance Officer will promptly and directly forward the communication to the Nominating, Compliance and Corporate Governance Committee.

INFORMATION REGARDING BOARD COMMITTEES
Our Board has established a standing Audit Committee, Compensation Committee, and Nominating, Compliance and Corporate Governance Committee to devote attention to specific subjects and to assist our Board in the discharge of its responsibilities. All of these independent committees operate under a written charter adopted by our Board, each of which is available on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.”
The following table provides committee membership and meeting information for fiscal 2022 for the Audit Committee, Compensation Committee and Nominating, Compliance and Corporate Governance Committee.

Committee Membership
Name	Independent	Audit	Compensation	Nominating, Compliance and Corporate Governance
Employee Director:
Joe Kiani	—	—	—	—
Non-Employee Directors:
H Michael Cohen	◆	À¬	✓	—
Adam Mikkelson	◆	À✓	✓	✓
Craig Reynolds	◆	—	¬	✓
Julie A. Shimer, Ph.D.	◆	À✓	—	¬
Total meetings in fiscal 2022		5	21	2
______________
¬    Committee Chairperson.     À Financial Expert.     ✓    Member.    ◆ Independent.
Audit Committee
We maintain a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel.
Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee. The policy of our Audit Committee is to create an environment that supports the integrity of our financial reporting process and the independence of the audit and the independent registered public accounting firm, and to maintain and foster an open avenue of communication among our Audit Committee, the independent registered public accounting firm and our financial management, and our internal auditors.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Members and Number of Meetings	Primary Committee Functions

Committee Members:(1)
● Appointing, retaining and determining the compensation of our independent registered public accounting firm;
● Reviewing and discussing the independence of the prospective independent registered public accounting firm before its engagement;
● Overseeing and approving any audit and non-audit services provided by our independent registered public accounting firm;
● Reviewing at least annually the qualifications, performance and independence of our independent registered public accounting firm;
● Overseeing the relationship with our independent registered public accounting firm, including the rotation of the audit partners, as well as reviewing and resolving any disagreements between our management and our independent registered public accounting firm regarding financial controls over financial reporting;
● Discussing with our management and our independent registered public accounting firm the design, implementation, adequacy and effectiveness of our accounting and financial reporting processes and systems of internal control, the adequacy and effectiveness of our information and cybersecurity policies and the internal controls regarding information security;
● Reviewing and discussing with our management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
● Overseeing and approving the annual Audit Committee Report to be included in our annual public filings;
● Reviewing the quarterly earnings announcements and any other public announcement regarding our results of operations with our management;
● Obtaining, reviewing and discussing reports from our independent registered public accounting firm relating to our critical accounting policies and practices;
● Evaluating the cooperation received by our independent registered public accounting firm during their audit examinations;
● Reviewing with our independent registered public accounting firm and, if appropriate, management, any “management” or “internal control” letter;
● Evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing our internal audit plan;
● Overseeing management risks relating to data privacy, technology and information security, including cybersecurity and back-up of information systems, and the steps we have taken to monitor and control such exposures;
● Establishing and overseeing the processes and procedures for the receipt, retention and treatment of any complaints regarding accounting, internal controls or audit matters, as well as the confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters;
● Considering and approving amendments to the Code of Business Conduct and Ethics, and reviewing the results of management’s efforts to monitor the compliance with the same;
● Considering waivers of the Code of Business Conduct and Ethics (other than waivers subject to review by the Board as a whole, as required by applicable law, the Nasdaq requirements and the SEC rules), and retaining authority to grant any such waivers;
● Periodically reviewing with our management the status of any legal or regulatory matters that could have a significant impact on our financial statements, including any material reports or inquiries from regulatory or governmental agencies;

Mr. Cohen, Chairperson

Mr. Mikkelson
Dr. Shimer

Number of Meetings:(2)
5

Attendance Rate:
100%

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Audit Committee	Primary Committee Functions - (Continued)

● Reporting to the Board material issues that arise regarding the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance or independence of our independent registered public accounting firm, the performance of our internal audit function or such other matters;
● Investigating any matter brought to its attention, with full access to our books, records, facilities and employees, and with sole authority to select, retain and terminate any consultant, legal counsel or advisor to advise the Audit Committee; and
● Reviewing annually the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

_____________
(1) Our Board has determined that each of Messrs. Cohen and Mikkelson and Dr. Shimer is an audit committee financial expert, as defined under applicable SEC rules, and that Messrs. Cohen and Mikkelson and Dr. Shimer each meet the background and financial sophistication requirements under Nasdaq Listing Rule 5605(c)(2)(A). In making this determination, the Board made a qualitative assessment of Messrs. Cohen’s and Mikkelson’s and Dr. Shimer’s level of knowledge and experience based on a number of factors, including each of their respective formal education and experience.

(2) Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary.
Compensation Committee
The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. The Compensation Committee has the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any compensation consultant or other advisor to assist it in the performance of its duties, but only after taking into consideration factors relevant to the advisor’s independence specified in Nasdaq Listing Rule 5605(d)(3). The Compensation Committee is responsible for evaluating whether any compensation consultant retained or to be retained by it has any conflict of interest. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and has sole authority to approve the advisor’s fees and the other terms and conditions of the advisor’s retention.
The policy of our Compensation Committee is to maintain an overall compensation structure designed to attract, retain and motivate top quality management and other employees by providing appropriate levels or risk and reward in proportion to individual contribution and performance. Our Compensation Committee is responsible for establishing appropriate incentives for management to further our long-term strategic plan and avoid undue emphasis on short-term market value.

Members and Number of Meetings	Primary Committee Functions

Committee Members:(1)
● Reviewing the effectiveness of our overall general compensation strategy, to assure that it promotes stockholder interests and supports our strategic and tactical objectives, and that it provides for appropriate rewards and incentives for our management and employees;
● Establishing annual and long-term performance goals for our executive officers;
● Conducting and reviewing with the Board an annual evaluation of the performance of our CEO and other executive officers;
● Reviewing compensation practices and trends and considering the competitiveness of the compensation of our executive officers;
● Reviewing and approving all salaries, bonuses, cash-based incentive compensation, equity awards, perquisites, post-service arrangements and other compensation and benefit plans for our CEO and all other executive officers;

Mr. Reynolds, Chairperson
Mr. Cohen
Mr. Mikkelson

Number of Meetings:(2)
21

Attendance Rate:
100%

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee	Primary Committee Functions - (Continued)

● Reviewing and approving the terms of any offer letter, employment agreements, termination agreements or arrangements, change-in-control agreements and other material agreements between us, on the one hand, and any of our executive officers, on the other;
● Acting as the administering committee of our Board for our executive compensation and cash incentive plans and for any equity incentive plans, including (i) establishing performance metrics, (ii) determining bonus payouts and whether awards that have performance-related criteria have been earned, (iii) approving and granting equity awards to employees and executive officers; (iv) amending equity plans as necessary or appropriate to carry out our compensation strategy; (v) correcting any defect in any equity compensation plan or other arrangement and (vi) modifying existing equity awards (with the consent of the grantees and/or stockholders, if required) and approving authorized exceptions to provisions of the equity plans;
● Reviewing and approving all equity-based incentive compensation plans and bonus plan, or any amendments thereto, and the aggregate cash amounts and numbers of shares to be paid or reserved for issuance thereunder after taking into consideration our strategies;
● Providing oversight for our overall compensation plans and benefit programs, including health and welfare benefit plans;
● Reviewing and approving compensation program as well as salaries, fees, bonuses and equity awards for the non-employee members of our Board;
● Reviewing and discussing with management, and recommending the annual Compensation Discussion and Analysis disclosure and the related tabular presentations regarding named executive officer compensation included in our annual public filings;
● Reviewing and discussing with appropriate executive officers compensation-related proposals to be considered at our annual meeting, and the results of any stockholder advisory votes and, based on such discussions, provide recommendations to the Board;
● Overseeing our compliance with regulatory requirements associated with the compensation of our directors, executive officers and other employees, including (i) monitoring our compliance with the requirements relating to loans to officers and directors and (ii) reviewing and administering the “Clawback policy” or similar policy or agreement between our company and our executive officers;
● Overseeing and approving the annual Compensation Committee Report included in our annual public filings;
● Overseeing risks and exposures associated with our executive compensation program and arrangements, including incentive plans, and reviewing with management the steps management has taken, or should consider taking, to monitor or mitigate such exposures;
● Reviewing human capital management strategies, programs and policies, including, but not limited to, those regarding recruitment, retention, career development, diversity, equity and inclusion, pay equity, workplace culture, and employee engagement; and
● Reviewing annually the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

_____________
(1) Our Board has determined that all members of our Compensation Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2) and Rule 10C-1 of the Exchange Act.
(2) The Compensation Committee meets from time to time during the year.
The Compensation Committee has retained the services of Compensia, Inc. (“Compensia”) to assist the Compensation Committee in assessing and determining competitive compensation packages and to provide input on other executive compensation related matters. Compensia provides no other services to Masimo, and its sole relationship with Masimo is as an advisor to the Compensation Committee.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS
For more information regarding the Compensation Committee’s engagement of Compensia, see “Executive Compensation—Compensation Discussion and Analysis” starting on page 69 of this Proxy Statement.
The Compensation Committee meets outside the presence of all of our executive officers, including the NEOs, in order to consider appropriate compensation for our CEO. Our CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. When considering the appropriate compensation of our other NEOs, the Compensation Committee meets outside the presence of all executive officers except for our CEO. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2022 are described in greater detail in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement.
Nominating, Compliance and Corporate Governance Committee
The charter of the Nominating, Compliance and Corporate Governance Committee grants the committee full access to all of our books, records, facilities and personnel.
The policy of our Nominating, Compliance and Corporate Governance Committee is to promote good corporate governance, ensure the Board is comprised of only highly qualified directors with a wide range of diverse backgrounds, and foster open communication between our Nominating, Compliance and Corporate Governance Committee and our management.

Members and Number of Meetings	Primary Committee Functions

Committee Members:(1)
● Evaluating the composition, size, organization and governance of our Board and its committees to ensure that they appropriately reflect the knowledge, skills, integrity, ethics, diversity (including that of gender, sexual orientation, disability, age, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography), and other characteristics required to fulfill their respective duties, and determining future requirements;
● Making recommendations to our Board about the appointment of directors to committees of our Board;
● Recommending the selection of chairs of these committees to the Board;
● Reviewing and recommending to our Board director independence determinations made with respect to continuing and prospective directors and members of the independent committees of the Board;
● Developing and recommending to our Board policies for considering director nominees for election to the Board and committee members;
● Identifying potential candidates for election to the Board consistent with criteria approved by the Board;
● Overseeing our Board’s performance and annual self-evaluation process;
● Considering the need and, if necessary, develop and institute plans or programs for the continuing education of directors and/or for the orientation of new directors, and evaluating the participation of members of the Board in continuing education activities in accordance with Nasdaq Rules;
● Reviewing and evaluating plans for succession to the offices of our CEO and other executive officers, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

Dr. Shimer, Chairperson
Mr. Mikkelson
Mr. Reynolds

Number of Meetings:(2)
2

Attendance Rate:
100%

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

Nominating, Compliance, Corporate Governance Committee	Primary Committee Functions - (Continued)

● Reviewing our process for stockholder communications with the Board, and making such recommendations to the Board with respect thereto as the committee deems appropriate;
● Overseeing corporate governance practices, including reviewing and recommending to the Board for approval any changes to our corporate governance framework;
● Overseeing our corporate compliance programs;
● Overseeing our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management;
● Overseeing our efforts with regard to corporate responsibility and sustainability, including potential long and short-term trends and impacts to our business of environmental, social and governance initiatives, and our public reporting on these topics;
● Overseeing our environmental, social and governance program and strategy;
● Reviewing, as appropriate, related party transactions;
● Overseeing our information security risk management, including our cybersecurity, data privacy and other information technology risks, controls and procedures and our plans to mitigate cybersecurity risks and to respond to data breaches;
● Overseeing and determining compliance with our stock ownership guidelines; and
● Reviewing annually the performance of the Nominating, Compliance and Corporate Governance Committee and its members, including compliance of the Nominating, Compliance and Corporate Governance Committee with its charter.

__________________
(1) Our Board has determined that all members of our Nominating, Compliance and Corporate Governance Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2).
(2) The Nominating, Compliance and Corporate Governance Committee meets from time to time during the year.

| 2023 Proxy Statement

Table of Contents	CORPORATE GOVERNANCE AND BOARD MATTERS

NON-EMPLOYEE DIRECTOR COMPENSATION
During fiscal 2022, our Non-Employee Director Compensation Policy provided for the following compensation:

Compensation Item(s):	Annual Amount
Annual Cash Retainer(1)
Board Service	$70,000
Audit Committee	12,500
Compensation Committee	10,000
Nominating, Compliance and Corporate Governance Committee	5,000
Committee Chairperson Annual Cash Retainer(2)
Audit Committee	$25,000
Compensation Committee	20,000
Nominating, Compliance and Corporate Governance Committee	15,000
Equity Awards(3)(4)
Restricted Share Units	$200,000
____________
(1)    All annual cash retainers are payable on a quarterly basis in arrears. For Board committee members, excluding the Chairperson of each Board committee.
(2)    All annual cash retainers are payable on a quarterly basis in arrears.
(3)    Each year on the date of our annual meeting of stockholders, each non-employee director is granted an award of restricted share units (“RSUs”) with respect to shares of our common stock having a grant date fair value of $200,000, rounded down to the nearest whole share, which will vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders.
(4)    Our Non-Employee Director Compensation Policy also provides that all RSU awards granted to the non-employee directors pursuant to the policy will vest in full in the event of a change-in-control of Masimo.
(5)    The chart above illustrates the proportions of the base annual cash retainer paid to each non-employee Board member and the annual equity award granted to each non-employee Board member. Board member may be eligible for additional cash retainers for serving on various committees as well as for serving as a Committee Chairperson.
The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board for the fiscal year ended December 31, 2022.

Fiscal 2022 Non-Employee Director Compensation Table:
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Option Awards(4)	All Other Compensation	Total
H Michael Cohen	$105,000	$199,953	$—	$—	$304,953
Adam Mikkelson	97,500	199,953	—	—	297,453
Craig Reynolds	95,000	199,953	—	—	294,953
Julie A. Shimer, Ph.D.	97,500	199,953	—	—	297,453
______________
(1)Our Chairman and CEO, Mr. Kiani, is not included in this table as he is an employee of Masimo and therefore receives no compensation for his service as a director. Mr. Kiani’s compensation is included in the “Summary Compensation Table” on page 92 of this Proxy Statement.
(2)These amounts generally represent the aggregate grant date fair value of the RSU awards granted to each listed non-employee director in fiscal 2022, computed in accordance with Financial Accounting Standard Board Accounting Standard Codification Topic 718 (“ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2022. The value as of the grant date for the RSU awards is calculated based on the number of RSUs at the grant date market price and is recognized once the requisite service period for the RSUs is satisfied. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 20 to our Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Stock-Based Compensation” included in our 2022 Annual Report on Form 10-K.
(3)    As of December 31, 2022, each of our non-employee directors held RSU awards with respect to 922 shares of our common stock.
(4)    As of December 31, 2022, none of our non-employee directors held any options to purchase shares of our common stock other than Mr. Reynolds, who held options to purchase an aggregate of 50,000 shares.

| 2023 Proxy Statement

Table of Contents	AUDIT RELATED MATTERS

AUDIT RELATED MATTERS

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit, audit-related and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.
The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the independent registered public accounting firm’s independence.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to Masimo for the fiscal years ended December 31, 2022 and January 1, 2022 by Grant Thornton LLP, our independent registered public accounting firm for such periods. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
Fees	December 31, 2022	January 1, 2022
Audit Fees(1)	$4,404,388	$2,238,944
Audit-Related Fees(2)	39,222	37,212
Tax Fees(3)	39,075	36,267
All Other Fees(4)	6,000	—
Total Fees	$4,488,685	$2,312,423
______________
(1)Audit fees consist of fees billed for services rendered for the audit of our consolidated annual financial statements, including performance of the attestation procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees consist of fees for assurance and related services performed by our independent registered public accounting firm and include fees reasonably related to the performance of the audit of our U.S. retirement savings plan.
(3)Tax fees consist of fees related to certain U.S. state and local tax preparation and consultation services.
(4)All other fees primarily consist of fees associated with other mandatory filings.

| 2023 Proxy Statement

Table of Contents	AUDIT RELATED MATTERS

AUDIT COMMITTEE REPORT
Our Audit Committee is composed of “independent directors,” as determined in accordance with Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.”
As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally-accepted auditing standards and issuing a report. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for fiscal 2022.
The Audit Committee has:
•reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;
•discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the applicable requirements of the Public Company Accounting Oversight Board and discussed Grant Thornton LLP’s independence with them.
In addition, the Audit Committee has met separately with management and with Grant Thornton LLP as part of the committee’s quarterly meetings.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The Audit Committee also has selected and engaged Grant Thornton LLP as Masimo’s independent registered public accounting firm for the fiscal year ending December 30, 2023, and is seeking ratification of the selection by Masimo’s stockholders.

Audit Committee
Mr. H Michael Cohen
Mr. Adam Mikkelson
Dr. Julie A. Shimer

This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

| 2023 Proxy Statement

A Letter From Our Compensation Committee Chairperson
Craig Reynolds Compensation Committee Chairperson May 24, 2023
Dear Fellow Stockholders,
Fiscal year 2022 represented an inflection point for Masimo. Our long-standing healthcare business outperformed expectations and we continued to innovate and deliver clinically proven new products in the professional healthcare markets. We also accelerated our strategy to capture consumer health market opportunities with the acquisition and integration of Sound United, which brought with it consumer engineering, sales, marketing and distribution expertise that we are leveraging to capture new opportunities in the hearables, wearables and telemonitoring markets. While these efforts are remarkable on their own, during 2022, we also spent considerable time and effort to evolve our executive compensation and corporate governance practices through a series of twenty-one compensation committee meetings and two nominating, governance and compliance committee meetings to review and consider potential changes, with the hope of exceeding stockholder expectations for 2023 and beyond.
We take stockholders’ input very seriously, and viewed the 47.4% support of say-on-pay at our 2022 Annual Meeting of Stockholders as unacceptable. We were particularly disappointed given the continuous improvements in the say-on-pay results over the last five years preceding 2022. Accordingly, since the 2022 Annual Meeting of Stockholders, we proactively met with a significant number of stockholders, representing more than 50% of Masimo’s outstanding shares to help us better understand stockholder perspectives and concerns expressed through that vote. With this critical information in hand, we reviewed our executive compensation practices and considered what changes would better serve stockholders’ interests and align with the expectations you shared during these valuable conversations. Following that review, and after thorough deliberation, we have adopted the following key changes to our executive compensation practices, effective for fiscal year 2023:
•We have transitioned our performance share units granted under the long-term incentive program to be based entirely on three-year cumulative financial performance metrics;
•To effectively balance growth, profitability and stockholder experience, we have added a relative Total Shareholder Return metric to the performance share units that requires us to outperform the Nasdaq Composite Index over the three-year performance period to achieve target performance; and
•Any new employment agreements we enter into will include only double trigger change-in-control provisions, that is, we must experience a qualifying change-in-control event and an executive must have his or her employment terminated in order to be eligible to receive any severance payments.
We believe these changes will meaningfully strengthen the pay and performance alignment of our compensation structure, and reinforce our commitment to incentivizing consistent, long-term growth and stockholder value creation.
As management continues to execute on our strategic priorities, the Compensation Committee remains committed to designing an executive compensation program that drives achievement of these opportunities and priorities and, in turn, strong stockholder returns.
We thank you for your time and valuable feedback in helping us further enhance Masimo’s compensation practices, and appreciate your continued support and investment in the years ahead.
Sincerely,
Craig Reynolds
Compensation Committee Chairperson

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis may contain statements regarding future individual and Company performance targets and goals. Any targets and goals so disclosed are referenced in the limited context of Masimo’s compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Masimo specifically cautions investors not to apply these statements to other contexts.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program for our Principal Executive Officer, Principal Financial Officer, the next three most highly-compensated executive officers of the Company that were serving as an executive officer at the end of fiscal 2022 and one executive officer that was no longer serving as an executive officer at the end of fiscal 2022 (our “Named Executive Officers” or “NEOs”). During fiscal 2022, these individuals were:

Name	Position(s)
Joe Kiani	Chief Executive Officer and Chairman of the Board
Micah Young	Executive Vice President, Chief Financial Officer
Bilal Muhsin	Chief Operating Officer
Tao Levy	Executive Vice President, Business Development
Tom McClenahan	Executive Vice President, General Counsel and Corporate Secretary
Kevin Duffy	Former President, Consumer Division(1)
______________
(1)     Mr. Duffy’s employment with us commenced on April 11, 2022 in connection with the Sound United acquisition and was terminated without cause effective August 5, 2022.
Our Compensation Discussion and Analysis also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2022, including the key factors that the Compensation Committee considered in determining their compensation.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY
Our compensation program is designed to attract and retain highly-qualified employees within our industry and motivate them to perform at the highest level while executing our long-term plan. In retaining and motivating high-caliber talent, the Compensation Committee is committed to promoting a performance-based culture. Accordingly, we deliver the vast majority of our executives’ pay opportunities in the form of annual and long-term incentives tied to challenging financial metrics that incentivize management to successfully deliver on the long-term plan and our commitments to our stockholders.
Fiscal 2022 Corporate Performance Highlights

Financial Performance Summary(1)
					% Change
(in millions, except per share data and percentages)	2022	2021	2019	2017	1-Year (’22 vs ’21)	3-Year (’22 vs ’19)	5-Year (’22 vs ’17)
GAAP Revenue	$2,035.8	$1,239.2	$937.8	$790.2	64%	117%	158%
Non-GAAP Revenue	2,035.8	1,239.2	936.4	738.2	64	117	176
GAAP Operating Profit	210.0	275.8	221.2	183.8	(24)	(5)	14
Non-GAAP Operating Profit	362.2	294.8	224.7	137.0	23	61	164
GAAP Earnings Per Share	2.60	3.98	3.44	2.23	(35)	(24)	17
Non-GAAP Earnings Per Share	4.59	3.99	3.22	1.73	15	43	165
______________________
(1)    Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

Strategic Achievements
•We had a record year for U.S. healthcare business and the second highest year for our worldwide healthcare business in terms of new customer wins over to Masimo technologies;
•We achieved 7% growth in our installed base of technology boards and instruments, which now stands at approximately 2.5 million devices;
•We drove further adoption of our hospital automation platform solutions across the various care areas of the hospitals we serve. The number of beds connected via Patient SafetyNet™(2) and Iris Gateway® increased by 19% and our Root™ connectivity platform installations grew by more than 30% in 2022;

•We unlocked massive new market opportunities for our pipeline of consumer health products through the acquisition of Sound United, which provides immediate critical mass in the consumer channel;
•We launched the Masimo W1™, the first health watch to offer accurate, continuous measurements; and
•We unveiled a broad portfolio of consumer health products that are scheduled to launch in 2023, such as Freedom™ premium consumer smartwatch, our sleep and fitness band, Denon® earbuds with adaptive acoustic technology (AAT™), and the Stork™ hospital-quality home baby monitor with Safety-Net Alert.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Total Shareholder Return (as of May 1, 2023)

TSR as of 5/1/2023	Ticker	1 Year	5 Year	10 Year
Masimo	MASI	59%	106%	852%
S&P 500	^SP500TR	2%	71%	219%
NASDAQ Composite	^XCMP	(2)%	79%	311%
Medical Devices Index	^DJSMDQT	4%	85%	396%

Our TSR has continued to outperform those of the S&P 500, the Nasdaq Composite Index and the Medical Devices Index over the prior ten-year period.
Several widely accepted measures of operating performance reflect the strength of our fiscal 2022 financial performance on both an absolute and relative basis, as compared to other companies that comprised our fiscal 2022 compensation peer group.

Measures of Operating Performance	Masimo Performance	Percentile Ranking Versus Fiscal 2022 Compensation Peer Group Companies
Return on Equity	9.9%	64th
Return on Capital	7.2%	68th
Return on Assets	5.6%	53rd
Total Revenue Growth	64.0%	Highest
Operating Margin	11.3%	18th
________________________
(1)    Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
We believe that our fiscal 2022 performance results reflect the continued attention and focus by our executive team on delivering financial results that reflect not only revenue growth, but also strong financial returns based on our assets, equity and capital structure. In fact, our fiscal 2022 performance results placed Masimo much higher than the median of our fiscal 2022 compensation peer group for all measures except operating margin, which was impacted by our acquisition of Sound United, with return on capital at the 68th percentile. We believe that our strong operating performance measures relative to our compensation peer group further demonstrates the success of our executive team’s efforts during fiscal 2022.
Consideration of Say-on-Pay Advisory Vote
Our Board believes that it is important to be responsive to feedback from our stockholders about our executive compensation program. In response to the disappointing level of stockholder support for say-on-pay at the 2022 Annual Meeting of Stockholders, our independent directors led an extensive outreach effort to understand our stockholders’ concerns regarding our compensation practices. The CEO and other executives participated in these meetings but were not present for discussions of their compensation. Across conversations with stockholders holding over 50% of our outstanding shares, we received valuable feedback that the Compensation Committee carefully considered in designing our 2023 executive compensation program. Key compensation-related themes discussed across these meetings, as well as how we responded to the feedback received, are summarized below. Please see “Corporate Governance and Board Matters—Investor Feedback and Engagement” for further information regarding our outreach efforts with our stockholders over the last 12 months.
Stockholder Feedback Related to Executive Compensation

Investor Feedback	Our Responses
Consider adding a relative TSR metric to the long-term incentive award.	For 2023, we have added a relative TSR metric to the performance share units granted to our executive officers that requires Company TSR out-performance at the 55th percentile relative to the constituents of the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period. If the Company’s absolute TSR is negative, the funding percentage is capped at 100%.
For long-term incentive compensation plans, consider moving to three-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.	For 2023, we have incorporated three-year cumulative Adjusted Product Revenue and Operating Margin performance metrics into the design of the performance share units.
Continue to enhance disclosure on our executive compensation program.	We have endeavored to increase the transparency of and details regarding our executive compensation program and governance practices throughout this Proxy Statement, including key details regarding 2023 enhancements to our incentive structures as outlined below.
Stockholders expressed a preference that future executive employment agreements include only double trigger cash severance provisions in connection with a change-in-control.	Going forward, the Compensation Committee has committed that any new employment agreements will include only double trigger change-in-control provisions.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Overview of 2023 Incentive Compensation Program Design
Our Board believes that it is important to be responsive to stockholders’ viewpoints about our executive compensation program. After considering the feedback we received from stockholders as summarized above, we made several responsive changes to enhance our 2023 incentive compensation structures. Key features of our 2023 annual and long-term incentive programs are highlighted in the following tables.

2023 Annual Cash Incentives
Performance Period	Annual cash incentives are earned, if at all, at the end of a one-year performance period based on the Company’s actual performance as measured against pre-established performance objectives.
Metrics and	2023 Adjusted Revenue (50%)
Weighting	2023 Adjusted Non-GAAP Earnings Per Share (50%)
Performance Achievement	Maximum: 200%
Target: 100%
Threshold: 50%
Achievements between the threshold and maximum are based on a linear interpolation between points along the funding percentage curve.
Rigorous Performance Goals
2023 Adjusted Revenue: The target for the Company’s revenue was set above the midpoint of its financial guidance range, which represents a significant increase in revenue compared to the prior year actual results. Furthermore, the target is intended to incentivize management to deliver revenue performance that exceeds the growth rates of the markets in which the Company competes.

2023 Adjusted Non-GAAP Earnings Per Share: The target for the Company’s earnings per share (EPS) was set above the midpoint of its financial guidance range. The target represents a significant increase in earnings compared to prior year actual results, after adjusting for the impact of foreign currency headwinds and increased interest expense.

Details regarding the established threshold, target and maximum goals for each metric will be disclosed in next year’s proxy statement.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

2023 Equity Awards
Equity Vehicle Mix and Performance Period	25% in the form of Stock Option Awards, which vest annually over a five-year period.
75% in the form of PSU Awards, that vest after three-years based on our actual performance in the third-year of the performance period as measured against multiple pre-established performance objectives.

PSU Metrics and Weighting	Three-Year Cumulative Adjusted Revenue (40%): Represents the sum of the Company’s revenues for the three-year performance period (i.e. FY 2023, 2024 and 2025).
Three-Year Cumulative Adjusted Non-GAAP Operating Profit (40%): Represents the sum of the Company’s operating profit for the three-year performance period.

Three-Year Relative TSR (20%): Represents the Company’s TSR as a percentile ranking relative to the constituents of the Nasdaq Composite Index for the three-year performance period (i.e., beginning on January 1, 2023 and ending on December 31, 2025).

PSU Payout Range	Maximum: 200%
Target: 100%
Threshold: 50%
Achievements between the threshold and maximum are based on a linear interpolation between points along the funding percentage curve.
Rigorous Performance Goals
Three-Year Cumulative Adjusted Revenue: The target for the Company’s revenue was set above the midpoint of its’ financial guidance range and represents significant increases in revenue for each year of the performance period. Furthermore, the target is intended to incentivize management to deliver revenue performance that exceeds the growth rates of the markets in which the Company competes.

Three-Year Cumulative Adjusted Non-GAAP Operating Profit: The target for the Company’s operating profit was set above the midpoint of its’ financial guidance range and represents significant increases in operating profit for each year of the performance period.

Three-Year TSR: Targets the Company’s TSR performance at the 55th percentile ranking of the constituents of the Nasdaq Composite Index for the three-year performance period. If the Company’s TSR is negative, the funding percentage is capped at 100% for the relative TSR metric component of the award.

Details regarding the threshold, target and maximum goals for each metric will be disclosed at the end of the performance period.
Performance Achievement %	Revenue and Operating Profit	Relative TSR
	Maximum: 110% of target	Maximum: 154.5% (85th percentile)
	Target: 100% of target	Target: 100% (55th percentile)
	Threshold: 90% of target	Threshold: 45.5% (25th percentile)
Fiscal 2022 NEO Compensation Highlights
We believe that our fiscal 2022 executive compensation decisions were closely aligned with our stockholders’ interests. While base salary and an annual cash bonus opportunity focused on the achievement of shorter-term goals, our equity awards, in the form of options to purchase shares of our common stock and PSU awards, are wholly performance-based to provide for a longer-term compensation structure to focus executives’ attention on our long-term operating results that will drive sustained value creation for our stockholders, and use extended vesting schedules to promote retention. Further, through the use of performance-based annual cash bonuses, stock options and PSU awards, the vast majority of our executive officers’ fiscal 2022 annual compensation was at risk and was directly tied through performance-based annual cash bonuses and LTI compensation in the form of stock options and PSU awards, to the achievement of financial and operating results that increased stockholder value.
The Compensation Committee took the following key actions for fiscal 2022 with respect to the compensation of our NEOs:
•Base Salaries - We increased the annual base salaries of our NEOs (except for Mr. Duffy, who only served as an executive officer from April to August 2022), during fiscal 2022 to address inflationary pressures, retention concerns, and, in the case of the CFO, expanded job responsibilities, as well as to ensure they continued to be market-competitive. Please see “Individual Compensation Elements —Base Salary” on page 81 of this Proxy Statement for additional information.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
•Annual Cash Incentives - Based solely on objective, pre-established financial measures, weighted equally between Adjusted Product Revenue(2) and Adjusted Non-GAAP EPS(2) for fiscal 2022, as a result of combined achievement at 90% of target, we paid annual cash bonuses under our fiscal 2022 Executive Bonus Incentive Plan to our NEOs other than our CEO (other than Mr. Duffy, who was not eligible for a cash bonus under our 2022 Executive Bonus Incentive Plan as his employment with us terminated effective August 5, 2022), ranging from $376,200 to $564,300, and to our CEO in the amount of $1,123,007.
•LTI Compensation - Equity Awards - In February 2022, we granted options to purchase shares of our common stock to each of our NEOs (other than our CEO and Mr. Duffy, who was appointed our President, Consumer, in April 2022) with a grant date fair value ranging from $329,992 to $659,984, and an option to purchase shares of our common stock to our CEO with a grant date fair value in the amount of $3,299,970. In February 2022, we also granted PSU awards with a target grant date fair value ranging from $989,919 to $1,979,995 to our NEOs (other than our CEO and Mr. Duffy) and a PSU award with a target grant date fair value of $9,899,973 to our CEO.
Target Total Direct Compensation
The following charts show the mix of our CEO’s and, on average, each of our other NEOs’ (other than Mr. Duffy’s) target total direct compensation for fiscal 2022, consisting of base salary, a target annual cash bonus opportunity and the grant date fair value of the equity awards granted during the year:

Chief Executive Officer

Annual Cash Incentive: 7.2%
Stock Options: 21.2%
Base Salary: 8.0%
PSUs: 63.6%

Average of Other NEOs
Annual Cash Incentive: 18.1%
Base Salary: 20.1%
Stock Options: 15.5%
PSUs: 46.3%

Total long-term incentive compensation =	84.8%	Total long-term incentive compensation =	61.8%
Total “at risk” compensation =	92.0%	Total “at risk” compensation =	79.9%

We have also aligned the interests of our executive officers with those of stockholders and our long-term interests through executive stock ownership requirements. The policy requires (i) our CEO to own and hold shares of our common stock with a value equal to at least six times his annual base salary and (ii) our other executive officers to own and hold shares of our common stock with a value equal to the executive officer’s annual base salary. As of March 31, 2023, each of our executive officers to whom such stock ownership requirements are applicable was in compliance with such requirements.

__________________________________________________________________________
(2)    Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2022, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:
What We Do
✓    Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish and review our compensation practices.
✓    Compensation Committee Retains an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management.
✓    Annual Executive Compensation Review. At least once a year, the Compensation Committee conducts a review of our compensation strategy.
✓    Compensation At-Risk - Pay For Performance. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at-risk” based on corporate performance, to align the interests of our executive officers with those of our stockholders. Further, as our executives derive value from stock options if, and only if, the price of our stock increases over time, our Compensation Committee considers our equity incentives to be 100% performance-based.
✓    Annual Compensation-Related Risk Assessment. The Compensation Committee considers our compensation-related risk profile to ensure that our compensation plans and arrangements do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.
✓    Multi-Year Vesting Requirements. To align the interests of our executive officers with those of our stockholders, the time-based stock option awards granted to our executive officers vest over a five-year period. In 2022, we granted our executive officers PSU awards that will be earned, if at all, at the end of a three-year performance period based on our actual performance in the third-year of the performance period as measured against pre-established performance objectives relating to fiscal 2024 Adjusted Product Revenue(2) and fiscal 2024 Adjusted Non-GAAP Operating Profit(2).
✓     Clawback Policy. We have adopted a compensation recovery (“Clawback”) policy, which enables our Board to recover incentive compensation (including gains from equity awards) from our current and former executive officers that is based on erroneous data, received during the three-year period preceding the date on which we become required to prepare an accounting restatement; and is in excess of what would have been paid if calculated under the restatement.
✓    Robust Stock Ownership Policies. We have adopted stock ownership policies for our executive officers and the non-employee members of our Board under which they must accumulate and maintain, consistent with the terms of our stock ownership policy, a certain value of shares of our common stock. For additional information, see “Ownership of Our Stock - Stock Ownership Policy” starting on page 121 of this Proxy Statement.

__________________________________________________________________________
(2)    Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
✓    Annual Stockholder Advisory Vote on Named Executive Officer Compensation. We conduct an annual stockholder advisory vote on the compensation of our NEOs. The Compensation Committee considers the results of this advisory vote during the course of its deliberations on our executive compensation program.
✓    Stockholder Engagement Led by Independent Directors. Our independent directors, including the Chairperson of our Compensation Committee, engage with our stockholders on executive compensation matters regularly.

What We Do Not Do
✗    No Guaranteed Bonuses. We do not provide guaranteed bonuses to our executive officers.
✗    Upward Discretion. We do not exercise upward discretion on our pre-established compensation goals.
✗    No Special Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our executive officers, other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), on the same basis as our other employees.
✗    No Hedging; Pledging Requires Pre-Approval. We prohibit our employees, including our executive officers, and the non-employee members of our Board from hedging our equity securities. In addition, all pledging of our equity securities by our executive officers and members of our Board must be pre-approved by the Compensation Committee and, as a condition to pre-approving any pledge of our equity securities, the executive officer or member of our Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.
✗    No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) to our executive officers on any perquisites or other personal benefits.
✗    No Tax Gross-Up Payments on Post-Employment Compensation Arrangements. We do not provide any tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change-in-control of the Company.
✗    No New Single-Trigger Change-in-Control Provisions. Our Compensation Committee has committed that any new employment agreement will include only double trigger change-in-control provisions.
✗    No Stock Option Repricing. We do not permit options to purchase shares of our common stock to be repriced to a lower exercise price without the approval of our stockholders. We have never repriced our stock options.
✗    No Evergreen Provisions. The 2017 Equity Incentive Plan does not contain an annual “evergreen” provision that increases the number of shares available for issuance each year. The 2017 Equity Incentive Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares that may be issued subject to awards under the 2017 Equity Incentive Plan.

COMPENSATION PHILOSOPHY AND OBJECTIVES
The primary objective of our executive compensation program is to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our success in driving our technologies and products to the broadest number of patients, and in turn, creating sustainable long-term value. We seek to accomplish this objective in a way that is aligned with the long-term interests of our stockholders.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Compensation Philosophy
We operate within a complex business environment that requires a strong management team. Our business model requires our management team to be adept at developing competitive healthcare and consumer products and sales/marketing strategies to support multiple customers, including hospitals, alternate care facilities and original equipment manufacturers within multiple geographies, as well as consumer products sold direct-to-consumers, or through authorized retailer and wholesalers. Many of our competitors have substantially greater capital resources, larger customer bases and larger sales forces than we do, and have ties with group purchasing organizations and other purchasers that are stronger than ours. In addition, the medical device industry is characterized by rapid product development and technological advances, which require our management team to be adept at managing these key areas of the business.
As a result, the Compensation Committee believes that it is critical to attract, develop and retain a highly-qualified management team with the experience, knowledge, expertise and vision capable of not only operating, but also excelling, in this complex and competitive business environment, including competing against larger competitors and developing and commercializing new products, new and improved technologies and new applications for our existing technologies.
Compensation Objectives
Our executive compensation program is intended to help us achieve and foster a goal-oriented, highly-motivated management team with a clear understanding of our business objectives and shared corporate values. To this end, the Compensation Committee believes that our executive compensation program should provide compensation that:
•attracts and retains the best executive talent;
•appropriately aligns with our business objectives and stockholder interests;
•maintains a reasonable balance across types and purposes of compensation, particularly with respect to fixed compensation objectives, short-term and long-term performance-based objectives and retention objectives;
•motivates our executive officers to achieve our annual and long-term strategic goals and rewards performance based on the attainment of such goals;
•appropriately considers risks and rewards in the context of our business environment and long-range business plans;
•recognizes individual value and contributions to our success;
•considers but does not exclusively rely upon competitive market data; and
•supports our succession planning objectives.
We seek to achieve these objectives in a way that is consistent with our long-term interests and the interests of our stakeholders, including our stockholders and employees. We structure the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual cash incentive opportunities and LTI compensation opportunities in the form of equity awards. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.

GOVERNANCE OF EXECUTIVE COMPENSATION PROGRAM
Role of Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers. The Compensation Committee consists of directors who are “independent” directors as required by the Nasdaq listing standards and Exchange Act Rule 10C-1, and “non-employee directors” for purposes of Exchange Act Rule 16b-3. During fiscal 2022, the Compensation Committee was comprised of Messrs. Cohen, Mikkelson and Reynolds (the current Chairperson of the Compensation Committee).

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
The Compensation Committee has responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating and approving the compensation plans, policies, and programs applicable to our CEO, as well as our other executive officers. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops recommendations, makes decisions that it believes advance our philosophy and reviews the performance of our executive officers when making decisions with respect to their compensation.
The Compensation Committee reviews the base salary levels, annual cash bonus opportunities and LTI compensation opportunities of our executive officers annually or more frequently as warranted. In making decisions regarding the compensation of our executive officers, the Compensation Committee relies on its general experience and subjective considerations of various factors, including the following:
•our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;
•each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;
•compensation parity among our executive officers;
•our financial performance relative to our compensation and performance peers and consideration of market data as discussed in “—Competitive Positioning” below;
•feedback from our investor outreach programs; and
•with respect to his direct reports, the recommendations of our CEO.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is there any assigned weighting among these factors.
The Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program. We believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risks.
The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid by a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as more broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. The management team assists the Compensation Committee by providing information on our performance, as well as the individual performance of our executive officers, market data and management’s perspectives and recommendations on compensation matters.
The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, LTI compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to our CEO’s own compensation).

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers. However, when the Compensation Committee sets the compensation for our CEO, he recuses himself from discussions regarding his own compensation. The Compensation Committee does not delegate any of its functions to others in deciding executive compensation.
Role of Compensation Advisor
The Compensation Committee engages an independent compensation advisor to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its executive compensation review. The compensation advisor serves at the discretion of the Compensation Committee, which reviews the engagement and independence of the compensation advisor annually.
Since October 2016, the Compensation Committee has retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. During fiscal 2022, Compensia provided the following services to the Compensation Committee:
•consulting with the Chairperson and other members of our Compensation Committee between Compensation Committee meetings;
•providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;
•reviewing and analyzing the base salary levels, annual cash bonus opportunities and LTI compensation opportunities of our executive officers;
•reviewing and analyzing compensation of our Board members;
•assessing executive compensation trends within our industry, and providing updates on corporate governance and regulatory issues and developments;
•reviewing the Compensation Discussion and Analysis in this Proxy Statement; and
•assessing compensation risk to determine whether our compensation policies and practices are reasonably likely to have a material adverse impact on the Company.
Compensia did not provide any services to us other than the consulting services to the Compensation Committee.
The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisor to the Compensation Committee on executive compensation matters. During fiscal 2022, the Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq in past years, determined that Compensia was still an independent advisor, and concluded that its work did not raise any conflicts of interest. During fiscal 2022, the total fees payable to Compensia were approximately $94,000.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of comparable companies. The companies in this compensation peer group for fiscal 2022 were approved in January 2022 on the basis of their similarity to us in size, in terms of annual revenue and market capitalization. On an annual basis the Compensation Committee reviews our peer group and makes additions or removals as appropriate to account for changes in both our business and the businesses of the companies in the peer group, and to ensure constituents continue to be within an appropriate range as compared to the Company with respect to the financial criteria noted below.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Our compensation peer group for fiscal 2022 was as follows:

2022 Peer Group Continuing Companies
•ABIOMED, Inc.	•Insulet Corporation
•Align Technology, Inc.	•Integra LifeSciences Holdings Corp.
•The Cooper Companies, Inc.	•LivaNova PLC
•DENTSPLY SIRONA, Inc.	•NuVasive, Inc.
•Dexcom, Inc.	•ResMed, Inc.
•Globus Medical, Inc.	•Teladoc Health, Inc.
•Haemonetics Corp.	•Teleflex, Inc.
•Hologic, Inc.	•West Pharmaceutical Services, Inc.
•ICU Medical, Inc.
Removals
•Hill-Rom Holdings, Inc.	•OSI Systems, Inc.
•Varian Medical Systems
Additions
•Tandem Diabetes Cares, Inc.
The companies included in the compensation peer group had median revenues of $1.7 billion, ranging from approximately $661 million to approximately $5.5 billion, based on the four fiscal quarters ended nearest to December 31, 2021, representing approximately 0.5 times to 4.5 times of our last four quarters of revenue of approximately $1.2 billion as of such date. In addition, the compensation peer group had a median market capitalization of $14.9 billion, ranging from approximately $2.6 billion to $44.2 billion, as of December 31, 2021, and representing approximately 0.2 times to 3.3 times of our market capitalization of $13.3 billion as of such date.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements). This market data was then used as a general external reference point for the Compensation Committee in assessing our current compensation levels for executive base salaries, annual cash bonus opportunities and total equity compensation targets.

INDIVIDUAL COMPENSATION ELEMENTS
The specific elements of our executive compensation program for fiscal 2022 included base salary, annual cash incentive opportunities, LTI compensation opportunities in the form of equity awards, welfare and health benefits and post-employment compensation arrangements.

Type	Component	Purpose	Key Features
Fixed Compensation	Base Salary	Provide competitive, fixed compensation to attract and retain the best possible executive talent	●	Cash-based
			●	Reviewed annually, changes are generally effective in July of each year
			●	Takes into account level of responsibility, time in role, performance and the ability to replace the individual

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

Type	Component	Purpose	Key Features
Performance-Based	Annual Incentives	Align executive compensation with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals	●	Cash-based
Compensation			●	Reviewed annually, paid in March
			●	Performance-based and not guaranteed
			●	Drive the achievement of key business results on an annual or multi-year basis

Performance-Based	Equity Awards	Align executive compensation with our corporate strategies and business objectives;
motivate our officers to create sustainable long-term value for our stockholders and achieve other business objectives;
		encourage stock ownership by our officers in order to align their financial interests with the long-term interests of our stockholders	●	Equity-based
Compensation			●	Attract and retain talents
			●	Multi-year vesting period and not guaranteed
			●	Combination of:
● Performance-based restricted stock units; and
● Time-based stock options
			●	PSUs are based on performance goals tied to pre-determined financial metrics approved by the Board
			●	Drive the achievement of key long-term business results on a multi-year basis

Other Compensation	Benefits	Support the health and security of our executives and their ability to plan for retirement	●	Ongoing or event driven
	Perquisites		●	Enhance executive productivity
Severance Protection

Base Salary
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
During fiscal 2022, the Compensation Committee reviewed the base salaries of our executive officers, including the NEOs, taking into consideration inflationary pressures over the past year, a competitive market analysis and the recommendations of our CEO, as well as the other factors described above. With respect to Mr. Young, the Compensation Committee considered the significant expansion of his responsibilities during 2022 to include oversight of the Company’s information technology and systems organization, which nearly tripled the number of colleagues Mr. Young directly or indirectly oversees, as well as the growth of his leadership team resulting from the Sound United acquisition. It also took into account his performance over the past several years, the significant value he brings to the Company and the criticality of retaining him to ensure the successful integration of Sound United into our Company.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Following review, the Compensation Committee made adjustments to the base salaries of the NEOs for fiscal 2022 as follows:

Name*	Base Salary as of January 1, 2022	Base Salary as of December 31, 2022	Percentage Change
Joe Kiani	$1,194,054	$1,247,786	4.5%
Micah Young	455,768	600,875	31.8
Bilal Muhsin	583,495	627,000	7.5
Tao Levy	375,000	418,000	11.5
Tom McClenahan	453,741	501,600	10.5
*Mr. Duffy has not been included in this table as his employment with us commenced on April 11, 2022. His base salary was $600,000 until his employment with us was terminated without cause effective August 5, 2022.
Annual Cash Incentive
In February 2022, the Compensation Committee approved the terms of the 2022 Executive Bonus Incentive Plan under which our NEOs are eligible to receive a cash bonus based on the achievement of our performance goals. At the beginning of the year, the Compensation Committee approves funding percentages that include payout scenarios for various levels of Company financial performance. For 2022, the Compensation Committee selected Adjusted Product Revenue(2) and Adjusted Non-GAAP EPS(2) as the performance measures for the funding percentages, each weighted equally, as the Compensation Committee believes these performance measures directly support both our short-term strategy and our long-term objective of creating sustainable stockholder value.
Target performance for each metric was set higher than both target and actual performance in the prior year and in each case required double digit growth over the prior year period on a constant currency basis. For purposes of calculating the performance achievement and funding percentages for 2022, the Compensation Committee determined that the performance measures would be adjusted to exclude the impact of foreign currency fluctuations and share repurchases that were not reflected in the targets. The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operations of the business.
The table below sets forth the Adjusted Product Revenue(2) and Adjusted Non-GAAP EPS(2) performance goals and funding percentages at the threshold, target and maximum funding levels for 2022, as well as the actual performance results:

Metric	Weighting	Target Goal	Actual Performance(2)	Achievement %(1)			Payout %(1)			Weighted Result
				Threshold	Maximum	Actual Performance	Threshold	Maximum	Actual Performance
Adjusted Product Revenue (in millions, except for percentages)	50%	$1,350	$1,361	90%	110%	101%	0%	200%	108%	90%
Adjusted Non-GAAP EPS	50%	$4.34	$4.22	90%	110%	97%	0%	200%	72%
______________
(1)    Pursuant to the 2022 Executive Bonus Incentive Plan, no payment is made for performance below threshold; payouts for achievement levels between the threshold and maximum were based on a linear interpolation between points along the funding curve.
(2)    Non-GAAP financial measure - please see Appendix B to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
The following is a summary of the target annual cash bonus opportunities, the actual annual 2022 bonus awards for the NEOs (other than Mr. Duffy, who was not eligible for a cash bonus under our 2022 Executive Bonus Incentive Plan as his employment with us terminated effective August 5, 2022) and a comparison relative to their target awards:

Name	Base Salary as of December 31, 2022	2022 Target Cash Bonus (% of Base Salary)	2022 Target Cash Bonus Amount	2022 Actual Cash Bonus Amount	2022 Award (% of Target)
Joe Kiani	$1,247,786	100%	$1,247,786	$1,123,007	90%
Micah Young	600,875	100	600,875	540,788	90
Bilal Muhsin	627,000	100	627,000	564,300	90
Tao Levy	418,000	100	418,000	376,200	90
Tom McClenahan	501,600	100	501,600	451,440	90
Long-Term Incentive Compensation - Equity Awards
The Compensation Committee believes LTI compensation in the form of equity awards provides an incentive for our executive officers, including our NEOs, to focus on driving increased stockholder value over a multi-year period, serves as a reward for appreciation in our stock price and long-term value creation, and enables us to achieve our retention objectives.
Furthermore, the Compensation Committee believes that stock options and PSU awards are effective, performance-based tools for increasing long-term stockholder value and aligning executive and stockholder interests. In the case of stock options, they only have value to the extent that the market price of our common stock appreciates above the option exercise price, thereby driving value over the vesting period. In the case of PSU awards, actual payouts are based on our achievement of pre-established performance objectives over the performance period, and the value of the stock that is ultimately delivered fluctuates based on our stock price performance.
In determining the target LTI award opportunities for each NEO, the Compensation Committee considered the various factors noted above, and aimed to deliver awards that were market competitive while achieving its motivation and retention objectives, the Compensation Committee awarded 2022 LTI awards to our NEOs in the form of stock options (25% of total target award value) and PSUs (75% of total target award value). The following is a summary of the annual 2022 LTI awards for the NEOs other than Mr. Duffy.

		Stock Options		PSUs
Name	Total 2022 LTI Target Award Value	Options to Purchase Shares of Common Stock (number of shares)(1)	Options to Purchase Shares of Common Stock (total fair value at grant date)(2)	PSUs at Target (number of shares granted)(3)	PSUs at Target (grant date fair value)(4)
Joe Kiani	$13,199,943	63,621	$3,299,970	62,845	$9,899,973
Micah Young	1,319,911	6,362	329,992	6,284	989,919
Bilal Muhsin	2,639,979	12,724	659,984	12,569	1,979,995
Tao Levy	1,319,911	6,362	329,992	6,284	989,919
Tom McClenahan	1,319,911	6,362	329,992	6,284	989,919
______________
(1)The 2022 stock option awards were granted on February 22, 2022.
(2)Amounts set forth in this column reflect the grant date fair value of the option awards, computed in accordance with ASC Topic 718. All of these amounts reflect certain assumptions with respect to the option awards and do not necessarily correspond to the actual value that will be recognized by our NEOs. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting of that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 20 of the Notes to Financial Statements included in our 2022 Annual Report on Form 10-K for a discussion of the assumptions made in determining the grant date fair value of the stock options.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
(3)Reflects the target number of shares subject to PSUs, assuming all performance goals and other requirements are met. As described below, the PSUs earned will range from 50% to 200% of target based on the achievement of performance goals, which vest in the form of shares of our common stock following the conclusion of the three-year performance period.
(4)The 2022 PSU awards were granted on February 22, 2022. The number of shares was determined by dividing the economic value by the closing stock price per share of $157.53 on the date of grant. Any calculation that results in a fractional share was rounded down to the nearest whole share.

The table below sets forth the type, purpose, performance goals and vesting terms of the 2022 LTI awards.

LTI Award Type	Purpose	Performance Goal(s)	Vesting Terms
Stock options (25% of total target value)	Retain and reward executives for creating long-term stockholder value	Value derived only if stock price appreciates	Vest annually over a five-year period (20% per year)
PSUs (75% of total target value)	Retain and reward executives for the achievement of long-term performance goals	50% 2024 Adjusted Product Revenue(2) and 50% 2024 Adjusted Non-GAAP Operating Profit(2)	Vest in 2025 with threshold maximum payout opportunities ranging from 50%-200%
The Compensation Committee selected 2024 Adjusted Product Revenue(2) and 2024 Adjusted Non-GAAP Operating Profit(1) as the primary performance metrics for the 2022 PSU awards to balance growth and profitability objectives and to incentivize management to deliver forward-looking results in line with our long-term plans that create long-term stockholder value. In particular, the Compensation Committee utilizes revenue metrics that cover different time horizons in both the annual and long-term incentives because it continues to believe revenue is the best driver of the Company’s long-term growth. Furthermore, the Compensation Committee believes that it has set challenging, yet attainable, forward-looking 2024 Adjusted Product Revenue(2) and 2024 Adjusted Non-GAAP Operating Profit(2) goals. The Company will disclose the performance goals for each metric following the conclusion of the performance period.
The Compensation Committee believes that the current LTI equity award structure focuses our NEOs on driving increased stockholder value over a multi-year period and enables us to achieve our retention objectives, while maintaining a conservative approach to overall share usage. As a result, our company-wide equity burn rate has been low since 2016 and has been declining since 2019.
In connection with Mr. Duffy’s appointment as our President, Consumer in April 2022, Mr. Duffy was granted an RSU award with respect to 18,893 shares of our common stock, which was to vest over a 5 year period, with 20% of the shares subject to the RSU vesting on each one-year anniversary of the RSU grant date, subject to Mr. Duffy’s continued employment with the Company. Mr. Duffy was also granted an award of 56,680 PSUs, which were to vest upon satisfaction of certain performance milestones, subject to Mr. Duffy’s continued employment with the Company. In August 2022, these equity awards were unvested and terminated when Mr. Duffy’s employment with us was terminated without cause.
Prior 2020 PSU Award Payouts
The 2020 PSU awards vested at the end of a three-year performance period on March 3, 2023 based on actual performance against pre-established performance objectives. The Compensation Committee selected fiscal 2022 Adjusted Product Revenue(2) and fiscal 2022 Adjusted Non-GAAP Operating Margin(2) as the performance measures for the targeted PSU award percentages, each weighted equally.
•2022 Adjusted Product Revenue(2): The target goal for 2022 Adjusted Product Revenue(3) was $1,213 million, which reflected an increase of 30% for the three-year performance period (compared to 2019 Product Revenue of $936 million).
•2022 Adjusted Non-GAAP Operating Margin(2): The target goal for 2022 Adjusted Non-GAAP Operating Margin(1) was 27%, which reflected an increase of 300 basis points for the three-year performance period (compared to 2019 Non-GAAP Operating Margin of 24%).

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
The table below sets forth the Adjusted Product Revenue(2) and Adjusted Non-GAAP Operating Margin(2) performance goals and funding percentages at the threshold, target and maximum funding levels, as well as the actual performance results:

Metric	Weighting	Target Goal	Actual Performance	Achievement %(1)			Payout %(1)			Weighted Result
				Threshold	Maximum	Actual Performance	Threshold	Maximum	Actual Performance
Adjusted Product Revenue (in millions, except for percentages)	50%	$1,213	$1,361	90%	110%	112%	50%	200%	200%	100%
Adjusted Non-GAAP Operating Margin(2)	50%	27.0%	23.3%	90%	110%	86%	50%	200%	—%
______________
(1)    Pursuant to the 2022 Executive Bonus Incentive Plan, payouts for achievement levels between the threshold and maximum were based on a linear interpolation between points along the funding curve.
(2)    Non-GAAP financial measure - please see Appendix C to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.
Welfare and Health Benefits
Our NEOs participate in our employee benefit plans on the same terms as all of our other eligible employees.
We provide health care, dental, vision and life insurance, health savings account employer contributions, an employee assistance plan and both short-term and long-term disability, accidental death and dismemberment benefits to all full-time employees. These benefits are subject to applicable laws and at benefit levels that we believe are generally consistent with the benefits of companies with which we compete for talent.
Retirement Plans
We maintain a tax-qualified Code Section 401(k) defined contribution plan in which all of our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, are entitled to participate. Employees may contribute their own funds on a pre-tax basis.
The plan permits us to make matching contributions and we have historically provided employer contributions that match eligible employee contributions (“employer matching contributions”), generally limited to 3% of the compensation that can be taken into account for this purpose under federal law.
Employer matching contributions vest 50% when an employee has been employed for two years, and vest an additional 25% for each additional year of service until fully vested after four years of eligible employment.
Perquisites and Other Personal Benefits
Generally, we provide perquisites and other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.
In addition, under the Amended CEO Agreement (as defined below), we reimburse our CEO for all reasonable travel and lodging expenses, which include travel and hospitality expenses for first class travel and accommodations, including travel by private or chartered aircraft, for his family and household members if they accompany him during business travel. Our Board believes that these arrangements are appropriate because of the extensive travel requirements of our CEO’s position.
We also have established a security program for our CEO that provides physical and personal security services as they may be deemed necessary. This security program may include providing security services at his residences and

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
during personal travel. Our Board does not consider any of these security services to be a personal benefit as the requirement for this occasional security is directly the result of his role as our CEO. As our CEO, Mr. Kiani’s personal safety is vital to our continued success. Nevertheless, we were able to optimize and reduce the costs associated with Mr. Kiani’s security by approximately 17 percent. We may also provide security services to other executive officers from time to time on an as-needed basis.
We own one aircraft to facilitate the business travel of our executive officers and certain other employees. In fiscal 2017, we entered into an aircraft time share agreement with Mr. Kiani, pursuant to which we have agreed to make our aircraft available to Mr. Kiani for lease on a time sharing basis. Under this agreement, Mr. Kiani reimburses us for incremental costs incurred in connection with his personal use of our aircraft, in accordance with Federal Aviation Administration requirements.
We have reported the actual amounts that we have paid for our CEO’s family and household members to accompany him during his business travel and for his security arrangements that were not security arrangements provided at our business facilities in the “All Other Compensation” column in the Summary Compensation Table in this Proxy Statement.
Post-Employment Compensation
Each of our NEOs, other than our CEO and Mr. Duffy, is eligible to participate in our 2007 Severance Protection Plan (the “Severance Plan”) pursuant to a written severance agreement that they have executed with us. The Severance Plan provides these NEOs with specified payments and benefits in the event of certain terminations of employment or a change-in-control of Masimo or both. Our CEO’s post-employment compensation arrangements are set forth in the Amended CEO Agreement and are described in the section entitled “—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” starting on page 105 of this Proxy Statement.
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment.
Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
We also believe that these arrangements are designed to align the interests of our executive officers with those of our stockholders when considering our long-term success. The primary purpose of these arrangements in the case of a change-in-control of the Company is to keep our most senior executive officers focused on pursuing all corporate transaction activities that are in the best interests of our stockholders, regardless of whether those transactions may result in their own job loss.
Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders. Further, we believe that these arrangements are necessary to offer compensation packages that are competitive with the market.
For information on the employment arrangements for our CEO and other NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2022, see “—Employment Arrangements with Named Executive Officers” in this Proxy Statement.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

OTHER COMPENSATION POLICIES AND PRACTICES
Equity Awards Grant Policy
Equity awards granted to newly-hired employees are effective as of the later of the date the individual commences work or service with us or the grant approval date. Equity awards granted to existing employees and others providing services to us are effective as of the grant approval date. The terms of each equity award, including the date of grant, the corresponding exercise, purchase or base price, the vesting conditions, the term of such award, and the number of shares of our common stock subject to such award, as applicable, are approved by our Board, the Compensation Committee, or the non-officer equity award committee (as defined in the policy), as applicable. In addition, the exercise price for options to purchase shares of our common stock may not be less than the fair market value of our common stock as of the close of business on the effective date of the option.
Compensation Recovery (“Clawback”) Policy
We maintain a Clawback policy that provides that in the event we are required to restate our financial statements as a result of “material noncompliance” with the financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including stock options) that is:
•based on erroneous data;
•received during the three-year period preceding the date on which we become required to prepare an accounting restatement; and
•in excess of what would have been paid if calculated under the restatement.
We intend to review the terms of our policy once the SEC approves final listing standards related to compensation recovery policies proposed by The Nasdaq Stock Market LLC and, if necessary, will revise our policy to conform to such regulations.
Policy Prohibiting Tax “Gross-Up” Payments
We maintain a policy governing the inclusion of tax “gross-up” provisions in agreements with our executive officers. Under this policy, the Compensation Committee will not approve any employment or other agreement or arrangement with any of our executive officers that includes a tax “gross-up” or similar provision that would require payments by us to an executive officer be made in the full amount, free of any deductions or withholdings, and without exercising any right of set-off, in connection with a change-in-control of the Company.
Our policy also provides that the Compensation Committee will not approve an amendment to extend the term of any current employment or other agreement or arrangement between us and any executive officer if such agreement or arrangement includes a tax “gross-up” or similar provision. Currently, we have no agreements or arrangements in place with any executive officer that require or provide for a tax “gross-up” or similar payment.
Under our Severance Plan in which our NEOs other than our CEO and Mr. Duffy participate, the plan administrator has the right to reduce any change-in-control severance payment or benefits payable to an executive officer to avoid triggering any “excess parachute payments” under Sections 280G and 4999 of the Code.
Hedging and Pledging Policies
Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in “short sales” of our equity securities and from engaging in hedging transactions involving our equity securities. Further, our Insider Trading Policy restricts our employees, including our executive officers, and the non-employee members of our Board from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared by our Insider Trading Compliance Officer. Further, as a condition of pre-approving any pledge of our equity securities, the executive officer or member of our

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.
As of March 31, 2023, an aggregate of 400,000 shares of our common stock owned by a family trust and beneficially owned by our CEO were pledged as collateral for a personal loan. In addition to obtaining pre-clearance from our Insider Trading Compliance Officer, our CEO sought and received the approval of the Compensation Committee prior to entering into this transaction in 2013. When requesting such pre-clearance, Mr. Kiani explained that, without the ability to pledge these shares, certain of his family’s financial planning objectives would need to be satisfied through the sale of shares of Masimo common stock held by his family trust and that he did not want to diminish his shareholdings. The Compensation Committee considered Mr. Kiani’s request and, as part of that consideration, noted that his beneficial stock ownership in the Company, even without taking into account the pledged shares, would still greatly exceed the number of shares that Mr. Kiani would be required to hold under our stock ownership policy. The Compensation Committee concluded that continued ownership of the pledged shares by Mr. Kiani’s family trust further aligned Mr. Kiani’s interests with the long-term interests of our stockholders.
In light of these facts, the Compensation Committee concluded that approving the pledge was consistent with stockholder interests.

TAX AND ACCOUNTING CONSIDERATIONS
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code (“Section 162(m)”) disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer, the chief financial officer and the three other most highly-compensated executive officers in any taxable year. In making compensation decisions, the Compensation Committee considered the potential effects of Section 162(m) on the compensation paid to our executive officers who are subject to the deduction limit (the “covered executives”). The exemption from Section 162(m)’s deduction limit for performance-based compensation was generally repealed for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation payable to the covered executives must be deductible for federal income tax purposes. Accordingly, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is in the best interests of the Company and our stockholders.
The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring our compensation program, even though such program may result in non-deductible compensation expenses.
Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards granted to our employees and the non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
To calculate the fair value of options to purchase shares of our common stock, we use the Black-Scholes-Merton option pricing model which requires the input of several subjective assumptions. These assumptions include estimating the length of time recipients will retain their vested options before exercising them, the estimated

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
volatility of our stock price over the expected option term, and the number of shares of our common stock subject to options that will ultimately be forfeited prior to meeting their vesting requirements. The fair value of the options granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each option, which is the vesting period, using a straight-line attribution method. The fair value of RSU awards is calculated based upon the closing market price of our common stock on the date of the grant or any “modification” to the grant, as that term is defined under ASC Topic 718. The fair value of the time-based RSU awards granted to our employees and the non-employee members of our Board are expensed over the requisite service period of each award, which is the vesting period, using the straight-line attribution method.
The fair value of PSU awards is calculated based on the closing price of our common stock on the date of grant. The actual stock-based compensation expense is dependent on the number of PSUs that are ultimately awarded, not the number of PSUs granted. As a result, we are required to estimate, based on our best judgment, the number of PSUs that will ultimately be awarded. In fiscal 2022, the cost of the estimated PSU awards was expensed pursuant to the “graded” vesting concept whereby a higher amount of amortization expense is incurred in the early portion of the vesting period, as compared to the later part of the period. This is required in an attempt to separate the performance period of the award as compared to the retention period of the award.
With respect to the RSU award covering 2.7 million shares of our common stock granted to our CEO as part of the terms of the Amended CEO Agreement (the “Award Shares”), this RSU award will vest in the event of a Qualifying Termination or upon the termination of our CEO’s employment with us pursuant to his death or disability (see “ Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” on page 105 of this Proxy Statement for details). In addition, in the event of a change-in-control prior to a Qualifying Termination, on each of the first and second anniversaries of the change-in-control, 50% of the Award Shares will vest. Accordingly, and in accordance with ASC Topic 718, we will only recognize compensation expense for this contingent stock award at the time of a change-in-control of the Company or when it is determined that the occurrence of a Qualifying Termination is “probable.” Should this occur, in accordance with applicable accounting standards, the amount of compensation expense that will be recognized will be based upon the fair value of the RSU award on the date of grant. At the present time, we do not believe that an occurrence of a Qualifying Termination is “probable” and as a result, no stock-based compensation expense has been recorded related to this RSU award.
While the Compensation Committee considers the expense impact under ASC Topic 718 as one of the factors in granting equity awards, it also considers the importance of aligning the interests of our executive officers with the interests of our stockholders, the retentive value of equity awards and other factors, and makes its decisions regarding equity awards based on its evaluation of such factors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Throughout fiscal 2022, the Compensation Committee was comprised of Messrs. Cohen, Mikkelson and Reynolds (the current Chairperson of the Compensation Committee). There are no relationships between the current or former members of the Compensation Committee and our executive officers of the type contemplated in the SEC’s rules requiring disclosure of “compensation committee interlocks.” None of the current or former members of the Compensation Committee is our employee and no current or former member has been an officer of Masimo at any time.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended.

Compensation Committee
Mr. Craig Reynolds
Mr. H Michael Cohen
Mr. Adam Mikkelson
This Compensation Committee report is not “soliciting material”, is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021 by our NEOs. We generally pay bonuses in the year following the year in which the bonus was earned.

Name and Principal Position(s)	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Joe Kiani	2022	$1,220,920	$—		$9,899,973	$3,299,970	$1,123,007	$967,566	(3)	$16,511,436
Chief Executive Officer and Chairman of the Board	2021	1,176,664	—		8,999,953	2,999,417	1,647,794	1,395,450		16,219,278
	2020	1,142,392	—		8,999,887	2,999,999	1,657,764	693,681		15,493,723

Micah Young	2022	577,364	—		989,919	329,992	540,788	12,022	(4)	2,450,085
Executive Vice President, Chief Financial Officer	2021	449,131	—		899,870	299,919	314,480	10,200		1,973,600
	2020	436,049	—		899,971	299,973	316,383	10,050		1,962,426

Bilal Muhsin	2022	621,144	—		1,979,995	659,984	564,300	12,891	(5)	3,838,314
Chief Operating Officer	2021	574,998	—		1,799,991	599,838	402,612	8,700		3,386,139
	2020	558,249	—		1,799,941	599,991	405,048	53,200		3,416,429

Tao Levy	2022	411,673	—		989,919	329,992	376,200	10,650	(6)	2,118,434
Executive Vice President, Business Development	2021	362,461	—		899,870	299,919	258,750	10,393		1,831,393
	2020	344,826	—		899,971	299,973	250,194	10,050		1,805,014

Tom McClenahan	2022	494,655	—		989,919	329,992	451,440	11,415	(7)	2,277,421
Executive Vice President, General Counsel and Corporate Secretary	2021	447,133	—		899,870	299,919	313,081	14,314		1,974,317
	2020	434,109	—		899,971	299,973	314,975	8,550		1,957,578

Kevin Duffy(8)	2022	227,648	5,189,313	(9)	10,559,815	—	—	1,923,813	(10)	17,900,589
Former President, Consumer Division

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
___________
(1)Amounts set forth in the “Stock Awards” and “Option Awards” columns for 2022, 2021 and 2020 reflect the grant date fair value of stock and option awards granted in the year indicated, computed in accordance with ASC Topic 718. These amounts reflect certain assumptions with respect to the stock and option awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. The actual value, if any, that may be realized from a stock award or an option award is contingent upon the satisfaction of the conditions to vesting in that award, and, in the case of option awards, upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 20 of the Notes to Financial Statements included in our 2022 Annual Report on Form 10-K for a discussion of the grant date fair value of the stock awards and the assumptions made in determining the grant date fair value of the PSUs, RSUs and stock options granted in fiscal years 2022, 2021 and 2020. For PSUs, amounts reflect the target number of shares subject to the PSUs, assuming all performance goals and other requirements are met. As described below, the PSUs earned will range from 50% to 200% of target based on the achievement of performance goals, which vest in the form of shares of our common stock following the conclusion of the three-year performance period. The maximum potential value of the PSUs (assuming 200% of target, the maximum potential value of the award) granted to each of our NEOs in fiscal 2022 was as follows: Mr. Kiani: $19,799,946, Mr. Young: $1,979,837, Mr. Muhsin: $3,959,989, Mr. Levy: $1,979,837 Mr. McClenahan: $1,979,837 and Mr. Duffy: $15,839,793.
(2)All amounts for fiscal 2022, 2021 and 2020 were paid pursuant to our Executive Bonus Incentive Plan.
(3)Consists of $9,150 in retirement savings plan matching contributions, $5,566 incremental lodging costs during certain business travel, $159,711 related to the net incremental costs of certain lodging, meals and other travel-related expenses incurred by his family and household members accompanying him during certain business travel pursuant to Mr. Kiani’s employment agreement (see “—Employment Arrangements with Named Executive Officers—Employment Agreement with Mr. Kiani” on page 105 of this Proxy Statement), and $793,139 related to certain incremental costs for security personnel and security services provided to Mr. Kiani and his family at his personal residence or other non-Masimo facilities that were not directly-related to Masimo business, which represents a reduction of approximately 17% as compared to the expense incurred in 2021. We have established a security program for Mr. Kiani that provides physical and personal security services as they may be deemed necessary. This security program may include providing security services at his primary residence and during personal travel. We do not consider any such security services to be personal benefits as the requirement for this occasional security is directly the result of Mr. Kiani’s role as our CEO and as our CEO, his personal safety is vital to our continued success.
(4)Consists of $9,150 in retirement savings plan matching contributions, $1,500 in employer HSA contributions and $1,372 related to certain incremental costs for travel.
(5)Consists of $9,150 in retirement savings plan matching contributions and $3,741 related to certain incremental costs for travel.
(6)Consists of $9,150 in retirement savings plan matching contributions and $1,500 in employer HSA contributions.
(7)Consists of $9,150 in retirement savings plan matching contributions and $2,265 related to certain incremental costs for travel.
(8)Mr. Duffy was appointed our President, Consumer Division effective April 11, 2022. His employment with the Company was terminated without cause effective August 5, 2022.
(9)Consists of an acquisition completion bonus of $2,624,313, an annual incentive bonus of $1,365,000 and a retention bonus of $1,200,000.
(10)Consists of a $1,600,000 severance payment, $266,665 related to deferred compensation payout payments, $52,968 related to an automobile allowance and $4,180 in retirement savings plan matching contributions.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Pension Benefits-Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation
No pension benefits were paid to any of our NEOs during fiscal 2022. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2022
The following table presents the plan-based awards granted to each of our NEOs in fiscal 2022.

	Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joe Kiani	February 22, 2022	$—	$1,247,786	$2,495,572	—	—	—	—	—		$—	$—
	February 22, 2022	—	—	—	31,422	62,845	125,690	—	—		—	9,899,973
	February 22, 2022	—	—	—	—	—	—	—	63,621	(3)	157.53	3,299,970

Micah Young	February 22, 2022	—	600,875	1,201,750	—	—	—	—	—		—	—
	February 22, 2022	—	—	—	3,142	6,284	12,568	—	—		—	989,919
	February 22, 2022	—	—	—	—	—	—	—	6,362	(3)	157.53	329,992

Bilal Muhsin	February 22, 2022	—	627,000	1,254,000	—	—	—	—	—		—	—
	February 22, 2022	—	—	—	6,284	12,569	25,138		—		—	1,979,995
	February 22, 2022	—	—	—	—	—	—	—	12,724	(3)	157.53	659,984

Tao Levy	February 22, 2022	—	418,000	836,000	—	—	—		—		—	—
	February 22, 2022	—	—	—	3,142	6,284	12,568		—		—	989,919
	February 22, 2022	—	—	—	—	—	—		6,362	(3)	157.53	329,992

Tom McClenahan	February 22, 2022	—	501,600	1,003,200	—	—	—	—	—		—	—
	February 22, 2022	—	—	—	3,142	6,284	12,568	—	—		—	989,919
	February 22, 2022	—	—	—	—	—	—	—	6,362	(3)	157.53	329,992

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

	Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Duffy	April 11, 2022(4)	—	600,000	1,200,000	—	—	—	—		—	—	—
	April 11, 2022(4)	—	—	—	14,170	56,680	113,360	—		—	—	7,919,896
	April 11, 2022(4)	—	—	—	—	—	—	18,893	(4)	—	139.73	2,639,919
_______________
(1)Represents possible payments under the 2022 Executive Bonus Incentive Plan based on the base salary in effect for each of our NEOs as of February 22, 2022, the grant date of the award. The fiscal 2022 Executive Bonus Incentive Plan provided that amounts payable thereunder would be based on the base salary in effect for each of our NEOs as of the end of fiscal 2022, and actual payouts were therefore based on base salaries as of the end of fiscal 2022.
(2)For fiscal 2022, the Compensation Committee selected fiscal 2024 Adjusted Product Revenue(1) and fiscal 2024 Adjusted Non-GAAP Operating Profit(1) as the performance measures for the target PSU award percentages, each weighted equally. If performance objectives are achieved, the PSUs will vest on the date of the approval by the Audit Committee of the audit of our financial statements for fiscal 2024 (or such later date determined by the Compensation Committee).
(3)This stock award vests over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date.
(4)All equity awards granted to Mr. Duffy were unvested and terminated in August 2022, when Mr. Duffy’s employment with us terminated without cause.
(5)For PSUs, amounts reflect the fair value of the award as of the grant date assuming achievement of the “target” performance achievement level. For stock options, amounts reflect the fair value per share as of the grant date of the award multiplied by the number of shares granted. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when an award vests or stock option is exercised. As described below, the PSUs earned will range from 50%-200% of target based on the achievement of performance goals, which vests in the form of shares of our common stock following the conclusion of the three-year performance period. The maximum potential value of the PSUs (assuming 200% of target, the maximum potential value of the award) granted to each of our NEOs was as follows: Mr. Kiani: $19,799,946, Mr. Young: $1,979,837, Mr. Muhsin: $3,959,989, Mr. Levy: $1,979,837, Mr. McClenahan: $1,979,837 and Mr. Duffy: $15,839,793.

_______________
(1)     Non-GAAP financial measure - please see Appendix A to this Proxy Statement for a description of the adjustments and a reconciliation to the corresponding GAAP financial measure.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table presents the outstanding option awards and stock awards held by each of our NEOs other than Mr. Duffy, who did not hold any equity awards, as of December 31, 2022.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joe Kiani	6/15/2015	300,000	—	38.76	6/15/2025	—		—
	11/4/2015	—	—	—	—	2,700,000	(3)	399,465,000
	2/29/2016	300,000	—	37.84	2/28/2026	—		—
	6/5/2017	100,000	—	90.87	6/5/2027	—		—
	3/16/2018	83,489	20,873	86.95	3/16/2028	—		—
	3/15/2019	43,413	28,942	133.50	3/15/2029	—		—
	3/12/2020	—	—	—	—	50,161	(4)	7,421,320
	3/12/2020	26,534	39,802	179.42	3/12/2030	—		—
	2/26/2021	—	—	—	—	35,895	(5)	5,310,665
	2/26/2021	7,912	31,651	250.73	2/26/2031	—		—
	2/22/2022	—	—	—	—	62,845	(6)	9,297,918
	2/22/2022	—	63,621	157.53	2/22/2032	—		—

Micah Young	10/16/2017	20,000	—	84.97	10/16/2027	—		—
	3/16/2018	2,087	2,088	86.95	3/16/2028	—		—
	3/15/2019	2,894	2,894	133.50	3/15/2029	—		—
	3/12/2020	—	—	—	—	5,016	(7)	742,117
	3/12/2020	2,653	3,980	179.42	3/12/2030	—		—
	2/26/2021	—	—	—	—	3,589	(8)	530,993
	2/26/2021	791	3,165	250.73	2/26/2031	—		—
	2/22/2022	—	—	—	—	6,284	(9)	929,718
	2/22/2022	—	6,362	157.53	2/22/2032	—		—

Bilal Muhsin	5/13/2015	10,000	—	34.51	5/13/2025	—		—
	2/29/2016	30,000	—	37.84	2/28/2026	—		—
	8/14/2017	30,000	—	85.54	8/14/2027	—		—
	3/16/2018	8,348	2,088	86.95	3/16/2028	—		—
	3/15/2019	4,341	2,894	133.50	3/15/2029	—		—
	5/9/2019	30,000	20,000	140.23	5/9/2029	—		—
	3/12/2020	—	—	—	—	10,032	(10)	1,484,234
	3/12/2020	5,306	7,961	179.42	3/12/2030	—		—
	2/26/2021	—	—	—	—	7,179	(11)	1,062,133
	2/26/2021	1,582	6,330	250.73	2/26/2031	—		—
	2/22/2022	—	—	—	—	12,569	(12)	1,859,584

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bilal Muhsin	2/22/2022	—	12,724	157.53	2/22/2032	—		—

Tao Levy	3/16/2018	20,000	5,000	$86.95	3/16/2028	—		—
	3/16/2018	8,348	2,088	86.95	3/16/2028	—		—
	3/15/2019	4,341	2,894	133.50	3/15/2029	—		—
	3/12/2020	—	—	—	—	5,016	(7)	742,117
	3/12/2020	2,653	3,980	179.42	3/12/2030	—		—
	2/26/2021	—	—	—	—	3,589	(8)	530,993
	2/26/2021	791	3,165	250.73	2/26/2031	—		—
	2/22/2022	—	—	—	—	6,284	(9)	929,718
	2/22/2022	—	6,362	157.53	2/22/2032	—		—

Tom McClenahan	3/20/2015	19,000	—	31.01	3/20/2025	—		—
	2/29/2016	30,000	—	37.84	2/28/2026	—		—
	6/5/2017	10,000	—	90.87	6/5/2027	—		—
	3/16/2018	8,348	2,088	86.95	3/16/2028	—		—
	3/15/2019	4,341	2,894	133.50	3/15/2029	—		—
	3/12/2020	—	—	—	—	5,016	(7)	742,117
	3/12/2020	2,653	3,980	179.42	3/12/2030	—		—
	2/26/2021	—	—	—	—	3,589	(8)	530,993
	2/26/2021	791	3,165	250.73	2/26/2031	—		—
	2/22/2022	—	—	—	—	6,284	(9)	929,718
	2/22/2022	—	6,362	157.53	2/22/2032	—		—

_________
(1)For each of our NEOs, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. The shares subject to each stock option vest over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change-in-control of Masimo or various events specified in the NEO’s employment agreement or severance agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment.
(2)Represents the market value of the unvested shares underlying the RSUs and PSUs as of December 31, 2022, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, which was $147.95 per share on December 30, 2022, the last trading day of fiscal 2022.
(3)Represents an award of 2.7 million RSUs with contingent vesting granted to Mr. Kiani in November 2015 in connection with the November 2015 Agreement.
(4)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 50,161 shares and the market value of such 50,161 shares was $7,421,320. The maximum number of shares issuable pursuant to this PSU award was 100,322 shares and the market value of such 100,322 shares was $14,842,640.
(5)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 35,895 shares and the market value of such 35,895 shares was $5,310,665. The maximum number of shares issuable pursuant to this PSU award was 71,790 shares and the market value of such 71,790 shares was $10,621,331.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
(6)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 62,845 shares and the market value of such 62,845 shares was $9,297,918. The maximum number of shares issuable pursuant to this PSU award was 125,690 shares and the market value of such 125,690 shares was $18,595,836.
(7)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 5,016 shares and the market value of such 5,016 shares was $742,117. The maximum number of shares issuable pursuant to this PSU award was 10,032 shares and the market value of such 10,032 shares was $1,484,234.
(8)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 3,589 shares and the market value of such 3,589 shares was $530,993. The maximum number of shares issuable pursuant to this PSU award was 7,178 shares and the market value of such 7,178 shares was $1,061,985.
(9)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 6,284 shares and the market value of such 6,284 shares was $929,718. The maximum number of shares issuable pursuant to this PSU award was 12,568 shares and the market value of such 12,568 shares was $1,859,436.
(10)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 10,032 shares and the market value of such 10,032 shares was $1,484,234. The maximum number of shares issuable pursuant to this PSU award was 20,064 shares and the market value of such 20,064 shares was $2,968,469.
(11)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 7,179 shares and the market value of such 7,179 shares was $1,062,133. The maximum number of shares issuable pursuant to this PSU award was 14,358 shares and the market value of such 14,358 shares was $2,124,266.
(12)Represents the target number of shares issuable pursuant to this PSU award. The target number of shares issuable pursuant to this PSU award was 12,569 shares and the market value of such 12,569 shares was $1,859,584. The maximum number of shares issuable pursuant to this PSU award was 25,138 shares and the market value of such 25,138 shares was $3,719,167.

OPTIONS EXERCISED AND STOCK VESTED DURING FISCAL 2022
The following table provides details regarding stock options exercised by our NEOs and stock vested during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joe Kiani	—	$—	113,032	$26,749,657
Micah Young	—	—	9,302	2,089,136
Bilal Muhsin	—	—	9,302	2,089,136
Tao Levy	—	—	9,302	2,089,136
Tom McClenahan	—	—	11,302	2,674,696
______________
(1)The value realized equals the excess of the sale price of our common stock at the date of exercise over the option exercise price, multiplied by the number of shares for which the option was exercised.
(2)The value realized equals the closing sale price of our common stock as reported by Nasdaq at the date of vesting multiplied by the number of shares which were granted.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE TABLE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (the “CAP”) to our principal executive officer (“PEO”) and our other NEOs (the “Non-PEO NEOs”) and certain financial performance of the Company. The CAP does not reflect the actual amount of compensation earned, realized or received by the PEOs or Non-PEO NEOs during the applicable fiscal year. As this is our first year preparing and providing this disclosure, the Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the “Summary Compensation Table”, the CAP to our PEO, and on an average basis, our Non-PEO NEOs (in each case, as determined under SEC rules), our TSR, the TSR for companies in the Nasdaq Medical Device Index, our net income, and our Company-Selected Measure, Adjusted Product Revenue. For further information concerning the Company’s pay-for-performance philosophy, refer to “Executive Compensation — Compensation Discussion and Analysis” on page 69 of this Proxy Statement.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in Millions)(7)	Adjusted Product Revenue (in Millions)(8)
					Total Shareholder Return(5)	Nasdaq Medical Device Index Total Shareholder Return(6)
2022	$16,511,436	$(34,048,610)	$5,716,969	$(2,544,510)	$92.76	$123.96	$229.6	$2,035.8
2021	16,219,278	4,616,920	2,291,362	1,773,597	183.57	153.11	240.3	1,239.2
2020	15,493,723	118,009,752	2,285,362	13,969,285	168.27	122.92	196.2	1,143.7
__________________
(1)    The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Kiani, our CEO and PEO, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.” for additional information.
(2)    The dollar amounts reported in this column represent the amount of the CAP to Mr. Kiani, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Kiani during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kiani’s total compensation reported in the Summary Compensation Table for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
2022	$16,511,436	$13,199,943	$(37,360,103)	$—	$—	$(34,048,610)
2021	16,219,278	11,999,370	397,012	—	—	4,616,920
2020	15,493,723	11,999,886	114,515,916	—	—	118,009,752
______________
(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$22,291,180	$(36,726,578)	$—	$(22,924,705)	$—	$—	$(37,360,103)
2021	25,082,098	(6,301,272)	—	(18,383,814)	—	—	397,012
2020	31,481,893	68,792,082	—	14,241,941	—	—	114,515,916
_______________
(3)     The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Kiani) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2022, Micah Young, Bilal Muhsin, Tao Levy, Tom McClenahan and Kevin Duffy and (ii) for fiscal year 2021, and 2020, Micah Young, Bilal Muhsin, Tao Levy and Tom McClenahan. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table” for additional information.
(4)    The dollar amounts reported in this column represent the average amount of the CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation reported in the Summary Compensation Table for the Non-PEO NEOs as a group for each year to determine the CAP, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less: Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2022	$5,716,969	$3,431,905	$(4,829,574)	$—	$—	$(2,544,510)
2021	2,291,362	1,499,799	982,034	—	—	1,773,597
2020	2,285,362	1,499,941	13,183,864	—	—	13,969,285

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
(a)    The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends of other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$2,229,023	$(4,147,950)	$—	$(2,910,647)	$—	$—	$(4,829,574)
2021	3,135,004	(332,549)	—	(1,820,421)	—	—	982,034
2020	3,935,120	8,323,572	—	925,172	—	—	13,183,864

(5)    Cumulative TSR is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by (ii) the Company’s stock price at the beginning of the measurement period.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Nasdaq Medical Device Index.
(7)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)    While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation program, the Company has determined that Adjusted Product Revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link the CAP to the Company’s NEOs, for the most recently completed fiscal year.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
2022 Most Important Financial Performance Measures
As described in greater detail in “Executive Compensation–Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for our incentive awards are selected based on an objective of incentivizing our NEOs to increase stockholder value over the long term. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•     Adjusted Product Revenue, and
•    Adjusted Non-GAAP Operating Profit
The Company also utilizes relative TSR as compared to the Nasdaq Medical Equipment Index to evaluate overall performance.
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
CAP and Adjusted Product Revenue
As demonstrated by the below graph, the amount of CAP to Mr. Kiani and the average amount of CAP to the Company’s Non-PEO NEOs as a group is generally aligned with the Company’s Adjusted Product Revenue over the three year period presented in the table. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation program, the Company has determined that Adjusted Product Revenue is the most important financial performance measure that is linked to the CAP for the PEO and the Non-PEO NEOs, for the most recently completed fiscal year. The Company utilizes Adjusted Product Revenue when setting goals in the Company’s incentive compensation plan. As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company targets that approximately 75% of the value of total compensation awarded to the PEO and the Non-PEO NEOs consists of amounts determined under the Company incentive compensation plans to be comprised of performance-based RSUs and stock options.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
CAP and Cumulative TSR
As demonstrated by the below graph, the amount of CAP to Mr. Kiani and the average amount of CAP to the Company’s Non-PEO NEOs as a group is aligned with the Company’s cumulative TSR over the three-year period presented in the table. The alignment of the CAP with the Company’s cumulative TSR over the period presented is because a significant portion of the CAP to Mr. Kiani and to the Non-PEO NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company targets that approximately 75% of the value of total compensation awarded to the PEO and the Non-PEO be at-risk, which is comprised of equity awards, including performance-based RSUs and stock options.

Compensation Actually Paid vs. Masimo TSR

Compensation Actually Paid ($ millions)
$100
$50
$0
($50)
($100)
2020
2021
2022
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Value of Fixed $100 Investment
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEOs)
Masimo TSR

CAP and Net Income
As demonstrated by the below graph, the amount of CAP to Mr. Kiani and the average amount of CAP to the Company’s Non-PEO NEOs as a group is generally aligned with the Company’s net income over the three-years presented in the graph. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of Adjusted Product Revenue, which the Company uses in setting goals in the Company’s incentive compensation plans and the

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
performance-based RSUs that are awarded to the PEO and Non-PEO NEOs. As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company targets that approximately 61.8% of the value of total compensation awarded to the Non-PEO NEOs (and approximately 84.8% of the value of total compensation awarded to the PEO) consists of amounts determined under the Company long-term incentive compensation program.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($ millions)
$100
$50
$0
($50)
($100)
Net Income ($ millions)
$260
$240
$220
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEOs)
Net Income

CAP and Adjusted Non-GAAP Operating Profit
As demonstrated by the below graph, the amount of CAP to Mr. Kiani and the average amount of CAP to the Company’s Non-PEO NEOs as a group is generally aligned with the Company’s Adjusted Non-GAAP Operating Profit over the three-years presented in the table. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation program, the Company has determined that Adjusted Non-GAAP Operating Profit is a financial performance measure that, in the Company’s assessment, represents a relevant measure used by the Company to evaluate CAP to the Company’s PEO and Non-PEO NEOs. The Company utilizes Adjusted Non-GAAP Operating Profit when setting goals in the Company’s incentive compensation plans. As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company targets that approximately 61.8% of the value of total compensation awarded to the PEO (and approximately 84.8% of the value of the total compensation awarded to the Non-PEO NEOs) consists of amounts determined under the Company’s incentive compensation plan to be comprised of performance-based RSUs and stock options.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

Relative TSR and Nasdaq Medical Equipment Index TSR
As demonstrated by the below graph, the Company’s cumulative TSR over the three year period presented in the table was 7%, while the cumulative TSR of the Nasdaq Medical Equipment Index, was 24% over the three years presented in the table. The Company’s cumulative TSR has historically outperformed the Nasdaq Medical Equipment Index during the three years presented in the graph, representing the Company’s superior financial performance as compared to the companies comprising the Nasdaq Medical Equipment Index. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation—Compensation Discussion and Analysis.”

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
Employment Agreement with Mr. Kiani
In November 2015, we entered into the Amended and Restated Employment Agreement (the “November 2015 Agreement”) with Mr. Kiani, our CEO. Following extensive deliberations and discussions with Mr. Kiani, our compensation consultant and legal advisors, the Compensation Committee agreed to amend the November 2015 Agreement on July 27, 2017, which was further amended on January 14, 2022 (as amended, the “Amended CEO Agreement”). The November 2015 Agreement was amended to retain Mr. Kiani as our CEO who, based on his proven ability to launch and build successful companies and his knowledge and visibility within the medical device industry, could attract other very lucrative job opportunities.
The initial employment period under the Amended CEO Agreement ran until December 31, 2017, subject thereafter to automatic one-year extensions unless either party provides a notice of non-renewal to the other at least one year prior to the scheduled expiration.
The Amended CEO Agreement provides that Mr. Kiani will continue to serve as our CEO and Chairman of the Board. The Amended CEO Agreement also provides the following material terms and conditions, as may be adjusted from time to time by our Board or the Compensation Committee:
•Eligibility to receive a base salary of $1,000,000 per year, which is subject to adjustment by our Board or the Compensation Committee, and was adjusted to $1,247,786 per year in July 2022.
•Eligibility to receive an annual bonus equal to 100% of his base salary in the event we attain certain performance criteria set by our Board or the Compensation Committee under our annual incentive plan for our executive officers. The bonus payable will not be above the payment level determined based on actual achievement of the applicable performance criteria. In addition, Mr. Kiani’s annual bonus payable if all applicable performance criteria are achieved at maximum levels will not exceed 200% of his base salary.
•Under the Amended CEO Agreement, Mr. Kiani is eligible to receive equity awards with a value at least consistent with equity awards granted to comparable CEOs of comparable companies (taking into account revenues, market capitalization and industry). Following approval of our 2017 Equity Incentive Plan by our stockholders at the 2017 Annual Meeting of Stockholders, Mr. Kiani agreed that the only equity awards he may be awarded must be approved by the Compensation Committee under the 2017 Equity Incentive Plan, consisting of both PSU awards and time-based options to purchase shares of our common stock.
•Right to participate in or receive benefits under all of our employee benefits plans and to be eligible to participate in any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or similar arrangements made available to members of our management.
•Reimbursement for all reasonable expenses incurred and paid by him in the course of the performance of his duties under the Amended CEO Agreement and reimbursement for all reasonable travel and lodging expenses for his family and household members in the event they accompany him during business travel, which includes travel and hospitality expenses for first class airplane travel and accommodations, including travel by private or chartered aircraft. To the extent inconsistent with the Amended CEO Agreement, Mr. Kiani is exempt from our travel and expense policy and our expense reimbursement policy.
In addition, Mr. Kiani is entitled to certain post-employment compensation arrangements. Under the Amended CEO Agreement, we may terminate Mr. Kiani’s employment for “cause” (as defined below), as a result of his disability under certain circumstances, or for any other reason. Similarly, Mr. Kiani may terminate his employment for “Good Reason” (as defined below), for health reasons, or for any other reason upon six months written notice to us. Specifically:
•If Mr. Kiani’s employment is terminated for cause, he is entitled to receive his full base salary through the date of termination.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
•If Mr. Kiani’s employment is terminated as a result of his death, his designee or estate is entitled to receive his full base salary through the date of termination and an additional amount equal to 50% of his base salary then in effect as of the date of his death for each of three consecutive years following his death, which will be paid in substantially equal monthly installments over the three-year period.
•If Mr. Kiani’s employment is terminated as a result of his disability, he is entitled to receive his full base salary through the date of termination and an additional amount equal to 75% of his base salary then in effect for each of two consecutive years following the date of termination, which will be paid in substantially equal monthly installments over the two-year period.
•In the event (i) we terminate Mr. Kiani’s employment other than for cause, death or disability, or (ii) Mr. Kiani terminates his employment with us for Good Reason (each, a “Qualifying Termination”), Mr. Kiani will receive the following payments and benefits:
◦payment of an amount equal to his full base salary through the date of termination, if applicable, and an additional amount equal to twice the sum of his base salary then in effect and the average annual bonus paid to him over the prior three years, which will be paid in installments over two years pursuant to our normal payroll practices; and
◦all of his outstanding options and other equity awards will immediately vest.
Mr. Kiani may provide a notice of termination for Good Reason under the Amended CEO Agreement up to two years following the event giving rise to the Good Reason to terminate.
In addition, we will issue Mr. Kiani the Award Shares pursuant to the terms of an RSU award agreement between us and Mr. Kiani prior to the earliest to occur of (i) the applicable Retention Vesting Date (as defined below), (ii) a Qualifying Termination, (iii) Mr. Kiani’s death during his employment with us and (iv) the termination of Mr. Kiani’s employment with us pursuant to disability. We will also pay him a cash amount equal to $35 million upon a Qualifying Termination (the “Cash Payment” and, together with the Award Shares, the “Special Payment”). The Cash Payment will be paid to Mr. Kiani as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a restrictive covenant agreement by and between Masimo and Mr. Kiani, and will be subject to repayment to us if Mr. Kiani materially breaches any of such obligations.
Further, in the event of a “change-in-control” of Masimo (as defined below) prior to a Qualifying Termination, on each of the first and second anniversaries of the change-in-control (each, a “Retention Vesting Date”), 50% of the Award Shares and 50% of the Cash Payment will vest, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date. However, in the event of a Qualifying Termination or a termination of Mr. Kiani’s employment due to death or disability prior to either of such anniversaries, any remaining unvested amount of the Cash Payment and all of the unvested Award Shares will vest and be paid in full. In addition, in the event of a change-in-control of Masimo prior to a Qualifying Termination, Mr. Kiani’s stock options and any other equity awards will vest in accordance with their terms, but in no event later than in two equal installments on each of the first and second anniversaries of the change-in-control, subject in each case to Mr. Kiani’s continuous employment through each such anniversary date.
Pursuant to the Amended CEO Agreement, if any payment or benefit received or to be received by Mr. Kiani would be subject to any excise tax imposed by Section 4999 of the Code, then the payments and benefits payable to Mr. Kiani will be reduced so that no portion of the payments or benefits payable to Mr. Kiani is subject to the excise tax, but only if the after-tax amount of such payments and benefits, as so reduced, is equal to or greater than the after-tax amount of such payments and benefits without such reduction.
The Amended CEO Agreement also provides that in the event of a change-in-control, we must fund a grantor trust with an amount equal to the aggregate of the cash severance payment to which he would be entitled and the Special Payment, payable to Mr. Kiani in the event of a Qualifying Termination. In the event Mr. Kiani’s employment is not terminated on or prior to the fifth anniversary of the change-in-control in a manner entitling him to such payments, the amounts held in the trust will revert to Masimo.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
In addition, if Mr. Kiani’s employment under the Amended CEO Agreement is terminated for any reason other than cause, Mr. Kiani will be entitled to participate in all of our employee benefit plans and programs that he participated in as of the date of his termination of employment for the full term of the Amended CEO Agreement as long as his participation is possible under the general terms and provisions of the plans. If for any reason Mr. Kiani is not permitted to participate in any of our employee benefit plans or programs after the date of his termination of employment, he will be entitled to reimbursement of the amount paid by him to obtain similar coverage to that offered by our benefit plans and programs but only up to the amount we would otherwise have paid on behalf of him as an employee of Masimo under the Amended CEO Agreement as of the date of his termination.
For purposes of the Amended CEO Agreement:
•termination for “cause” generally means his termination of employment as a result of his willful and continued failure to substantially perform his duties under the Amended CEO Agreement, his willful engaging in gross misconduct materially injurious to us or his willful violation of the confidentiality and trade secret protection provisions contained in a restrictive covenant agreement with us if the violation results in demonstrably material injury to us. Any termination for cause must be approved by at least 75% of the entire membership of our Board.
•termination for “Good Reason” generally means a termination of his employment by Mr. Kiani subsequent to (A) a diminution in his responsibilities, duties and authority, including him ceasing to serve as CEO of the Company or him ceasing to serve as Chairman of the Board, (B) any reduction in his rate of compensation or fringe benefits, (C) Masimo’s failure to comply with certain obligations relating to his compensation or place of work, (D) the provision of a notice not to renew the Amended CEO Agreement by Masimo, or (E) (1) a change-in-control (as defined below) was triggered as a result of a change in more than one third of the directors on the Board during a rolling twenty-four month period, or (2) following, or in connection with, a “change-in-control” triggered as a result of an acquisition, (i) the highest level of parent entity holding, directly or indirectly, majority voting control of the Company after the “change-in-control” (the “Acquirer Parent”) is not a publicly-traded company, (ii) he does not become the, or is removed from the position of, CEO and Chairman of the Board of the Acquirer Parent, with such position being on terms and conditions reasonably acceptable to him, provided that the terms and conditions of employment providing for total compensation with a value comparable to the total compensation paid to the chief executive officers of comparable companies shall be deemed to be reasonable, or (iii) any other director is designated the lead director of the board of directors of the Acquirer Parent; provided that, in the case of clauses (A), (B), (C) and (E) above, “Good Reason” will not be deemed to exist unless certain notice and cure period conditions are met and his resignation for Good Reason is effective within thirty days after the expiration of the cure period. As described elsewhere in this Proxy Statement, on March 22, 2023, the independent members of the Board unanimously selected existing director H Michael Cohen as the Lead Independent Director of the Board, to serve in such position until the Company’s 2024 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal from the Board. In connection with Mr. Cohen’s appointment as the Lead Independent Director of the Board, Mr. Kiani voluntarily irrevocably and permanently waived his rights, pursuant to the Amended CEO Agreement, to: (i) treat the appointment of any Lead Independent Director of the Board as “Good Reason” under the Amended CEO Agreement, and (ii) terminate (or deliver any termination notice) or make any claim under the Amended CEO Agreement as a result of the appointment of any Lead Independent Director of the Board.
•a “change-in-control” generally means (i) the acquisition by any person or group of more than 35% of our outstanding voting stock, (ii) the acquisition of our assets that have a total fair market value of 40% or more of the total fair market value of all of our assets immediately before the acquisition by any person or group, or (iii) a change in more than one third of the directors on our Board during a rolling 24-month period. For purposes of determining whether a change-in-control has occurred, a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of directors of the Company) whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least a

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved will be treated as a member of the Board at the beginning of the 24-month period.
Background of the Employment Agreement with Mr. Kiani
Mr. Kiani’s employment agreement was amended and restated in 2015 after months of negotiations between Mr. Kiani and the Compensation Committee. The Compensation Committee initiated the negotiations in response to stockholder feedback, with the objective of eliminating certain tax gross-ups, guaranteed annual stock option grants, and certain other benefits that Mr. Kiani was entitled to under his earlier employment agreements dating back to the 1990s, before the Company’s stock was publicly-traded.
The Compensation Committee carefully considered the available alternatives, with advice from two leading law firms and a nationally recognized compensation consultant, and ultimately concluded that the amendment and restatement of Mr. Kiani’s employment agreement was in the best interests of the Company and its stockholders. As explained in the Company’s Current Report on Form 8-K announcing Mr. Kiani’s November 2015 Agreement, the Compensation Committee believed it would save the Company almost $100 million versus the prior agreement in the event of a qualifying termination of Mr. Kiani’s employment. The new agreement also had the important benefit of retaining and incentivizing Mr. Kiani, who founded the Company and has led it through an incredible period of growth since 2015, in which the Company’s stock price has increased by more than 365% (as of May 1, 2023). The Compensation Committee believed then, as it does now, that retaining Mr. Kiani is critically important to the Company’s continued growth and success.
Mr. Kiani’s November 2015 Agreement should be considered in context. As the founder of the Company, Mr. Kiani’s prior employment agreements with the Company entitled to him to benefits and rights that were unique to Mr. Kiani, considering the value he provided to the Company. In 2015, the Compensation Committee asked that Mr. Kiani agree to eliminate a number of these benefits and rights. The 2.7 million RSU award granted to Mr. Kiani under the November 2015 Agreement was granted, in part, as consideration for the elimination of these legacy provisions and to further align Mr. Kiani’s interests with those of all of the Company’s stockholders. Notably, the value of Mr. Kiani’s RSU award has increased substantially since 2015 due to the substantial increase in the Company’s stock price under Mr. Kiani’s leadership.
Offer Letters with Other Named Executive Officers
Messrs. Young, Muhsin, Levy, McClenahan and Duffy each signed an offer letter before commencing their employment with us. The offer letters set forth each executive officer’s position and title, initial base salary, health benefits, number of options or RSUs to be initially granted and the vesting schedule of such options or RSUs. Additionally, each offer letter states that the executive officer’s employment is “at-will” and may be terminated at any time by either the officer or us for any reason.
Employee Proprietary Agreements
Each of our NEOs, other than our CEO, has also entered into a standard form agreement with respect to proprietary information and inventions. Our CEO has also entered into an agreement with respect to proprietary information and inventions. Among other things, these agreements obligate each NEO to refrain from disclosing any of our proprietary information received during the course of his employment and, with some exceptions, to assign to us any invention conceived or developed during the course of his employment.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
2007 Severance Protection Plan
The Severance Plan provides the benefits set forth below to the executives who are eligible to participate in the Severance Plan and who have signed severance agreements with us (the “Severance Agreements”). The Board has the discretion to amend or terminate the Severance Plan prospectively, subject to the limitation that, in the event of a change-in-control, no amendments may be made during the 36 months following the change-in-control without a participant’s consent if it would adversely affect the participant’s benefit. The Compensation Committee is the Severance Plan administrator.
Each of our NEOs, other than our CEO and Mr. Duffy, is a participant in the Severance Plan on the terms set forth below. The following general description of the Severance Plan is qualified by the actual terms of the Severance Plan document and the individual Severance Agreements signed by the participants.
Conditions to Severance Benefits. To the extent set forth below, a participant can receive either basic severance benefits or change-in-control severance benefits, but not both. Generally, in order to receive a basic or change-in-control severance benefit, the following conditions must be met:
•the participant must execute, within 60 days of termination, a general release of claims (which becomes irrevocable within such 60-day period), a non-disparagement agreement, an intellectual property nondisclosure agreement, and a non-competition agreement that covers the period during which the participant is receiving severance benefits;
•a participant entitled to the basic benefit must not have received any change-in-control severance benefits under the Severance Plan or any severance benefits equal to, or better than, the basic severance benefits pursuant to another arrangement between the participant and us;
•a participant entitled to the change-in-control benefit must not have received any basic severance benefits under the Severance Plan or any severance benefits equal to, or better than, the change-in-control severance benefits pursuant to another arrangement between the participant and us; and
•the participant must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement, or arrangement with us.
Basic Severance Benefits. Each of our NEOs, other than our CEO and Messrs. Duffy and Levy(1), are eligible for these benefits. Basic severance benefits are payable if a participant is terminated without “cause” (as defined below) and include the following:
•an amount equal to annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of termination, paid in installments according to normal payroll practices over 12 months commencing within 60 days following the participant’s termination;
•COBRA continuation coverage at our expense during the 12 months following termination; and
•the right to purchase life insurance through the Company during the 12 month period following his termination.
However, if a participant commences new employment during the one-year period following termination, any income or benefits received from new employment will reduce (on a dollar-for-dollar basis) these basic severance benefits.
Change-in-Control Severance Benefits. Each of our NEOs, other than our CEO, and Messrs. Duffy and Levy(1), are eligible for the change-in-control severance benefits described in this paragraph.
The change-in-control severance benefits are payable upon a covered termination (which generally consists of a termination by the Company without cause or a termination by the executive for Good Reason upon or within a certain period after a change-in-control) and consist of the following:
•if the participant has a covered termination because his current job is not offered to him on the date of the change-in-control, the participant will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
average annual bonus paid to him over the three-year period prior to the change-in-control, and (ii) life insurance for the 12-month period following his termination;
•if the participant has a covered termination for a reason not described in the preceding clause, instead of one time base salary, he will receive two times base salary;
•the participant will receive COBRA continuation coverage at our expense during the 12-month period following his termination; and
•upon the change-in-control, 50% of the participant’s unvested stock options and other equity-based awards shall be fully accelerated as of the change-in-control and 100% of the unvested stock options and other equity-based awards shall be fully accelerated upon the participant’s termination under circumstances that entitle him to change-in-control severance benefits noted above.
Change-in-control severance amounts will be paid in a lump sum cash payment within 60 days following the participant’s termination, provided that the participant has met all of the conditions for his change-in-control severance payment.
The Severance Plan administrator has the right to reduce any change-in-control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Code. In addition, the Severance Plan administrator may delay the payment or issuance of any severance or change-in-control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.
Under the Severance Plan:
•“cause” generally means the participant’s: (i) refusal or failure to perform his duties with us or to comply in all respects with our policies or the policies of our affiliates after notice of a deficiency and failure to cure the deficiency within three business days following notice from us, unless he has delivered a bona fide notice of termination for Good Reason to us, and the reason for the termination has not been cured by us within 30 days of receipt of notice; (ii) engagement in illegal or unethical conduct that could be injurious to us or our affiliates; (iii) commitment of one or more acts of dishonesty; (iv) failure to follow a lawful directive from our CEO; or (v) indictment for any felony, or any misdemeanor involving dishonesty or moral turpitude.
•“change-in-control” generally means: (i) a merger or consolidation or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by our stockholders as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our Board, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.
•“Good Reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs, and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the participant’s annual salary; (ii) any requirement that the participant change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the participant’s responsibilities.
Voluntary Resignation. Excluding a resignation for Good Reason during the period commencing upon a change-in-control and ending on the 36-month anniversary of the change-in-control, each participant has agreed to provide us with six months advance notice of his resignation in the event he wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Severance Agreement are effective.

______________
(1)    As of December 31, 2022, Mr. Levy was not entitled to any Basic Severance Benefits under the Severance Plan. In addition, as of December 31, 2022, Mr. Levy’s Change-in-Control Severance Benefits under the Severance Plan were limited to the acceleration of 50% of his unvested stock options and other equity-based awards upon a covered termination on or after a change-in-control.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control
The tables below estimate the amounts payable to our NEOs (other than Mr. Duffy, whose employment with us terminated in August 2022) in the event that a change-in-control, termination of employment, or both occurred on December 30, 2022, the last business day of our fiscal year that ended December 31, 2022. The closing price of our common stock, as reported on the Nasdaq Global Select Market, was $147.95 per share on December 30, 2022, the last trading day of fiscal 2022. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change-in-control and/or the NEO’s qualifying separation from Masimo.
Joe Kiani

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	Upon Death	Upon Disability	By Masimo Without Cause or by Mr. Kiani for Good Reason	Change-In- Control (CIC) Without Termination and Two Years Post-CIC Continuous Service
Number of Equity Award Shares Accelerated	—	—	198,716	—

Value of Equity Award Shares Accelerated(1)	$—	$—	$23,721,368	$—
Special Payment - Value of Award Shares Vesting(2)(3)	399,465,000	399,465,000	399,465,000	399,465,000
Special Payment - Cash Payment(4)(5)	—	—	35,000,000	35,000,000
Other Cash Payments	1,871,679	1,871,679	5,447,948	—
Continuation of Benefits(6)	6,353	6,353	6,353	—
Total Cash Benefits and Payments	$401,343,032	$401,343,032	$463,640,669	$434,465,000
______________
(1)Consists of the value of in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Kiani as of December 31, 2022, the vesting of which would be accelerated.
(2)Upon a Qualifying Termination or a termination of Mr. Kiani’s employment pursuant to his death or disability, all of the Award Shares subject to the RSU award granted to Mr. Kiani under the Amended CEO Agreement will become vested. The amount represents the value of 100% of the Award Shares subject to the RSU award based on the closing stock price of $147.95 per share on December 31, 2022, the last trading day of fiscal 2022.
(3)Subject to Mr. Kiani’s continuous employment following a change-in-control, 50% of the Award Shares will vest on each of the first two anniversaries of such change-in-control. The amount represents the value of the Award Shares subject to the RSU award based on the closing stock price of $147.95 per share on December 31, 2022, the last trading day of fiscal 2022.
(4)Upon a Qualifying Termination, we will pay to Mr. Kiani the Cash Payment as consideration for his agreement to comply with certain non-competition and non-solicitation obligations under a non-competition and confidentiality agreement between Masimo and Mr. Kiani, and Mr. Kiani will be subject to repayment to Masimo if he materially breaches any of such obligations.
(5)Subject to Mr. Kiani’s continuous employment following a change-in-control, 50% of the Cash Payment will vest and become payable on each of the first two anniversaries of such change-in-control.
(6)Presumes a remaining term of one year. Comprised of the cash equivalent of our cost of standard employee benefits, including health, dental and vision insurance for Mr. Kiani and his eligible dependents for 12 months, and life, accidental death and dismemberment and long-term disability insurance for Mr. Kiani for 12 months.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Micah Young

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control		By Masimo Without Cause or by Mr. Young for Good Reason in Connection with a Change-In-Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	—		19,871		9,935

Value of Equity Award Shares Accelerated	$—		$2,372,014	(1)	$1,186,007	(2)
Cash Payments	600,875		1,592,300		—
Continuation of Benefits(3)	25,932	(4)	27,577	(5)	—
Total Cash Benefits and Payments	$626,807		$3,991,891		$1,186,007
______________
(1)Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Young as of December 31, 2022, the vesting of which would be accelerated.
(2)Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Young as of December 31, 2022, the vesting of which would be accelerated.
(3)Assumes that Mr. Young does not commence employment with another employer during the period from January 1, 2023 through December 30, 2023.
(4)Comprised of health, dental and vision insurance benefits for Mr. Young and his eligible dependents for 12 months.
(5)Comprised of health, dental and vision insurance benefits for Mr. Young and his eligible dependents for 12 months and life insurance for Mr. Young for 12 months.
Bilal Muhsin

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control		By Masimo Without Cause or by Mr. Muhsin for Good Reason in Connection with a Change-In-Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	—		49,372		24,686

Value of Equity Award Shares Accelerated(1)	$—		$3,932,087		$1,966,043	(2)
Cash Payments	627,000		1,711,320		—
Continuation of Benefits(3)	25,932	(4)	27,588	(5)	—
Total Cash Benefits and Payments	$652,932		$5,670,995		$1,966,043
______________
(1)Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 31, 2022, the vesting of which would be accelerated.
(2)Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 31, 2022, the vesting of which would be accelerated.
(3)Assumes that Mr. Muhsin does not commence employment with another employer during the period from January 1, 2023 through December 30, 2023.
(4)Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months.
(5)Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months and life insurance for Mr. Muhsin for 12 months.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION
Tao Levy(1)

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control	By Masimo Without Cause or by Mr. Levy for Good Reason in Connection with a Change-In-Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	—	12,436		—

Value of Equity Award Shares Accelerated	$—	$1,338,507	(2)	$—
Cash Payments	—	—		—
Continuation of Benefits	—	—		—
Total Cash Benefits and Payments	$—	$1,338,507		$—
______________
(1)As of December 31, 2022, Mr. Levy was not entitled to any Basic Severance Benefits under the Severance Plan. In addition, as of December 31, 2022, Mr. Levy’s Change-in-Control Severance Benefits under the Severance Plan were limited to the acceleration of 50% of his unvested stock options and other equity-based awards upon a covered termination on or after a change-in-control.
(2)Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Levy as of December 31, 2022, the vesting of which would be accelerated.
Tom McClenahan

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In-Control		By Masimo Without Cause or by Mr. McClenahan for Good Reason in Connection with a Change-In-Control		Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	—		19,871		9,935

Value of Equity Award Shares Accelerated	$—		$2,372,014	(1)	$1,186,007	(2)
Cash Payments	501,600		1,363,032		—
Continuation of Benefits(3)	25,932	(4)	27,544	(5)	—
Total Cash Benefits and Payments	$527,532		$3,762,590		$1,186,007
______________
(1)Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. McClenahan as of December 31, 2022, the vesting of which would be accelerated.
(2)Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. McClenahan as of December 31, 2022, the vesting of which would be accelerated.
(3)Assumes that Mr. McClenahan does not commence employment with another employer during the period from January 1, 2023 through December 30, 2023.
(4)Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months.
(5)Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months and life insurance for Mr. McClenahan for 12 months.

| 2023 Proxy Statement

Table of Contents	EXECUTIVE COMPENSATION

PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of all employees of our company and the annual total compensation of our CEO, Mr. Kiani.
For 2022, our most recently completed fiscal year:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $105,076 (excluding any estimated health and retirement benefits); and
•the annual total compensation of our CEO, Mr. Kiani, was $16,511,436, as reported in the Summary Compensation Table.
Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 157 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As explained by the SEC when it adopted Item 402(u), the rule was designed to allow stockholders to better understand and assess our compensation practices and pay ratio disclosures rather than to facilitate a comparison of this information from one company to another. However, the pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it difficult to compare pay ratios with other companies, including those within our industry.
As permitted by SEC rules, for purposes of calculating the 2022 pay ratio, we used the same median employee identified for determining our 2020 CEO pay ratio. We excluded from our employee population the approximately 1,800 employees who were added to our organization through the acquisition of Sound United in April 2022. A new analysis will be conducted in 2023 for disclosure in 2024 which will include those Sound United employees that became employees of Masimo Corporation in connection with the acquisition. We determined that there had not been any changes to our employee population or compensation program that would significantly impact the pay ratio disclosure for 2022. We identified our median employee for the 2020 pay ratio analysis using the methodology and the material assumptions, adjustments, and estimates described below.
•To identify our median employee, we selected total cash compensation, which we calculated as annual base pay (using a reasonable estimate of the hours worked during 2020 for hourly employees and actual salary paid for our remaining employees) and the actual annual cash incentive awards earned for fiscal 2020, as the compensation measure to be used to compare the compensation of our employees for the 12-month period from January 1, 2020 through December 31, 2020.
•As of October 31, 2020, our employee population consisted of approximately 1,843 individuals, with approximately 1,229 employees in the United States and approximately 614 employees outside the United States. In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population.
•We annualized base pay for any full-time and part-time employees who commenced work during 2020.
•Using this approach, we selected the individual at the median of our employee population. Our median employee was a Supervisor, Document Control, based in the United States.
For purposes of our 2022 pay ratio, we calculated annual total compensation for this individual using the same methodology we use for our NEOs as set forth in our Summary Compensation Table.
We determined that such individual’s annual total compensation for the fiscal year ended December 31, 2022 was $105,076 (excluding any estimated retirement and health benefits).

| 2023 Proxy Statement

Table of Contents	OWNERSHIP OF OUR STOCK

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 31, 2023, with respect to the beneficial ownership of shares of our common stock by:
•each person or group known to us to be the beneficial owner of more than five percent of our common stock;
•each of our directors;
•each of our NEOs; and
•all of our current directors and executive officers as a group.
This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of March 31, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 52,779,770 shares of common stock outstanding as of March 31, 2023, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to equity awards that are either currently exercisable, or that will become exercisable or otherwise vest on or before May 30, 2023, which is 60 days after March 31, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
5% Stockholders:
Joe Kiani(2)	4,368,415	8.1%
BlackRock, Inc.(3)	5,956,832	11.3%
The Vanguard Group(4)	4,855,501	9.2%
Politan Capital Management, LP(5)	4,739,963	9.0%
FMR, LLC(6)	5,456,343	10.3%

| 2023 Proxy Statement

Table of Contents	OWNERSHIP OF OUR STOCK

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
Named Executive Officers and Directors:
Joe Kiani(2)	4,368,415	8.1%
Micah Young(7)	55,544	*
Bilal Muhsin(8)	163,787	*
Tao Levy(9)	68,952	*
Tom McClenahan(10)	115,846	*
Kevin Duffy(11)	—	*
H Michael Cohen	2,388	*
Adam Mikkelson	2,673	*
Craig Reynolds	55,222	*
Julie A. Shimer, Ph.D.(13)	2,975	*
Total Shares Beneficially Owned By Current Executive Officers and Directors (10 persons)(16)	4,836,700	9.0%
______________
*    Less than one percent.
(1)For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of shares of common stock outstanding as of March 31, 2023, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 31, 2023.
(2)Comprised of 359,690 shares held directly, 51,735 shares held by Mr. Kiani’s spouse, 2,250,291 shares held in one trust for which Mr. Kiani is the sole trustee, 765,737 shares held in three trusts for which Mr. Kiani is not the trustee, options to purchase 930,596 shares of Masimo common stock that were exercisable as of March 31, 2023 or that have or will become exercisable within 60 days after March 31, 2023, and 10,366 shares held for the Reporting Person’s account under the Masimo Retirement Savings Plan. As of March 31, 2023, an aggregate of 400,000 shares of common stock owned by a family trust and beneficially owned by Mr. Kiani were pledged as collateral for a personal loan. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Practices—Hedging and Pledging Policies” on page 88 of this Proxy Statement.
(3)BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on January 26, 2023, reporting that it had sole voting power with respect to 5,644,180 shares, sole dispositive power with respect to 5,956,832 shares, and beneficial ownership of an aggregate of 5,956,832 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.
(4)The Vanguard Group (“Vanguard”) filed a Schedule 13G/A on February 9, 2023, reporting that it had shared voting power with respect to 38,738 shares, sole dispositive power with respect to 4,748,218 shares, shared dispositive power with respect to 107,283 shares and beneficial ownership of an aggregate of 4,855,501 shares in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Includes shares held by Politan Capital Management LP (“Politan LP”); Politan Capital Management GP LLC (“Politan Management”); Politan Capital Partners GP LLC (“Politan GP”); and Quentin Koffey (together with Politan LP, Politan Management and Politan GP, “Politan”). Politan filed a Schedule 13D/A on March 13, 2023, reporting that it had shared voting and dispositive power with respect to 4,739,963 shares, and beneficial ownership of an aggregate of 4,739,963. Politan’s address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, Suite 2300, New York, New York 10022.
(6)FMR LLC (“FMR”) filed a Schedule 13G on January 10, 2023, reporting that it had sole dispositive power with respect to 5,456,343 shares. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.
(7)Comprised of 20,195 shares of our common stock held directly and options to purchase 35,349 shares of common stock that are exercisable within 60 days after March 31, 2023.
(8)Comprised of 23,895 shares of our common stock held directly and options to purchase 139,892 shares of common stock that are exercisable within 60 days after March 31, 2023.
(9)Comprised of 20,895 shares of our common stock held directly and options to purchase 48,057 shares of common stock that are exercisable within 60 days after March 31, 2023.
(10)Comprised of 33,789 shares of our common stock held directly and options to purchase 82,057 shares of common stock that are exercisable within 60 days after March 31, 2023.
(11)Mr. Duffy’s employment with us commenced on April 11, 2022 and was terminated without cause effective August 5, 2022.
(12)Comprised of 5,222 shares of our common stock held directly, options to purchase 50,000 shares of common stock that are exercisable within 60 days after March 31, 2023.
(13)Comprised of shares included under “Named Executive Officers and Directors” and 898 shares of common stock owned directly one of our other executive officers.

| 2023 Proxy Statement

Table of Contents	OWNERSHIP OF OUR STOCK

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth additional information as of December 31, 2022 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2022. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.
Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by stockholders(3)	5,077,867	$83.85	5,088,368
Equity compensation plans not approved by stockholders(4)	—	—	—
Total	5,077,867	$83.85	5,088,368
______________
(1)Includes 3,091,665 RSUs and PSUs that were unvested and outstanding as of December 31, 2022.
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PSUs, which have no exercise price.
(3)Comprised of the 2007 Stock Incentive Plan and the 2017 Equity Incentive Plan.
(4)As of December 31, 2022, we did not have any equity compensation plans that were not approved by our stockholders.

STOCK OWNERSHIP POLICY
We maintain a stock ownership policy for our executive officers to align their interests with the interests of our stockholders, as follows:

Stock Ownership Guidelines
For purposes of our policy, an executive officer’s base salary during any calendar year is deemed to be his or her base salary as of the close of business on December 31st of the immediately preceding year.

| 2023 Proxy Statement

Table of Contents	OWNERSHIP OF OUR STOCK
Further, for purposes of calculating ownership under our policy, the following equity in the Company is included, whether vested or unvested: (i) shares of our common stock held directly by the executive officer or in a trust for the benefit of the executive officer or his or her family; (ii) shares of our common stock held by the executive officer jointly with, or separately by, his or her spouse and/or children sharing the same household as him or her; (iii) shares of our common stock held by the executive officer through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the executive officer. Shares of our common stock subject to outstanding and unexercised stock options, unvested RSU awards and unearned performance share awards are not included in the calculation.
Under our policy, if an executive officer fails to meet or, in unique circumstances, fails to show sustained progress toward meeting his or her target ownership level, the Compensation Committee may reduce future LTI equity awards and/or make payments of future annual and/or long-term cash incentive payouts in the form of shares of our common stock and/or impose other penalties. The Compensation Committee also retains the discretion not to levy penalties for non-compliance.
Our executive officers are expected to reach their target ownership level by the later of (i) March 2017 (if he or she was an executive officer in January 2012, the date when the stock ownership policy was adopted); or (ii) March 1st of the sixth calendar year following the date he or she first becomes an executive officer (if he or she was not an executive officer in January 2012), and to hold at least such minimum value in shares of our common stock for so long as applicable.

Each of the NEOs to whom the stock ownership requirements were applicable is currently in compliance with the stock ownership policy. As of March 31, 2023, the value of our CEO’s stock ownership was 518 times his annual base salary, and the average value of our NEOs’ stock ownership, excluding our CEO and Mr. Duffy, was 52 times their average base salary. The stock ownership by our CEO and other NEOs (other than Mr. Duffy, who is no longer an executive officer) substantially exceeds the stock ownership requirements, which reflect our executive officers’ long-term focus and commitment to Masimo. Stock ownership is reviewed annually by the Nominating, Compliance and Corporate Governance Committee.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP POLICY
In February 2016, our Nominating, Compliance and Corporate Governance Committee adopted a stock ownership policy that is applicable to each of our non-employee directors. Our Nominating, Compliance and Corporate Governance Committee believes this policy is an important tool in aligning the interests of our non-employee directors with the long-term interests of our stockholders.
The policy requires that our non-employee directors hold shares of our common stock with a value equal to at least $250,000. For purposes of calculating ownership under this policy, the following sources are included, whether vested or unvested: (i) shares of our common stock held directly by the non-employee director or in a trust for the benefit of the non-employee director or his or her family; (ii) shares of our common stock held by the non-employee director jointly with, or separately by, the non-employee director’s spouse and/or children sharing the same household as the non-employee director; (iii) shares of our common stock held by the non-employee director through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the non-employee director. Shares of our common stock subject to outstanding and unexercised stock options, unvested RSU awards and unearned PSU awards are not included in the calculation.
To give our non-employee directors time to comply with our stock ownership policy, our Nominating, Compliance and Corporate Governance Committee determined that our non-employee directors have until the later of March 1, 2021 or the five-year anniversary of their appointment as a director to comply with these guidelines. As of March 31, 2023, all of our non-employee directors were in compliance with our stock ownership policy.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

COMPANY PROPOSALS

PROPOSAL:	TO ELECT TWO CLASS I DIRECTORS AS NAMED IN OUR PROXY STATEMENT
1
Overview
The term of office for Class I Directors expires in 2023. Our Board has unanimously nominated each of Dr. Julie A. Shimer and Mr. H Michael Cohen for election to the Board as a Class I Director. If elected at the Annual Meeting, each of Dr. Julie A. Shimer and Mr. H Michael Cohen would serve until the 2026 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified or, if sooner, until his or her respective death, resignation or removal.
As described previously, the Politan Group has notified Masimo of its intent to nominate Michelle Brennan and Quentin Koffey for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board.
Dr. Shimer and Mr. Cohen both have exceptionally deep medical technology industry experience and were supported by more than 95 percent of voting stockholders in past elections. Dr. Shimer has significant experience as CEO of Welch Allyn and has held senior management and board positions at both medical and consumer technology companies. Mr. Cohen has more than 30 years of experience in healthcare investment banking and equity research, including as Global Head of Healthcare Investment Banking at Deutsche Bank. See the section titled “Our Board of Directors” beginning on page 36 of this Proxy Statement for further details regarding each nominee’s qualifications and other biographical information.
By contrast, Mr. Koffey has never held a senior management position at any medical or consumer technology company and has no prior public company board experience. He has not put forth any ideas or strategies for Masimo and his intentions are unclear. He is engaged in active litigation against the Company and its current and former directors, and our Board believes his presence in the boardroom would be destructive rather than constructive.
Over the last 5 years, during most of which time Dr. Shimer and Mr. Cohen have been on the Board, Masimo’s total shareholder return has substantially outperformed those of the major indices, including the Nasdaq Composite Index and Medical Devices Index (see page 19 of this Proxy Statement). Over that same time period, the Company has increased its Non-GAAP Revenue and Non-GAAP Earnings Per Share by 176% and 165%, respectively (see page 18 of this Proxy Statement). The Company has consistently increased its market share relative to its competitors, while also developing innovative new technologies and entering new and larger markets. Under its current strategy, Masimo is well-positioned to continue creating long-term value for stockholders.
As a result of the Politan Group notifying Masimo of its intent to nominate candidates for election as directors at the Annual Meeting in opposition to the nominees recommended by your Board, assuming such nominees are in fact proposed for election at the Annual Meeting and such nominations have not been withdrawn by the Politan Group, the election of directors will be considered a contested election pursuant to Section 14 of the Exchange Act and, as provided under Article I, Section 7(4) of Masimo’s Fifth Amended and Restated Bylaws, directors will be elected on a plurality basis. This means that the two (2) director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes will be counted for purposes of determining if there is a quorum at the Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON
Your Board does not endorse the Politan Group nominees and unanimously recommends that you vote “FOR” the election of the nominees proposed by your Board (Julie A. Shimer, Ph.D. and H Michael Cohen, each of whom is highly qualified) on the WHITE proxy card. The Board strongly urges you to discard and NOT to vote using any blue proxy card that may be sent to you by the Politan Group. If you have already voted using a blue proxy card sent to you by the Politan Group, you have every right to change it and we strongly urge you to revoke that proxy by voting in favor of your Board’s nominees by using the WHITE proxy card to vote by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, at 1 (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 from other countries.
In the event that the Politan Group withdraws its nominees, abandons its solicitation or fails to comply with the universal proxy rules, any votes cast in favor of the Politan Group’s nominees will be disregarded and not be counted, whether such vote is provided on Masimo’s WHITE proxy card or the Politan Group’s blue proxy card, and stockholders can still sign and date a later submitted WHITE proxy card.
Although Masimo is required to include all nominees for election on its universal proxy card, for additional information regarding the Politan Group’s nominees and any other related information, please refer to the Politan Group’s proxy statement. You may receive solicitation materials from the Politan Group, including proxy statements and blue proxy cards. Masimo is not responsible for the accuracy or completeness of any information provided by or relating to the Politan Group or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Politan Group or any other statements the Politan Group may make. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).
If you are a registered holder and submit a validly executed WHITE proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the two (2) nominees proposed by your Board and named in this Proxy Statement and “WITHHOLD” on the non-recommended Politan nominees. Each nominee nominated or recommended by the Board has consented to serve if elected. If any of the nominees nominated or recommended by the Board become unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. At this time, the Board knows of no reason why any of the two nominees nominated or recommended by the Board would not be able to serve as a director if elected.
If you are a beneficial holder and properly mark, sign and return your WHITE voting instruction form or complete your proxy via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the two (2) nominees proposed by your Board and named in this Proxy Statement and “WITHHOLD” on the non-recommended Politan nominees. If you are a beneficial holder and you vote “FOR” more than two nominees on your WHITE voting instruction form, your votes on the election of directors will be invalidated and not counted. In addition, depending on the bank or broker through which you hold your shares, your votes on all the other proposals may also be invalidated and not counted. Please carefully review the instructions provided by your bank or broker. It is therefore important that you provide specific instructions to your broker or bank regarding the election of directors so that your vote with respect to this item is counted.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON
Nominees
The Nominating, Compliance and Corporate Governance Committee recommends, and the Board nominated, the following individuals for election to the Board as Class I Directors, for a three-year term expiring at the 2026 Annual Meeting of Stockholders:

Nominee	Term in Office
Julie A. Shimer, Ph.D.	Class I - Continuing in Office Until the 2026 Annual Meeting of Stockholders
H Michael Cohen	Class I - Continuing in Office Until the 2026 Annual Meeting of Stockholders
Each of the nominees has agreed to serve as a director if elected. We have no reason to believe that the nominees will be unable to serve. The section titled “Our Board of Directors” beginning on page 32 of this Proxy Statement contains each nominee’s biography.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF JULIE A. SHIMER, PH.D. AND H MICHAEL COHEN.
The following directors will remain in office until the date specified below:

Current Directors	Class and Remaining Term in Office
Joe Kiani	Class II - Continuing in Office Until the 2024 Annual Meeting of Stockholders
Craig Reynolds	Class III - Continuing in Office Until the 2025 Annual Meeting of Stockholders
Adam Mikkelson	Class III - Continuing in Office Until the 2025 Annual Meeting of Stockholders

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

PROPOSAL:	TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2023
2
The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 30, 2023, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Grant Thornton was appointed as our independent registered public accounting firm in July 2006 and has reported on our consolidated financial statements for years 2005 through 2022. The decision to select Grant Thornton as our independent registered public accounting firm for fiscal year 2023 (ending December 30, 2023) was recommended by our Audit Committee and approved by our Board.
Representatives of Grant Thornton are expected to be present at the Annual Meeting. The representatives of Grant Thornton will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require that our stockholders ratify the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of Masimo and our stockholders.
Although our stockholders are not required to ratify the selection of Grant Thornton as our independent registered public accounting firm, because we have submitted the ratification of our registered public accounting firm for approval by stockholders, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” such proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 30, 2023. As discussed elsewhere in this Proxy Statement, to the extent that the Politan Group provides a proxy card or voting instruction form to stockholders who hold their shares in “street name,” brokers will not be entitled to vote your shares on the proposal without your instructions.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2023.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

PROPOSAL: 3	TO PROVIDE AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board requests that our stockholders approve the compensation of our Named Executive Officers pursuant to Section 14A of the Exchange Act, as described in this Proxy Statement in the section titled “Compensation Discussion and Analysis” beginning on page 69 of this Proxy Statement, and the compensation tables beginning on page 92 of this Proxy Statement, and any related narrative discussion contained throughout this Proxy Statement. This vote is advisory and not binding on the Company, but the Board values the opinions of our stockholders and will consider the outcome of the vote in determining our executive compensation program.

“Say-on-Pay” Vote
Our Board maintains a pay for performance philosophy that forms the foundation for all of the Compensation Committee’s decisions regarding executive compensation. In addition, our compensation program is designed to facilitate strong corporate governance, foster collaboration and support our short and long-term strategy.
The Compensation Discussion and Analysis portion of this Proxy Statement contains a detailed description of our executive compensation philosophy and program, including the compensation decisions the Compensation Committee has made under the program and the factors considered in making those decisions. Our stockholders have affirmed their support of our program in our outreach discussions and in the last several year’s Say-on-Pay results. We believe that we have created a compensation program deserving of stockholder support.
In light of the above, we believe that the compensation of our Named Executive Officers for fiscal 2022 was appropriate and reasonable, as well as reflective of our performance for the year. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Masimo Corporation approve, on an advisory basis, our named executive officer compensation for fiscal 2022, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, in this Proxy Statement.”
This stockholder vote on named executive officer compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee. The outcome of the vote will not require us, our Board or our Compensation Committee to take any action or overrule any decision by the Company, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

PROPOSAL:	TO PROVIDE AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
4
The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that our stockholders be given the opportunity to indicate their preference regarding how frequently we should solicit a non-binding advisory vote to approve the compensation of our named executive officers. Accordingly, and as required by Section 14A of the Exchange Act, we are asking our stockholders to indicate whether they would prefer an advisory vote to approve executive compensation every year, every other year or every three years. For the reasons described below, the Board recommends that the stockholders select a frequency of every year. Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “every year” (an annual vote), “every other year” (a biennial vote), or “every three years” (a triennial vote), or “abstain”.
The Board believes that annual (every year) advisory votes will allow our stockholders to provide timely, direct input on the Company’s compensation program based on the most recent information disclosed in our proxy statements each year. The Board therefore believes that an annual advisory vote to approve executive compensation is consistent with the Company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters. Additionally, it is the Company’s current practice to conduct annual advisory votes to approve named executive officer compensation, and the continuation of this practice would provide the Board with a consistent level of feedback from our stockholders related to our executive compensation program.
The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency of future advisory votes to approve named executive officer compensation that has been selected by our stockholders. However, because this vote is advisory and not binding on the Board or on the Company, the Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes to approve named executive officer compensation more or less frequently than the option approved by our stockholders.

☑	THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR A FREQUENCY PERIOD OF “EVERY YEAR” (AN ANNUAL VOTE) FOR FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

PROPOSAL:	TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE PHASED-IN DECLASSIFICATION OF OUR BOARD OF DIRECTORS
5

Our Board has approved, declared advisable, and recommends that our stockholders adopt an amendment to the Amended and Restated Certificate of Incorporation that provides for the phased-in declassification of our Board.
The proposed amendment to the Amended and Restated Certificate of Incorporation eliminates the classification of our Board on a phased-in basis after the 2023 Annual Meeting of Stockholders, whereby all members of our Board that are elected after the Annual Meeting will be elected for annual terms. The description in this Proposal No. 5 of the proposed amendment to the Amended and Restated Certificate of Incorporation is qualified in its entirety and should be read in conjunction with the actual text of the changes to the Amended and Restated Certificate of Incorporation that would be implemented upon stockholder approval of this Proposal No. 5 that is marked in Article SIXTH of the Amended and Restated Certificate of Incorporation attached as Appendix D.
Accordingly, the three-year term for the Class I directors elected at the Annual Meeting would expire at our 2026 Annual Meeting of Stockholders, the three-year term for the Class II directors elected at our 2021 Annual Meeting of Stockholders would expire as originally scheduled at our 2024 Annual Meeting of Stockholders and the three-year term for the Class III directors elected at our 2022 Annual Meeting of Stockholders would expire as originally scheduled at our 2025 Annual Meeting of Stockholders.
The implementation of the declassification of our Board pursuant to the proposed amendment would commence at our 2024 Annual Meeting of Stockholders. Director nominees standing for election at our 2024 Annual Meeting of Stockholders and each annual meeting of stockholders thereafter would be elected to serve a one-year term. Beginning with our 2026 Annual Meeting of Stockholders, all directors would stand for annual elections. The table below summarizes the proposed implementation of the declassification under this approach:

Year of Annual Meeting of Stockholders	Length of Term for Directors Elected	Year Term Would Expire	Portion of the Board Elected at the Annual Meeting*
2023	3 years	2026	2 of 5
2024	1 year	2025	1 of 5
2025	1 year	2026	3 of 5
2026	1 year	2027	5 of 5
________________
*Assumes no changes to the current number of members of the Board of Directors or reclassification of classes.
Under our classified Board structure, directors may only be removed with cause. Section 141(k) of the General Corporation Law of the State of Delaware requires that directors serving on a non-classified board may be removed by stockholders either with or without cause. Therefore, if amended as proposed, the Amended and Restated Certificate of Incorporation will provide that once our Board ceases to be classified in 2026, directors may be removed with or without cause.
Reason for Approving the Amendment to the Amended and Restated Certificate of Incorporation
Article SIXTH of the Amended and Restated Certificate of Incorporation currently requires that our Board be divided into three classes, each with staggered three-year terms. We established the classified board structure at the time of our initial public offering to promote continuity and stability, to encourage our Board to plan for long-term goals and to provide protection against certain abusive takeover tactics. However, as part of our regular review and consideration of our corporate governance practices and structures and taking into account the views and perspectives of our investors and other stakeholders, ongoing corporate governance trends and peer practices, we

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON
believe that having a classified structure is no longer necessary. We also recognize that a classified board structure can be viewed as diminishing a board’s accountability to stockholders, because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on our Board more frequently than with a classified board structure, which provides stockholders with a more active role in shaping and implementing corporate governance policies. Our Board believes that implementing annual elections for all directors is consistent with our stockholders’ expectations and our ongoing commitment to strong corporate governance practices. In addition, our Board believes it is important for the Board to maintain stockholder confidence by demonstrating that it is responsive and accountable to our stockholders. In view of the considerations described above, our Board believes that it is in our and our stockholders’ best interests to eliminate the classified Board structure as proposed.
In light of the foregoing, after careful consideration, our Board has approved, and recommends that the stockholders approve, the amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board and to provide that, once our Board ceases to be classified in 2026, members of our Board may be removed with or without cause.
Vote Required; Board Recommendation
The approval of amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board requires the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal. If this Proposal No. 5 is approved by our stockholders, we intend to promptly file the amendment to the Amended and Restated Certificate of Incorporation with the changes to Article SIXTH of the Amended and Restated Certificate of Incorporation as set forth on Appendix D with the Secretary of State of the State of Delaware. If our stockholders do not approve this Proposal No. 5, our Board will continue to be classified with members of our Board generally elected for three-year terms.

☑	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE PHASED-IN DECLASSIFICATION OF OUR BOARD OF DIRECTORS.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

PROPOSAL:	ADVISORY VOTE TO APPROVE THE INCREASE TO THE TOTAL NUMBER OF AUTHORIZED MEMBERS OF OUR BOARD OF DIRECTORS FROM FIVE TO SEVEN
6

On March 23, 2023, we announced that our Board intends to expand its size from five to seven members and that the Nominating, Compliance and Corporate Governance Committee of our Board has initiated a search process for two new, highly qualified and complementary independent directors to add to the existing five member Board. This process reflects our Board’s commitment to regular refreshment with highly qualified, experienced directors and responsiveness to input from stockholders.
Currently, our Amended and Restated Certificate of Incorporation and our Bylaws provide that the authorized number of members of our Board shall be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of our Board.
Neither our Bylaws nor other governing documents or law require that our stockholders approve any increase or decrease to the total number of directors that may comprise our Board. However, in light of communications with the Politan Group following our March 23, 2023 announcement (as described in the section of this Proxy Statement entitled “Background to the Solicitation”), we are submitting this advisory proposal to our stockholders for approval to provide stockholders a more formalized opportunity to express their perspective as to whether or not the Board should increase its size in the near-term. If our stockholders fail to approve the increase to the authorized number of members of our Board, we will not proceed with increasing the total number of authorized members of our Board from five to seven.
Any individual directors added to the Board as part of this Board expansion will have the same rights and duties as any other member of our Board, including with respect to voting power. To the extent the size of our Board is expanded, the voting power of each individual director will be proportionally reduced.
We anticipate that any expansion of the size of our Board would be promptly undertaken as soon as suitable candidates are identified.
Reason for Increasing the Size of our Board
Our Board, including the Nominating, Compliance and Corporate Governance Committee, regularly reviews our corporate governance policies, procedures and practices. As previously announced, our Board has determined that it would be in the interests of Masimo and our stockholders to increase the total number of authorized members of our Board from five to seven directors. If the size of our Board is increased, we will be able to bring on a greater number of directors with different backgrounds and an increased breadth and depth of experience and skills that may be beneficial to Masimo and our stockholders. The increase will also facilitate our ability to address and meet evolving corporate governance standards and the rules, regulations and other requirements of the SEC and Nasdaq.
If the increase is approved by our stockholders, our Board will seek to add two members to our Board. Although our Board, through the Nominating, Compliance and Corporate Governance Committee, has been engaged in discussions with and about various individuals who could be valuable additions to our Board, our Board has not yet made a final determination as to who those directors may be if the increase is approved. Our Board will continue to solicit feedback from our stockholders regarding specific individuals as well as qualities and experience that would be beneficial for the Board.
This stockholder vote on increasing the size of our Board is advisory and will not be binding upon us, our Board or our Nominating, Compliance and Corporate Governance Committee. The outcome of the vote will not require us, our Board or our Nominating, Compliance and Corporate Governance Committee to take any action or overrule any decision by Masimo, our Board or the Nominating, Compliance and Corporate Governance Committee. However,

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON
our Board and Nominating, Compliance and Corporate Governance Committee value the opinions of our stockholders and will consider the outcome of the vote when making such decision.

☑	OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE INCREASE TO THE TOTAL NUMBER OF AUTHORIZED MEMBERS OF OUR BOARD OF DIRECTORS FROM FIVE TO SEVEN.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

STOCKHOLDER PROPOSAL

PROPOSAL:
POLITAN GROUP PROPOSAL TO REPEAL ANY PROVISION OF, OR AMENDMENT TO, THE BYLAWS ADOPTED BY THE BOARD WITHOUT STOCKHOLDER APPROVAL SUBSEQUENT TO APRIL 20, 2023 AND UP TO AND INCLUDING THE DATE OF THE ANNUAL MEETING

7

Overview
The Politan Group has notified Masimo that it intends to present the following proposal for consideration at the Annual Meeting.
Repeal of any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting (the “Bylaw Repeal Proposal”).
RESOLVED, that each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the stockholders of the Company subsequent to April 20, 2023 (the date of the most recent publicly disclosed Bylaws) and up to and including the date of this meeting of stockholders at which this resolution is being proposed, be, and hereby is, repealed, effective as of the time this resolution is approved by the Company’s stockholders.
Vote Required; Board Recommendation
The Board has not adopted, and does not currently expect to adopt, any amendments to the Bylaws between April 20, 2023 and the Annual Meeting of Stockholders on June 26, 2023. However, the Board carefully considered the Bylaw Repeal Proposal and concluded, for the reasons noted below, that a blanket prohibition on Bylaw amendments prior to the Annual Meeting would not be in the best interests of the Company and our stockholders.
The Board is responsible for managing, or directing the management of, the business and affairs of the Company. In meeting this responsibility, the Board has a fiduciary duty to act in the best interests of the Company and its stockholders. The Company’s Bylaws expressly provide that the Bylaws may be amended by the Board. It is important that the Board’s ability to act in the best interests of the Company and all stockholders not be limited.
The Board believes that the Bylaw Repeal Proposal would undermine the ability of the Board to oversee the business and affairs of the Company and to protect all of the Company’s stockholders, as it would limit the Board’s ability to adopt changes to the Bylaws (which is expressly permitted by the Bylaws), even in cases where the Board determines that the changes are in the best interests of the Company and its stockholders.
While the Board does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, the Board may determine that an amendment is in the best interest of the stockholders. The Board believes that the automatic repeal of any duly adopted Bylaw amendment, irrespective of its content, could have the effect of repealing one or more properly adopted Bylaw amendments that the Board determined to be in the best interests of the Company and its stockholders and that was adopted in furtherance of the Board’s fiduciary duties, including in response to future events not yet known to the Company.
Adoption of the Bylaw Repeal Proposal requires the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.

| 2023 Proxy Statement

Table of Contents	PROPOSALS TO BE VOTED ON

☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL, AND IF THE PROPOSAL IS PRESENTED, YOUR PROXY WILL BE VOTED AGAINST THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of transactions with related persons. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) and any “related person” were, are or will be participants involving an amount that exceeds $120,000. For purposes of the policy, a related person is:
•any person who is or was a director or executive of ours since the beginning of our immediately preceding fiscal year or an immediate family member of, or person sharing a household with, any of the foregoing individuals;
•any person known by us to be the beneficial owner of more than five percent of any class of our outstanding voting securities or, if the beneficial owner is an individual, an immediate family member of, or person sharing a household with, any of the foregoing individuals; and
•any firm, corporation or other entity in which any of the foregoing individuals is employed or is a general partner or principal or in a similar position, or in which any of the foregoing individuals has a five percent or greater beneficial interest.
Under the policy, prior to entering into a related person transaction, our legal department must present information regarding the proposed related person transaction to our Nominating, Compliance and Corporate Governance Committee for approval at its next regularly scheduled meeting (or, where our legal department, in consultation with our CEO or CFO, determines that it is not practicable or desirable to wait until the next meeting of the Nominating, Compliance and Corporate Governance Committee, to the Chairperson of our Nominating, Compliance and Corporate Governance Committee, who is authorized under the policy to act on behalf of the Nominating, Compliance and Corporate Governance Committee with respect to matters covered by the policy between meetings of the Nominating, Compliance and Corporate Governance Committee).
To identify proposed related person transactions in advance, our legal department relies on information supplied by our directors, executive officers or business unit or function/department leader responsible for the proposed related person transaction. In considering related person transactions, the Nominating, Compliance and Corporate Governance Committee (or the Chairperson of the Nominating, Compliance and Corporate Governance Committee) takes into account all relevant facts and circumstances related to the proposed transaction. In the event a member of the Nominating, Compliance and Corporate Governance Committee, or any immediate family member or affiliate of a member of the Nominating, Compliance and Corporate Governance Committee is the related person, such member of the Nominating, Compliance and Corporate Governance Committee is prohibited from participating in any review, consideration or approval of the related person transaction. The policy requires that the Nominating, Compliance and Corporate Governance Committee will only approve a related person transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
Under the policy, the following related person transactions are deemed to be pre-approved by the Nominating, Compliance and Corporate Governance Committee regardless of the amount involved:
•employment and compensation of our executive officers, subject to certain exceptions;
•compensation of our directors, subject to certain exceptions;
•certain transactions between us and an unrelated third party entity in which the related person’s only relationship with the third party is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the other entity’s shares, subject to certain limitations;
•certain contributions to the Masimo Foundation and certain other charitable contributions; and
•transactions in which all of our stockholders receive the same benefit on a pro rata basis.
The policy also permits our Nominating, Compliance and Corporate Governance Committee to ratify, amend, rescind or terminate any related person transaction that is not pre-approved in accordance with the terms above.

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions or series of transactions since January 1, 2022, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation—Employment Arrangements with Named Executive Officers” above.

CERCACOR LABORATORIES, INC.
Cercacor Laboratories, Inc. (“Cercacor”) is an independent entity spun off from us to our stockholders in 1998. Joe Kiani, our Chairman and CEO, is also the Chairman and CEO of Cercacor. Mr. Kiani receives a separate salary and equity compensation from Cercacor in his capacity as an employee of Cercacor.
We are a party to a cross-licensing agreement with Cercacor effective January 1, 2007 (the “Cross-Licensing Agreement”), which governs each party’s rights to certain of the intellectual property held by the two companies. To date, we have developed and commercially released devices that measure carbon monoxide, methemoglobin and hemoglobin using licensed rainbow® technology. Pursuant to the Cross-Licensing Agreement, we are currently subject to certain specific minimum royalty payment obligations of $5.0 million per year. Actual aggregate royalty payment liabilities payable to Cercacor were approximately $16.9 million for fiscal 2022.
We have also entered into a services agreement with Cercacor effective January 1, 2007 (the “Services Agreement”), which governs certain general and administrative services we provide to Cercacor. Pursuant to the Services Agreement, Cercacor paid us approximately $0.4 million for general and administrative services rendered in fiscal 2022.
In December 2019, we entered into a lease agreement with Cercacor for approximately 34,000 square feet of office, research and development space at one of our owned facilities in Irvine, California (the “Cercacor Lease”). The Cercacor Lease expires on December 31, 2024. We recognized approximately $1.2 million of lease income pursuant to the Cercacor Lease during fiscal 2022.
Prior to our initial public offering in August 2007, our stockholders owned approximately 99.9% of the outstanding capital stock of Cercacor, and we believe that as of March 31, 2023, a number of stockholders of Cercacor continued to own shares of our common stock. Mr. Kiani is the only stockholder of Cercacor that owns five percent or more of our outstanding voting stock.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

MASIMO FOUNDATION FOR ETHICS, INNOVATION AND COMPETITION IN HEALTHCARE
Mr. Kiani is also the Chairman, and one of his family members is a Director, of the Masimo Foundation for Ethics, Innovation and Competition in Healthcare (the “Masimo Foundation”), a non-profit organization which was founded in 2010 to provide a platform for encouraging ethics, innovation and competition in healthcare. Our Executive Vice President (“EVP”) and CFO serves as the Treasurer of the Masimo Foundation and our EVP, General Counsel and Corporate Secretary serves as the Secretary of the Masimo Foundation. For the fiscal year ended December 31, 2022, we made approximately $1.0 million in cash contributions to the Masimo Foundation. In addition, for the year ended December 31, 2022, we made various in-kind contributions to the Masimo Foundation, mainly in the form of donated administrative services.

LIKE MINDED MEDIA VENTURES
Mr. Kiani is also the co-founder and a member of the Board of Directors of Like Minded Media Ventures (“LMMV”), a team of storytellers that create content focused in the areas of true stories, social causes and science. LMMV creates stories with a multi-platform strategy, bridging the gap between film, television, digital and social media. We entered into a marketing service agreement with LMMV in 2020 for audiovisual production services promoting brand awareness, including television commercials and digital advertising (the “Marketing Service Agreement”). During the fiscal year ended December 31, 2022, we incurred $1.4 million in marketing expenses payable to LMMV under the Marketing Service Agreement. As of December 31, 2022, there was no amount due to LMMV for services rendered.

INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS
We have entered into indemnity agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their respective position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who failed to file a timely required report during the most recent fiscal year. Based solely upon our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2022, all Section 16(a) filing requirements were satisfied on a timely basis, except for one Form 4 for Kevin Duffy reporting a grant of an RSU award with respect to 18,893 shares on April 11, 2022 that was filed on April 14, 2022.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

HOUSEHOLDING
We are sending only one set of the Proxy Materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs.
However, if you are residing at such an address and wish to receive a separate set of Proxy Materials, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate set of the Proxy Materials to you. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

ANNUAL REPORT ON FORM 10-K
A copy of our 2022 Annual Report on Form 10-K accompanies this Proxy Statement. If you need additional copies, please contact the firm assisting us with the solicitation of proxies, Innisfree M&A Incorporated at 1(877) 456-3463 (toll-free from the U.S. and Canada) or 1(412) 232-3651 (from other countries). A copy is also available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT THESE PROXY MATERIALS AND VOTING

1. Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed WHITE proxy card because the Board of Directors (the “Board”) of Masimo Corporation (sometimes referred to as “we”, “Masimo” or the “Company”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed WHITE proxy card or submit your WHITE proxy card through the internet or by telephone according to the instructions contained in the enclosed WHITE proxy card. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.
This Proxy Statement and the WHITE proxy card, which contains instructions on how to vote your shares, together with our annual report, is first being mailed on or about May 26, 2023 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

2. When and where will the Annual Meeting be held?
The Annual Meeting will be held on June 26, 2023, at 2:00 p.m. Pacific Daylight Time at our corporate headquarters located at 52 Discovery, Irvine, California 92618. Directions are set forth on the back of this Proxy Statement.

3. Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 11, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 52,792,524 shares of common stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of the close of business on the Record Date.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
Stockholder of Record: Shares Registered in Your Name
If at the close of business on May 11, 2023, your shares of common stock were registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are the stockholder of record for these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed WHITE proxy card or submit your WHITE proxy card through the internet or by telephone by following the instructions provided in the WHITE proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If at the close of business on May 11, 2023, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Certain of these institutions offer the ability to direct your agent how to vote through the internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

4. What am I voting on?
There are seven matters scheduled for a vote at the Annual Meeting:
•To elect two Class I nominees for directors to serve until our 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023;
•An advisory vote to approve named executive officer compensation;
•An advisory vote on the frequency of future advisory votes to approve named executive officer compensation;
•To approve an amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board;
•An advisory vote to approve the increase to the total number of authorized members of our Board from five to seven; and
•A proposal by the Politan Group to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.

5. Who is the Politan Group? How are they involved in the Annual Meeting?
Politan Capital Management LP, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP, Politan Capital Partners LP, Politan Capital Offshore Partners LP, Quentin Koffey, Matthew Hall and Aaron Kapito (collectively, the “Politan Group”), has notified us of its intention to propose two director nominees for election at the Annual Meeting in opposition to the nominees recommended by our Board. You may receive proxy solicitation materials from the Politan Group. We are not responsible for the accuracy or completeness of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Politan Group or any of its affiliates or any other statements that they may otherwise make.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
The Board does not endorse any of the Politan Group’s nominees and unanimously recommends that you vote “FOR” all of Masimo’s director nominees and “FOR” each of the management proposals 2, 3, 5 and 6, for “EVERY YEAR” (annual vote) on management proposal 4 and “AGAINST” the stockholder proposal 7 on the enclosed WHITE proxy card.
The Board urges you to disregard any materials and NOT to sign, return or vote using any blue proxy card sent to you by or on behalf of the Politan Group. Voting to “WITHHOLD” with respect to any of the Politan Group’s director nominees on a blue proxy card sent to you by the Politan Group is not the same as voting for our director nominees, because a vote to “WITHHOLD” with respect to any of the Politan Group’s director nominees on the Politan Group’s blue proxy card will revoke any WHITE proxy card you may have previously submitted. To support our director nominees, you should vote “FOR” all of our director nominees on the WHITE proxy card.
If you have already voted using a proxy card sent to you by the Politan Group, you can revoke it by: (i) executing and delivering the WHITE proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or voting instruction form or (iv) voting in person at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

6. Why have I received different color proxy cards?
The Politan Group has notified us that it intends to propose two alternative director nominees for election at the Annual Meeting in opposition to the nominees recommended by the Board. We have provided you with the enclosed WHITE proxy card. The Politan Group may send you a blue proxy card.
The Board unanimously recommends using the enclosed WHITE proxy card to vote “FOR” all of Masimo’s director nominees. The Board recommends that you simply DISREGARD the blue proxy card.
If the Politan Group proceeds with its previously announced nominations, we will likely conduct multiple mailings prior to the date of the meeting to ensure that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. The latest dated proxy card you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit WHITE proxy cards.

7. Will there be any other items of business on the agenda?
Aside from the election of two Class I Directors, the ratification of the selection of our independent registered public accounting firm, the advisory vote to approve the compensation of our NEOs, the advisory vote on the frequency of future advisory votes to approve the named executive officer compensation, the vote to approve an amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board, the advisory vote to approve the increase to the total number of authorized members of our Board from five to seven and the Politan Group Proposal, the Board knows of no matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

8. What is the Masimo Board’s voting recommendation?
The Board recommends that you vote your shares:
•“For” the election of each of the two Class I Director nominees (Proposal No. 1);
•“For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023 (Proposal No. 2);

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
•“For” the approval of our named executive officer compensation (Proposal No. 3);
•With respect to future advisory votes to approve named executive compensation “Every Year” (an annual vote) (Proposal No. 4);
•“For” the approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board (Proposal No. 5);
•“For” the increase to the total number of authorized members of our Board from five to seven (Proposal No. 6); and
•“Against” the proposal by the Politan Group to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of Annual Meeting.
The Board does not endorse any of the Politan Group’s nominees and unanimously recommends that you vote “FOR” all of Masimo’s director nominees, “FOR” each of the management proposals 2, 3, 5, and 6, for “EVERY YEAR” (annual vote) on management proposal 4 and “AGAINST” the stockholder proposal 7 on the enclosed WHITE proxy card.
The Board urges you to disregard any materials and NOT to sign, return or vote using any blue proxy card sent to you by or on behalf of the Politan Group. Voting to “withhold” with respect to any of the Politan Group’s director nominees on a blue proxy card sent to you by the Politan Group is not the same as voting for our director nominees, because a vote to “withhold” with respect to any of the Politan Group’s director nominees on the Politan Group’s blue proxy card will revoke any WHITE proxy card you may have previously submitted. To support our director nominees, you should vote “FOR” all of our director nominees on the WHITE proxy card.
If you have already voted using a proxy card sent to you by the Politan Group, you can revoke it by: (i) executing and delivering the WHITE proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or voting instruction form or (iv) voting in person at the Annual Meeting. Only your latest dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

9. How do I vote?
For Proposal No. 1, you may vote “For” each of the director nominees or “Withhold” from voting, but you may only vote for no more than two nominees. For Proposal Nos. 2, 3, 5, 6 and 7, you may vote “For” or “Against” or abstain from voting. For Proposal No. 4, the advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: once every one, two or three years, or you may abstain from voting. The procedures for voting are described below, based upon your form of ownership.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. If you do not wish to vote at the Annual Meeting or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed WHITE proxy card, vote by proxy on the internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:
•To vote by proxy using the enclosed WHITE proxy card, complete, sign and date your WHITE proxy card and return it promptly in the envelope provided.
•To vote by proxy on the Internet or over the telephone, follow the instructions on your WHITE proxy card.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a WHITE proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. To ensure that your vote is counted, simply complete and mail the WHITE proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the internet or by telephone. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy. Because of the contested nature of the election, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to any of the proposals. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed WHITE voting instruction form, to vote your shares in line with our Board’s recommendations on the WHITE voting instruction form.
The Board urges you to disregard any materials and NOT to sign, return or vote using any blue proxy card sent to you by or on behalf of the Politan Group. Voting to “WITHHOLD” with respect to any of the Politan Group’s director nominees on a blue proxy card sent to you by the Politan Group is not the same as voting for our director nominees, because a vote to “WITHHOLD” with respect to any of the Politan Group’s director nominees on the Politan Group’s blue proxy card will revoke any WHITE proxy you may have previously submitted. To support our director nominees, you should vote “FOR” all of our director nominees on the WHITE proxy card.
If you have already voted using a proxy card sent to you by the Politan Group, you can revoke it by: (i) executing and delivering the WHITE proxy card or voting instruction form, (ii) voting via the Internet using the Internet address on the WHITE proxy card or voting instruction form, (iii) voting by telephone using the toll-free number on the WHITE proxy card or voting instruction form or (iv) voting in person at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.
If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.
If you have any questions or require any assistance with voting your shares, please call our proxy solicitor:
INNISFREE M&A INCORPORATED
Stockholders may call 1(877) 456-3463 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)
Banks and Brokers may call 1(212) 750-5833

10. How do I vote my Masimo shares held through the Masimo Retirement Savings Plan?
If you hold shares of Masimo common stock through the Masimo Retirement Savings Plan (the “Savings Plan”) as of the Record Date, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), please follow the instructions provided to you by Fidelity.

11. How many votes do I have?
On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on the Record Date.

12. Who is paying for this proxy solicitation?
We will bear the cost of soliciting proxies for the Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of Masimo common stock in their names for others to send proxy materials to and

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.
As a result of the potential proxy solicitation by the Politan Group, we will incur additional costs in connection with our solicitation of proxies. We have hired Innisfree M&A Incorporated (“Innisfree”) to assist us in soliciting proxies for a fee estimated not to exceed $1.1 million. Innisfree expects that approximately 45 of its associates will assist in the solicitation. The total amount to be spent for our solicitation of proxies from stockholders for the Annual Meeting in excess of that normally spent for an annual meeting is estimated to be approximately $0.4 million, approximately $0.2 million of which has been accrued to date.
Other than persons described in this Proxy Statement, no general class of employee of Masimo will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, our employees, officers and directors may be asked to perform clerical or ministerial tasks in furtherance of the solicitation. None of these individuals will receive any additional or special compensation for doing this, but they may be reimbursed for reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. Appendix E sets forth information relating to certain of Masimo’s directors, director nominees and certain executive officers and employees who are considered “participants” in Masimo’s solicitation under the rules of the SEC by reason of their position as directors of the Company or because they may be soliciting proxies on Masimo’s behalf.

13. Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:
•You may submit another properly completed and executed WHITE proxy card with a later date;
•You may submit a new proxy through the internet or by telephone (1-800-652-VOTE) (your latest internet or telephone instructions submitted prior to the deadline will be followed);
•You may send a written notice that you are revoking your proxy to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, by the deadline; or
•You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy. The availability of telephone and internet voting will depend on the voting process of the broker or nominee.
Votes will be counted by the inspector of election appointed for the Annual Meeting.

14. How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:
•“For” the election of each of the two Class I director nominees recommended by our Board;
•“For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023;
•“For” the approval of our named executive officer compensation;
•With respect to future advisory votes to approve named executive compensation “Every Year” (an annual vote);

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
•“For” the approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board;
•“For” the increase to the total number of authorized members of our Board from five to seven; and
•“Against” the proposal by the Politan Group to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.
This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the WHITE proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.
If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion and regarding broker non-votes.

15. What is a broker non-vote?
Under rules that govern brokers, banks and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these brokers, banks and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Typically, the ratification of auditors would be considered a discretionary matter at an annual meeting under these rules. A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”
However, because the Politan Group has initiated a proxy contest, to the extent that the Politan Group provides a proxy card or voting instruction form to stockholders who hold their shares in “street name,” brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting, including the ratification of auditors.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

16. What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
Proposals	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Plurality Cast	No
2. Ratification of Auditors	Majority Cast	See below
3. Advisory Vote to Approve the Compensation of our Named Executive Officers	Majority Cast*	No
4. Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation	Plurality Cast*	No
5. Amendment to the Amended and Restated Certificate of Incorporation to Provide for the Phased-in Declassification of our Board	75% of Outstanding Shares	No
6. Advisory Vote to Approve the Increase to the Total Number of Members of our Board from Five to Seven	Majority Cast*	No
7. Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting
	75% of Outstanding Shares	No
A “plurality cast”, with regard to the election of a director, means that the two (2) director nominees receiving the greatest number of votes cast “FOR” their election will be elected. A “plurality cast”, with regard to the advisory vote on the frequency of future advisory votes to approve named executive officer compensation, means that the option (every year, every other year or every three years) receiving the greatest number of “for” votes will be considered the frequency recommended by our stockholders.
A “majority cast”, with regard to the ratification of auditors and the advisory vote to approve our named executive officer compensation and the advisory vote to approve the increase to the total number of members of our Board from five to seven, means the number of votes cast “for” the proposal must exceed the number of votes cast “against” such proposal.
A “75% of outstanding shares”, with regard to approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board and the Politan Group Proposal, means the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.
“Discretionary voting” occurs when a broker, bank or other holder of record does not receive voting instructions from the beneficial owner and votes those shares at its discretion on any proposal as to which rules permit such broker, bank or other holder of record to vote. As noted above, when brokers, banks and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes.”
With regard to Proposal No. 2, broker discretionary voting is not permitted if the Politan Group delivers its proxy materials to your broker, bank or other nominee on your behalf. If the Politan Group does not provide you with a proxy card or voting instruction form, your broker, bank or other nominee will be able to vote your shares with respect to this proposal, and broker non-votes will not be applicable.
*Although the votes on Proposal Nos. 3 and 4 are advisory and non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results in making future decisions concerning executive compensation and the frequency of future advisory votes to approve executive compensation. In addition, the vote on Proposal 6 is advisory and non-binding, and our Board will review

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
the results of the vote and, consistent with our record of stockholder engagement, will consider the results in making future decisions regarding the authorized number of members of our Board and the appointment of any additional directors to our Board.

17. What is the effect of abstentions and broker non-votes?
Abstentions: Under Delaware law (under which Masimo is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal No. 1—Election of Directors; Proposal No. 2—Ratification of Auditors; or Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers; Proposal No. 4—Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation; or Proposal No. 6—Advisory Vote to Approve the Increase to the Total Number of Authorized Members of our Board from Five to Seven. An abstention will have the same effect as a vote “AGAINST” Proposal No. 5—Amendment to the Amended and Restated Certificate of Incorporation to Provide for the Phased-in Declassification of our Board; or Proposal No. 7—Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.
Broker Non-Votes: Brokers, banks and other such record holders are not permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors or on named executive officer compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposal No. 1—Election of Directors; Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers, Proposal No. 4—Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation or Proposal No. 6—Advisory Vote to Approve the Increase to the Total Number of Authorized Members of our Board from Five to Seven. A broker non-vote will have the same effect as a vote “AGAINST” Proposal No. 5—Amendment to the Amended and Restated Certificate of Incorporation to Provide for the Phased-in Declassification of our Board or Proposal No. 7—Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.
As a result, if you hold your shares in street name and you do not instruct your broker, bank or other such holder how to vote your shares in the election of directors or the advisory vote related to the approval of our executive compensation program, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Typically, Proposal No. 2, the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023, would be considered a discretionary matter. Therefore, in such circumstances, your broker, bank or other such holder would be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. However, because the Politan Group has initiated a proxy contest, to the extent that the Politan Group provides a proxy card or voting instruction form to stockholders who hold their shares in “street name,” brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting, including Proposal No. 2.

18. What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented by votes at the Annual Meeting or by proxy. At the close of business on the Record Date, there were 52,792,524 shares of common stock outstanding. Thus, a total of 52,792,524 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 26,396,263 votes must be represented at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. “Withhold” votes, abstentions and

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the stockholders holding a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

19. Who will count the votes and serve as independent inspector of election?
We have retained First Coast Results, Inc. (“First Coast”) to serve as independent inspector of election. In such capacity, First Coast will count, tabulate and certify votes at the Annual Meeting.

20. Do Masimo’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?
Each of Julie A. Shimer, Ph.D. and Mr. H Michael Cohen has an interest in Proposal No. 1—Election of Directors, as each nominee is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal No. 2—Ratification of Auditors. Our executive officers have an interest in Proposal No. 3—Advisory Vote to Approve the Compensation of our Named Executive Officers, as compensation for some of our executive officers is subject to this vote. Our executive officers have an interest in Proposal No. 4—Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation, as compensation for some of our executive officers is subject to this vote. Each of our directors has an interest in Proposal No. 5—Amendment to the Amended and Restated Certificate of Incorporation to provide for the phased-in declassification of our Board, Proposal No. 6—Advisory Vote to Approve the Increase to the Total Number of Authorized Members of our Board from Five to Seven and Proposal No. 7—Politan Group Proposal to repeal any provision of, or amendment to, the Bylaws adopted by the Board without stockholder approval subsequent to April 20, 2023 and up to and including the date of the Annual Meeting.

21. Is Masimo Corporation’s Annual Report on Form 10-K part of the proxy materials?
Our 2022 Annual Report on Form 10-K accompanies this Proxy Statement. This document constitutes our 2022 Annual Report to Stockholders, and is being mailed to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2022 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

22. Are proxy materials available on the Internet?
Yes, this Proxy Statement is available at www.proxyvote.com.

23. How can I find out the results of the voting at the Annual Meeting?
The Company has retained First Coast to serve as independent inspector of election in connection with the Annual Meeting. Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

24. When are stockholder proposals due for next year’s annual meeting of stockholders?
Stockholders may submit proposals on matters appropriate for stockholder action at our 2024 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2024 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than January 25, 2024 to our Corporate Secretary at 52 Discovery, Irvine, California 92618. However, if the date of the 2024 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, June 26, 2024, to be considered for inclusion in

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION
proxy materials for our 2024 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 a reasonable time before we begin to print and send our proxy materials for our 2024 Annual Meeting of Stockholders.
If you wish to submit a proposal that is not to be included in the proxy materials for our 2024 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than March 12, 2024, but no earlier than April 11, 2024.
However, if the date of the 2024 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, June 26, 2024, a stockholder proposal that is not to be included in the proxy materials for our 2024 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 not later than the close of business on the later of (1) the 90th day before the date of the 2024 Annual Meeting of Stockholders, or (2) the 10th day following the day on which we first publicly announce (by press release or disclosure in a filing with the SEC) the date of the 2024 Annual Meeting of Stockholders.
In addition, our Bylaws contain “proxy access” provisions (“Proxy Access Bylaw”) that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2024 Annual Meeting of Stockholders, the required notice under our Proxy Access Bylaw must be received by the Corporate Secretary at the address set forth above not earlier than December 28, 2023 and not later than January 27, 2024. However, if the date of the 2024 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 30 days after June 26, 2024, then notice under the Proxy Access Bylaw must be received by the later of the close of business on the 180th day prior to the 2024 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
The requirements for providing advance notice of business or nominations under our Proxy Access Bylaw as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with our Bylaws or to satisfy the other requirements of our Bylaws may result in a proposal or nomination not being presented at our annual meeting of stockholders (except as may be required by Rule 14a-8 or Rule 14a-19 under the Exchange Act). You may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.
In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than April 27, 2024, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or after June 26, 2024, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2024 Annual Meeting of Stockholders. A nomination that does not comply with the requirements set forth in the Certificate of Incorporation and Bylaws will not be considered for presentation at the annual meeting. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting of Stockholders.

| 2023 Proxy Statement

Table of Contents	ADDITIONAL INFORMATION

OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ JOE KIANI
Chairman & Chief Executive Officer
May 24, 2023
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed WHITE proxy card or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDICES
APPENDIX A
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results or that these items are not indicative of the Company’s on-going core operating performance.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s financial performance for fiscal 2022: (i) non-GAAP product revenue, (ii) non-GAAP operating profit, and (iii) non-GAAP net income earnings per diluted share.
Management believes non-GAAP product revenue, non-GAAP operating profit and non-GAAP net income per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Royalty and other revenue, net of related costs
We derive royalty and other revenue, net of related costs, from certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures. These items also include, but are not limited to, amortization and depreciation of intangible assets, asset impairments, and in-process research and development. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We believe that

| 2023 Proxy Statement

Table of Contents	APPENDICES

the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. We believe that exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX A
SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP PRODUCT REVENUE TO
NON-GAAP PRODUCT REVENUE

(unaudited in millions)	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019	Fiscal 2018	Fiscal 2017
GAAP product revenue	$2,035.8	$1,239.2	$1,143.7	$937.8	$858.3	$790.2
Non-GAAP adjustments:
Other adjustments	—	—	—	(1.4)	(28.4)	(52.0)
Total non-GAAP adjustments	—	—	—	(1.4)	(28.4)	(52.0)
Non-GAAP product revenue	$2,035.8	$1,239.2	$1,143.7	$936.4	$829.9	$738.2

APPENDIX A
SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP OPERATING PROFIT TO
NON-GAAP OPERATING PROFIT(1)

(unaudited in millions)	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019	Fiscal 2018	Fiscal 2017
GAAP operating profit	$210.0	$275.8	$255.8	$221.2	$208.0	$183.8
Non-GAAP adjustments:
Acquired tangible asset amortization	59.4	0.5	—	—	—	—
Acquire intangible asset amortization	25.5	6.1	4.4	1.4	1.4	1.6
Acquisition, integration and related costs	38.4	3.1	3.8	3.3	—	—
Litigation related expenses, settlements and awards	28.7	6.0	(0.5)	—	0.4	—
Other adjustments	—	3.4	—	(1.3)	(27.7)	(48.4)
Total non-GAAP adjustments for operating profit	152.0	19.1	7.7	3.4	(25.9)	(46.8)
Non-GAAP operating profit	$362.2	$294.8	$263.6	$224.7	$182.2	$137.0
_______________
(1)    May not foot due to rounding.

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX A
SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO
NON-GAAP NET INCOME PER DILUTED SHARE(1)

(in dollars)	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019	Fiscal 2018	Fiscal 2017
GAAP net income per diluted share	$2.60	$3.98	$4.14	$3.44	$3.45	$2.23
Non-GAAP adjustments:
Acquired tangible asset amortization	1.08	0.01	—	—	—	—
Acquired intangible asset amortization	0.46	0.11	0.08	0.03	0.03	0.03
Acquisition, integration and related costs	0.70	0.05	0.07	0.06	—	—
Litigation related expenses, settlements and awards	0.52	0.10	(0.01)	—	0.01	—
Other adjustments	(0.02)	0.06	—	(0.02)	(0.49)	(0.87)
Realized and unrealized gains and losses	(0.10)	0.03	(0.05)	0.01	0.04	—
Financing related adjustments	0.03	—	—	—	—	—
Tax impact of non-GAAP net income adjustments	(0.64)	(0.06)	(0.11)	(0.01)	0.10	0.29
Excess tax benefits from stock-based compensation	(0.04)	(0.28)	(0.52)	(0.27)	(0.39)	(0.70)
Tax related adjustments	—	—	—	—	(0.09)	0.74
Total non-GAAP adjustments	1.99	0.01	(0.53)	(0.21)	(0.80)	(0.51)
Non-GAAP net income per diluted share	$4.59	$3.99	$3.60	$3.22	$2.65	$1.73
Weighted average shares outstanding-diluted	55.2	57.7	58.0	57.1	56.0	55.9
________________
(1)    May not foot due to rounding.

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX B
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
FOR FISCAL 2022 EXECUTIVE BONUS INCENTIVE PLAN

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. These non-GAAP financial measures make adjustments for the items described below. Management and the Compensation Committee believe that adjustments assist the Compensation Committee and investors in assessing true Company performance against Adjusted Product Revenue and non-GAAP earnings per share (EPS) targets that were established under the fiscal 2022 Executive Bonus Incentive Plan based on the fiscal 2022 business plan that existed at the time the performance targets were established on February 22, 2022.
Fiscal 2022 Adjusted Product Revenue and non-GAAP EPS reflect adjustments for the following items, as well as the related income tax effects thereof, if any:
Plan F/X adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures. These items also include, but are not limited to, amortization and depreciation of intangible assets, asset impairments, and in-process research and development. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the

| 2023 Proxy Statement

Table of Contents	APPENDICES

Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. We believe that exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX B
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2022 EXECUTIVE BONUS INCENTIVE PLAN

RECONCILIATION OF GAAP PRODUCT REVENUE TO ADJUSTED PRODUCT REVENUE
(unaudited)

(in millions)	Fiscal 2022
GAAP product revenue	$2,035.8
Executive bonus incentive plan adjustments:
Acquisition related	(695.4)
Foreign exchange adjustments to plan rates	20.8
Total executive bonus incentive plan adjustments	(674.6)
Adjusted product revenue for fiscal 2022 executive bonus incentive plan	$1,361.2

APPENDIX B
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2022 EXECUTIVE BONUS INCENTIVE PLAN

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EPS(1)
(unaudited)

(in dollars)	Fiscal 2022
GAAP EPS	$2.60
Non-GAAP adjustments:
Acquired tangible asset amortization	1.08
Acquired intangible asset amortization	0.46
Acquisition, integration and related costs	0.70
Litigation related expenses, settlements and awards	0.52
Other adjustments	(0.02)
Realized and unrealized gains and losses	(0.10)
Financing related adjustments	0.03
Tax impact of non-GAAP net income adjustments	(0.64)
Excess tax benefits from stock-based compensation	(0.04)
Total non-GAAP adjustments	1.99
Non-GAAP EPS	4.59
Executive bonus incentive plan adjustments:
Acquisition related	(0.47)
Share repurchases	(0.10)
Foreign exchange adjustments to plan rates	0.20
Total executive bonus incentive plan adjustments	(0.37)
Adjusted non-GAAP EPS for fiscal 2022 executive bonus incentive plan	$4.22
________________
(1)    May not foot due to rounding.

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX C
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
FOR FISCAL 2022 EXECUTIVE PSU AWARDS

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. These non-GAAP financial measures make adjustments for the items described below. Management and the Compensation Committee believe that adjustments assist the Compensation Committee and investors in assessing true Company performance against Adjusted Product Revenue and non-GAAP Operating Margin targets that were established under the fiscal 2022 Executive Bonus Incentive Plan based on the fiscal 2022 business plan that existed at the time the performance targets were established on February 22, 2022.
Fiscal 2022 Adjusted Product Revenue and non-GAAP Operating Margin reflect adjustment for the following items, as well as the related income tax effects thereof, if any:
Plan F/X adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments and divestitures. These items also include, but are not limited to, amortization and depreciation of intangible assets, asset impairments, and in-process research and development. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results. We believe that the exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the

| 2023 Proxy Statement

Table of Contents	APPENDICES

Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. We believe that exclusion of these items is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

APPENDIX C
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2022 EXECUTIVE PSU AWARDS

RECONCILIATION OF GAAP PRODUCT REVENUE TO ADJUSTED PRODUCT REVENUE
(unaudited)

(in millions)	Fiscal 2022
GAAP product revenue	$2,035.8
Executive PSU awards adjustments:
Acquisition related	(695.4)
Foreign exchange adjustments to plan rates	16.0
Total executive PSU awards adjustments	(679.4)
Adjusted product revenue for fiscal 2022 executive PSU awards	$1,356.4

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX C
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2022 EXECUTIVE PSU AWARDS

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP OPERATING MARGIN(1)
(unaudited)

(in percentages)	Fiscal 2022
GAAP operating margin	10.3%
Non-GAAP adjustments:
Acquired tangible asset amortization	2.9
Acquired intangible asset amortization	1.3
Acquisition, integration and related costs	1.9
Litigation related expenses, settlements and awards	1.4
Total non-GAAP adjustments	7.5
Subtotal	17.8%
Executive PSU awards adjustments:
Acquisition related	4.9
Foreign exchange adjustments to plan rates	0.6
Total executive PSU awards adjustments	5.5%
Adjusted non-GAAP operating margin for fiscal 2022 executive PSU awards	23.3%
________________
(1)    May not foot due to rounding.

| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX D

PROPOSED AMENDMENT TO ARTICLE SIXTH OF THE
CERTIFICATE OF INCORPORATION

The following language shows the changes to the Certificate of Incorporation that would result from the proposed amendment to provide for the gradual declassification of our Board of Directors, if approved, with deletions indicated by ~~strikethroughs~~ and additions indicated by underlining.
SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. ~~T~~Prior to the Corporation’s annual meeting of stockholders to be held in 2024, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be and are divided into three classes, designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. ~~Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders, the term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders and the term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.~~ Each director elected prior to the Corporation’s 2024 annual meeting of stockholders shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. Following the expiration of the terms of: (a) the Class II director(s) at the annual meeting of stockholders in 2024, (b) the Class III director(s) at the annual meeting of stockholders in 2025 and (c) the Class I director(s) at the annual meeting of stockholders in 2026, the directors whose terms expire at each such meeting shall be elected for a term of one-year, expiring the earlier of (i) the succeeding annual meeting of stockholders or (ii) the election and qualification of such director’s successor or such director’s earlier death, resignation or removal. Each director elected as a successor to a director in office shall have the remaining term of office of the director he or she succeeded, except that, if such successor director is elected at an annual meeting of stockholders at which the term of the director succeeded by such successor director expired, such term shall extend until the succeeding annual meeting of stockholders. From and after the election of directors at the annual meeting of stockholders to be held in 2026, the board of directors shall cease to be classified.
B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders).~~, and~~ Prior to the annual meeting of stockholders to be held in 2026, directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. After the annual meeting of stockholders to be held in 2026, directors so chosen shall serve until the next annual meeting of stockholders after such election by the board of directors or until such director’s successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
D-1
| 2023 Proxy Statement

Table of Contents	APPENDICES

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but, for so long as the board of directors remains classified pursuant to Section 141(d) of the DGCL, only for cause and, whether or not the board of directors is classified, only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of common stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.
D-2
| 2023 Proxy Statement

Table of Contents	APPENDICES

APPENDIX E

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Masimo, its directors, its director nominees and certain of its executive officers and employees are participants in the solicitation of proxies in connection with the Annual Meeting. The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the names and business addresses of our directors and director nominees and the names, present principal occupations and business addresses of our executive officers and employees who are considered to be “participants” in our solicitation of proxies from our stockholders in connection with the Annual Meeting (collectively, the “Participants”).

DIRECTORS AND NOMINEES
The principal occupations of our directors and director nominees are described in the section captioned “Our Board of Directors.” The names of our directors and director nominees are below. The business address of each of the directors and director nominees is 52 Discovery, Irvine, California 92618.
Name
Julie A. Shimer, Ph.D.
H Michael Cohen
Joe Kiani
Adam Mikkelson
Craig Reynolds

OFFICERS AND EMPLOYEES
The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company and the business address for each person is 52 Discovery, Irvine, California 92618.

Name	Title

Joe Kiani	Chief Executive Officer & Chairman of the Board
Micah Young	Executive Vice President, Chief Financial Officer
Bilal Muhsin	Chief Operating Officer
Tao Levy	Executive Vice President, Business Development
Tom McClenahan	Executive Vice President, General Counsel & Corporate Secretary
Blair Tripodi	Chief Operating Officer, Consumer Division
Eli Kammerman	Vice President, Business Development and Investor Relations

INFORMATION REGARDING OWNERSHIP OF MASIMO’S SECURITIES BY PARTICIPANTS
The number of shares of common stock of the Company held as of March 31, 2023 by the Participants who are directors or executive officers is set forth in the section titled “Ownership of our Stock - Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement.
The following table sets forth the number of shares of common stock of the Company held as of March 31, 2023 by the employees of the Company that are not executive officers but who are deemed Participants in our solicitation of proxies. The Company is unaware of any Participant who owns any securities of the Company of record that such Participant does not own beneficially, except as described in this Proxy Statement.

| 2023 Proxy Statement

Table of Contents	APPENDICES

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
Eli Kammerman	301
INFORMATION REGARDING TRANSACTIONS IN MASIMO’S SECURITIES BY PARTICIPANTS — LAST TWO YEARS
The following table sets forth information regarding purchases and sales of Masimo’s securities by each Participant from January 1, 2021 to May 24, 2023. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Direct Shares	Number of Indirect Shares	Acquisition (A) / Disposition (D)	*Transaction Code
Adam Mikkelson	05/27/2021	749	0	A	M
Adam Mikkelson	05/27/2021	749	0	D	M
Adam Mikkelson	05/27/2021	922	0	A	A
Adam Mikkelson	01/10/2022	600	0	D	S
Adam Mikkelson	01/18/2022	600	0	D	S
Adam Mikkelson	01/24/2022	600	0	D	S
Adam Mikkelson	05/26/2022	922	0	A	M
Adam Mikkelson	05/26/2022	922	0	D	M
Adam Mikkelson	05/26/2022	1,435	0	A	A
Craig B. Reynolds	01/11/2021	10,000	0	A	M
Craig B. Reynolds	01/11/2021	10,000	0	D	S
Craig B. Reynolds	01/11/2021	10,000	0	D	M
Craig B. Reynolds	05/27/2021	749	0	A	M
Craig B. Reynolds	05/27/2021	749	0	D	M
Craig B. Reynolds	05/27/2021	922	0	A	A
Craig B. Reynolds	05/26/2022	922	0	A	M
Craig B. Reynolds	05/26/2022	922	0	D	M
Craig B. Reynolds	05/26/2022	1,435	0	A	A
H Michael Cohen	05/27/2021	749	0	A	M
H Michael Cohen	05/27/2021	749	0	D	M
H Michael Cohen	05/27/2021	922	0	A	A
H Michael Cohen	05/26/2022	922	0	A	M
H Michael Cohen	05/26/2022	922	0	D	M
H Michael Cohen	05/26/2022	1,435	0	A	A
Joe E. Kiani	01/02/2021	20,000	0	A	M
Joe E. Kiani	01/02/2021	20,000	0	D	M
Joe E. Kiani	01/07/2021	0	1,542	D	S (By Trust)
Joe E. Kiani	01/08/2021	0	52,698	D	S (By Trust)
Joe E. Kiani	01/11/2021	0	9,034	D	S (By Trust)
Joe E. Kiani	01/12/2021	0	3,403	D	S (By Trust)
Joe E. Kiani	02/22/2021	145,944	0	A	A
Joe E. Kiani	02/26/2021	39,563	0	A	A
Joe E. Kiani	10/26/2021	0	2,600	D	S (By Trust)
Joe E. Kiani	10/26/2021	0	27,332	D	S (By Trust)
Joe E. Kiani	10/27/2021	0	19,853	D	S (By Trust)
Joe E. Kiani	10/29/2021	0	18,967	D	S (By Trust)

| 2023 Proxy Statement

Table of Contents	APPENDICES

Joe E. Kiani	11/01/2021	0	3,429	D	S (By Trust)
Joe E. Kiani	11/02/2021	0	8,223	D	S (By Trust)
Joe E. Kiani	11/02/2021	0	15,223	D	S (By Trust)
Joe E. Kiani	11/03/2021	0	200	D	S (By Trust)
Joe E. Kiani	11/04/2021	0	4,173	D	S (By Trust)
Joe E. Kiani	11/12/2021	0	8,549	D	S (By Trust)
Joe E. Kiani	11/15/2021	0	27,599	D	S (By Trust)
Joe E. Kiani	11/16/2021	0	2,440	D	S (By Trust)
Joe E. Kiani	11/17/2021	0	32,597	D	S (By Trust)
Joe E. Kiani	11/18/2021	0	20,399	D	S (By Trust)
Joe E. Kiani	11/19/2021	0	8,416	D	S (By Trust)
Joe E. Kiani	01/01/2022	2	0	D	S
Joe E. Kiani	01/02/2022	20,000	0	A	M
Joe E. Kiani	01/02/2022	10,561	0	D	F
Joe E. Kiani	01/02/2022	20,000	0	D	M
Joe E. Kiani	02/14/2022	93,032	0	A	A
Joe E. Kiani	02/14/2022	48,982	0	D	F
Joe E. Kiani	02/22/2022	63,621	0	A	A
Joe E. Kiani	11/11/2022	0	1,201	A	P (By Trust)
Joe E. Kiani	11/11/2022	0	2,969	A	P (By Trust)
Joe E. Kiani	11/11/2022	0	2,514	A	P (By Trust)
Joe E. Kiani	11/11/2022	0	1,100	A	P (By Trust)
Joe E. Kiani	11/14/2022	0	15,157	A	P (By Trust)
Joe E. Kiani	11/14/2022	0	16,537	A	P (By Trust)
Joe E. Kiani	11/14/2022	0	300	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	1,063	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	2,397	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	2,039	A	P (By Trust)
Joe E. Kiani	12/15/2022	0	1,541	A	P (By Trust)
Joe E. Kiani	03/03/2023	50,161	0	A	A
Joe E. Kiani	03/03/2023	26,410	0	D	F
Joe E. Kiani	03/03/2023	42,251	0	A	A
Joe E. Kiani	03/17/2023	42,735	0	D	G
Joe E. Kiani	03/17/2023	0	42,735	A	G
Julie Ann Shimer	01/04/2021	4,005	0	A	A
Julie Ann Shimer	05/27/2021	749	0	A	M
Julie Ann Shimer	05/27/2021	749	0	D	M
Julie Ann Shimer	05/27/2021	922	0	A	A
Julie Ann Shimer	06/17/2021	3,888	0	A	A
Julie Ann Shimer	01/03/2022	5,354	0	A	A
Julie Ann Shimer	05/26/2022	922	0	A	M
Julie Ann Shimer	05/26/2022	922	0	D	M
Julie Ann Shimer	05/26/2022	1,435	0	A	A
Julie Ann Shimer	06/14/2022	14,224	0	A	A
Julie Ann Shimer	06/14/2022	19,333	0	A	A
Julie Ann Shimer	06/17/2022	5,271	0	A	A
Julie Ann Shimer	01/03/2023	7,008	0	A	A
Julie Ann Shimer	04/04/2023	36,021	0	D	D

| 2023 Proxy Statement

Table of Contents	APPENDICES

Julie Ann Shimer	04/04/2023	8,002	0	D	D
Julie Ann Shimer	04/04/2023	16,536	0	D	D
Julie Ann Shimer	04/04/2023	28,156	0	D	D
Julie Ann Shimer	04/04/2023	5,271	0	D	D
Julie Ann Shimer	04/04/2023	19,333	0	D	D
Bilal Muhsin	02/22/2021	14,593	0	A	A
Bilal Muhsin	02/26/2021	7,912	0	A	A
Bilal Muhsin	02/14/2022	9,302	0	A	A
Bilal Muhsin	02/22/2022	12,724	0	A	A
Bilal Muhsin	03/03/2023	10,032	0	A	A
Bilal Muhsin	03/03/2023	5,302	0	D	F
Bilal Muhsin	03/03/2023	8,802	0	A	A
Blair Tripodi	03/03/2023	6,721	0	A	A
Micah W. Young	02/22/2021	14,593	0	A	A
Micah W. Young	02/26/2021	3,956	0	A	A
Micah W. Young	04/08/2021	2,087	0	A	M
Micah W. Young	04/08/2021	2,087	0	D	M
Micah W. Young	04/08/2021	2,087	0	D	S
Micah W. Young	11/12/2021	3,700	0	D	S
Micah W. Young	02/14/2022	9,302	0	A	A
Micah W. Young	02/22/2023	6,362	0	A	A
Micah W. Young	03/03/2023	5,016	0	A	A
Micah W. Young	03/03/2023	2,663	0	D	F
Micah W. Young	03/03/2023	8,802	0	A	A
Tao Levy	02/22/2021	14,593	0	A	A
Tao Levy	02/26/2021	3,956	0	A	A
Tao Levy	12/06/2021	3,000	0	D	S
Tao Levy	02/14/2022	9,302	0	A	A
Tao Levy	02/22/2023	6,362	0	A	A
Tao Levy	03/03/2023	5,016	0	A	A
Tao Levy	03/03/2023	2,672	0	D	F
Tao Levy	03/03/2023	5,441	0	A	A
Tom S. McClenahan	01/02/2021	2,000	0	A	M
Tom S. McClenahan	01/02/2021	786	0	D	F
Tom S. McClenahan	01/02/2021	2,000	0	D	M
Tom S. McClenahan	02/22/2021	14,593	0	A	A
Tom S. McClenahan	02/26/2021	3,956	0	A	A
Tom S. McClenahan	04/30/2021	500	0	A	P
Tom S. McClenahan	05/03/2021	500	0	A	P
Tom S. McClenahan	05/11/2021	500	0	A	P
Tom S. McClenahan	01/02/2022	2,000	0	A	M
Tom S. McClenahan	01/02/2022	1,084	0	D	F
Tom S. McClenahan	01/02/2022	2,000	0	M	M
Tom S. McClenahan	02/14/2022	9,302	0	A	A
Tom S. McClenahan	02/22/2022	6,362	0	A	A
Tom S. McClenahan	03/03/2023	8,802	0	A	A
Eli Kammerman	2/25/2022	338	0	D	M
Eli Kammerman	2/25/2022	3	0	D	M

| 2023 Proxy Statement

Table of Contents	APPENDICES

Eli Kammerman	2/25/2022	600	0	D	M
Eli Kammerman	2/25/2022	13	0	D	M
Eli Kammerman	2/25/2022	746	0	D	M
Eli Kammerman	2/25/2022	300	0	D	M
Eli Kammerman	3/10/2022	1,600	0	D	M
Eli Kammerman	3/22/2022	51	0	A	A
Eli Kammerman	3/22/2022	98	0	A	A
Eli Kammerman	3/22/2022	72	0	A	A
Eli Kammerman	5/12/2022	51	0	D	F
Eli Kammerman	5/12/2022	98	0	D	F
Eli Kammerman	5/12/2022	72	0	D	F
Eli Kammerman	3/22/2023	52	0	A	A
Eli Kammerman	3/22/2023	95	0	A	A
Eli Kammerman	3/22/2023	81	0	A	A
Eli Kammerman	3/22/2023	73	0	A	A
_____________

*	Transaction Codes:
A:	Grant, award, or other acquisition of securities from the company (such as an option)
D:	Disposition to the issuer of issuer equity securities pursuant to Rule 16b-3(e)
F:	Payment of exercise price or tax liability by delivering or withholding securities
G:	Bona fide gift form of any clauses
M:	Exercise or conversion of derivative security
P:	Open market or private purchase of non-derivative or derivative security
S:	Open market or private sale of securities

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
Except as described in the proxy statement or this Appendix E, to Masimo’s knowledge: none of the Participants or their associates (i) during the past ten (10) years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) beneficially owns, directly or indirectly, any shares or other securities of Masimo or any of Masimo’s subsidiaries; or (iii) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Appendix E or the proxy statement, neither Masimo nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix E or the proxy statement, none of the Participants or any of their associates has (i) any arrangements or understandings with any person with respect to any future employment by Masimo or its affiliates or with respect to any future transactions to which Masimo or any of its affiliates will or may be a party; or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Masimo’s last fiscal year or any currently proposed transactions, to which Masimo or any of its subsidiaries was or is to be a party in which the amount involved exceeded $120,000.

| 2023 Proxy Statement

DIRECTIONS TO THE 2023 ANNUAL MEETING OF THE STOCKHOLDERS OF MASIMO CORPORATION
Masimo Corporation
52 Discovery
Irvine, California 92618
(949) 297-7000

From the North (Los Angeles/Long Beach/John Wayne Airport)
Take 405 Fwy South. Take SAND CANYON AVE exit.
Turn Left on SAND CANYON AVE—go 4.6 miles
Turn Right on BARRANCA PKWY—go 1.7 miles
Turn Left on DISCOVERY—go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right
From the South (San Diego and points South of Irvine)
Take 5 Fwy North. Take ALTON PKWY exit.
Turn Left on ALTON PKWY—go 0.4 miles.
Turn Right on IRVINE CENTER DRIVE—go 0.8 miles
Turn Left on DISCOVERY—go 0.1 miles
Arrive at 52 DISCOVERY, IRVINE, on the Left
From the East (Riverside County)
Take the 91 Fwy West or the 55 Fwy South
Take 5 Fwy South. Take exit for California 133S towards Laguna Beach
Keep right for BARRANCA PKWY—go 0.6 miles
Turn Right on BARRANCA PKWY—go 0.1 miles
Turn Right on DISCOVERY—go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION THIS IS THE WHITE PROXY CARD

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

MASIMO CORPORATION

THIS WHITE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WHITE PROXY

The undersigned hereby appoints Joe Kiani and Micah Young, and each of them, with full power of substitution, as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Masimo Corporation, a Delaware corporation ("Masimo"), to be held at Masimo's Corporate Headquarters at 52 Discovery, Irvine, CA 92618, on Monday, June 26, 2023, at 2:00 p.m. Pacific Daylight Time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE COMPANY RECOMMENDED NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 5 AND 6, FOR EVERY YEAR (AN ANNUAL VOTE) FOR PROPOSAL 4 AND AGAINST PROPOSAL 7.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

MASIMO CORPORATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Masimo Corporation Common Stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

Submit your proxy by Internet

Please access **www.proxyvotenow.com/[•]**. Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Submit your proxy by Telephone

Please call toll-free in the U.S. or Canada at **[•]** on a touch-tone telephone. (If outside the U.S. or Canada, call **[•]**.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the proxyholder(s) to vote your shares in the same manner as if you had completed, signed and returned a proxy card.

Submit your proxy by Mail

If you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: Masimo Corporation, [•].

▼ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

☒ Please mark vote as in this sample

1. Election of two Class I Directors
While you may mark instructions with respect to any or all of the nominees, you may mark a vote "FOR" **only two nominees in total.** You are permitted to vote for fewer than two nominees. If you vote "FOR" fewer than two nominees, your shares will only be voted "FOR" any nominee you have marked. If you vote "FOR" more than two nominees, your votes on Proposal 1 regarding nominees will be invalid and will not be counted. **If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted "FOR" all of the Company Recommended Nominees and "WITHHOLD" on all of the Politan Group nominees.**

The Board of Directors recommends you vote FOR ONLY the following two (2) Company Recommended Nominees:

	FOR	WITHHOLD
1a.) H Michael Cohen	☐	☐
1b.) Julie A. Shimer, Ph.D.	☐	☐

Politan Group nominees OPPOSED by the Company:

	FOR	WITHHOLD
1c.) Michelle Brennan	☐	☐
1d.) Quentin Koffey	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote for EVERY YEAR (annual vote) on the following proposal:

	EVERY YEAR (ANNUAL VOTE)	EVERY OTHER YEAR (BIENNIAL VOTE)	EVERY THREE YEARS (TRIENNIAL VOTE)	ABSTAIN
4. An advisory vote on the frequency of future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of postponement thereof.

This proxy is governed by the laws of the State of Delaware.

Date: ______________________________, 2023

____
Signature

____
Signature (Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally, All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Masimo

52 DISCOVERY, IRVINE, CA 92618 • TEL 949-297-7000

© 2023 Masimo Corporation. All rights reserved.